Exhibit 10.1

Execution Version

ASSET PURCHASE AGREEMENT
Among
FEDERATED HERMES, INC.,
C.W. HENDERSON & ASSOCIATES, INC.,
And
THE OWNERS IDENTIFIED HEREIN
Dated as of
July 15, 2022

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TABLE OF CONTENTS
Page

SECTION 1. DEFINITIONS	2
1.1 Certain Definitions	2
1.2 Construction	18
SECTION 2. PURCHASE AND SALE OF ASSETS	18
2.1 Sale and Purchase of the Acquired Assets	18
2.2 Retained Assets	20
2.3 Assumed Liabilities	21
2.4 Retained Liabilities	21
2.5 Consideration	22
2.5.1 Closing Payment	22
2.5.2 Contingent Purchase Price Payments	22
2.5.3 Payment Mechanics	23
2.5.4 No Guarantees	24
2.6 True-Ups	25
2.7 Closing Date	26
2.8 Allocation of Aggregate Consideration	26
2.9 Withholding Tax	27
2.10 Third Party Consents	27
SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER AND OWNERS	27
3.1 Representations and Warranties of Seller	27
3.1.1 Incorporation and Qualification; Non-Compete Parties; Restrictive Covenant Parties	28
3.1.2 Authority	28
3.1.3 No Violations	29
3.1.4 No Convictions, Sanctions or Other Violations	29
3.1.5 Governmental Approvals; Other Consents	29
3.1.6 Litigation	29
3.1.7 Compliance	30
3.1.8 No Breach of Fiduciary Duties	32
3.1.9 Financial Statements; Financial Records; No Material Adverse Change; Solvency	33

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3.1.10 Title to Acquired Assets; Sufficiency of Assets	34
3.1.11 Taxes of Seller	34
3.1.12 Contracts	35
3.1.13 Clients	39
3.1.14 Solicitors	40
3.1.15 Vendors	40
3.1.16 Intellectual Property	40
3.1.17 Real Property; Leased Real Property; Personal Property; Leased Personal Property	43
3.1.18 Environmental Matters	44
3.1.19 Affiliated Transaction; Guarantees	44
3.1.20 Insurance	45
3.1.21 Performance and Advertising	45
3.1.22 Operations of Business	46
3.1.23 Employee Benefit Plans	46
3.1.24 Labor and Employee Matters	47
3.1.25 COVID-19; PPP Loans	49
3.1.26 No Pooled Vehicles	49
3.2 Representations and Warranties of Owners	49
3.2.1 Non-Compete and Restrictive Covenant Parties	49
3.2.2 Authority	49
3.2.3 No Violations	50
3.2.4 Governmental Approvals; Other Consents	50
3.2.5 Litigation	50
3.2.6 Compliance	50
3.2.7 Taxes	50
3.3 Disclaimer	51
3.4 No Other Representations and Warranties	51
SECTION 4. REPRESENTATIONS AND WARRANTIES OF FEDERATED HERMES	52
4.1 Representations and Warranties of Federated Hermes	52
4.1.1 Incorporation and Qualification	52
4.1.2 Authority	53

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4.1.3 No Violations	53
4.1.4 No Convictions, Sanctions or Other Violations	53
4.1.5 Governmental Approvals; Other Consents	54
4.1.6 Litigation	54
4.1.7 Compliance	54
4.1.8 Sufficiency of Funds	54
4.1.9 Disclaimer	54
4.1.10 No Other Representations and Warranties	55
SECTION 5. BROKERS OR FINDERS	56
5.1 Federated Hermes	56
5.2 Seller	56
SECTION 6. COVENANTS AND AGREEMENTS	56
6.1 Certain Covenants with Respect to Seller and the Business	56
6.1.1 Operation of Seller and the Business	57
6.1.2 Certain Employee Matters	57
6.1.3 Certain Intellectual Property Matters	59
6.1.4 Taxes	60
6.1.5 Delivery of Interim Financial Statements	61
6.2 Obtaining Required Consents and Consummating the Transaction	61
6.2.1 Seller’s Covenants	61
6.2.2 Specific Covenants With Respect to Consents	62
6.2.3 Federated Hermes’ Covenants	66
6.2.4 Regulatory Filings	67
6.3 Covenants with Respect to Expenses	67
6.4 Covenants with Respect to Litigation and Changes in Condition	68
6.4.1 Litigation, Etc	68
6.4.2 Change in Condition	69
6.5 Covenants with Respect to Publicity	69
6.6 Restrictive Covenants	69
6.6.1 Acknowledgements and Confidentiality	69
6.6.2 Noncompetition and Nonsolicitation Covenants	71
6.6.3 Enforcement	73
6.7 Covenants with Respect to Further Actions	73

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6.8 Covenant with Respect to Access	73
6.9 Exclusivity	74
6.10 Disclosure Schedules; Updates to Certain Schedules	74
6.11 Change of Name and Logo	75
6.12 De-Registration	75
SECTION 7. CONDITIONS PRECEDENT TO CLOSING	76
7.1 Governmental Approvals	76
7.2 Other Required Consents	76
7.3 No Legal Obstruction	77
7.4 Conditions Precedent to Obligations of Federated Hermes	77
7.4.1 No Breach of Covenants; True and Correct Representations and Warranties; Seller Consented AUM	77
7.4.2 Delivery of other Transaction Documents	78
7.4.3 No Litigation	78
7.4.4 No Material Adverse Change	78
7.4.5 Access to and Delivery of Copies of Books and Records	78
7.4.6 No Insolvency	79
7.4.7 Execution and Delivery of Employment Agreements; Hiring of Seller Employees; Resignations	79
7.4.8 Change of Name and Logo	79
7.4.9 Lien Searches	80
7.5 Conditions Precedent to Obligations of Seller and the Owners	80
7.5.1 No Breach of Covenants; True and Correct Representations and Warranties	80
7.5.2 Delivery of Other Transaction Documents	80
7.5.3 No Material Adverse Change	80
7.5.4 No Insolvency	80
7.5.5 Upfront Sale Bonus Plan and Special Incentive Bonus Plan	81
7.5.6 Hiring of Seller Employees	81
SECTION 8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS	81
SECTION 9. TERMINATION	81
SECTION 10. INDEMNIFICATION	82
10.1 Indemnification Obligations	82

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10.1.1 Indemnification of Federated Hermes by Seller and Owners	82
10.1.2 Indemnification of Seller and Owners by Federated Hermes	83
10.2 Indemnification Limitations and Procedures	84
10.2.1 Seller and Owner Limitations	84
10.2.2 Federated Hermes Limitations	85
10.2.3 Indemnification Procedures	86
10.3 Set-Off.	87
10.4 Subrogation	87
10.5 Remedies Exclusive	88
SECTION 11. NOTICES	88
SECTION 12. ENTIRE AGREEMENT; MODIFICATION	89
SECTION 13. GOVERNING LAW	90
SECTION 14. VENUE	90
SECTION 15. ASSIGNMENT; SUCCESSORS	90
SECTION 16. WAIVER	91
SECTION 17. FURTHER ASSURANCES	91
SECTION 18. COUNTERPARTS	92
SECTION 19. SEVERABILITY	92
SECTION 20. THIRD PARTIES	92
SECTION 21. FIDUCIARY DUTIES	92
SECTION 22. OWNER REPRESENTATIVE	92
22.1 Appointment	92
22.2 Authority	93
22.3 Power of Attorney	94

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Exhibits
Exhibit A-1    Form of Employment Agreement
Exhibit A-2    Form of Offer Letter
Exhibit B    Illustrative Purchase Price Examples
Exhibit C     Form of Direct Account Client Consent Notice (Affirmative Consent)
Exhibit D-1    Form of Wrap Program Sponsor Consent
Exhibit D-2    Form of SMA Client Consent Notice (Affirmative Consent)
Exhibit E-1    Upfront Sale Bonus Plan
Exhibit E-2    Special Incentive Bonus Plan

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ASSET PURCHASE AGREEMENT
This Agreement, dated as of July 15, 2022 (this “Agreement”), is among FEDERATED HERMES, INC. (“Federated Hermes”), a corporation organized under the laws of the Commonwealth of Pennsylvania, C.W. HENDERSON & ASSOCIATES, INC. (“Seller”), a corporation organized under the laws of the State of Illinois, and each of the shareholders of Seller and beneficiaries of such shareholders of Seller (such shareholders and beneficiaries of such shareholders, the “Owners”) identified as signatories to this Agreement on Schedule 1. Certain terms used in this Agreement are defined in Section 1.1 of this Agreement.
W I T N E S S E T H:
WHEREAS, Seller provides investment management and advisory services, and other related services, to various Clients, including separately managed/wrap-fee account Clients, and direct advisory account Clients;
WHEREAS, Seller is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with the U.S. Securities and Exchange Commission (the “Commission”);
WHEREAS, the Owners: (a) consist of the direct shareholders of Seller, which are comprised of both individuals and certain trusts (the “Trusts”) and the beneficiaries of such Trusts who are signatory hereto (the “Beneficial Owners”), (b) have their respective ownership interests (either directly or as a Beneficial Owner) in Seller, and (c) are identified herein as the “Class A Owners” and the “Class B Owners”, in each case of clauses (a), (b) and (c) as set forth across from each such Owner on Schedule 1; and, in addition to the covenants in this Agreement and other consideration, the Owners will benefit and receive good and valuable consideration from the Transaction contemplated in this Agreement through Seller;
WHEREAS, Seller desires to sell to Federated Hermes (or its designated Affiliate), and Federated Hermes (through its designated Affiliate) desires to purchase from Seller, on the terms, and subject to the conditions, set forth in this Agreement, substantially all of the assets of Seller relating to Seller’s business of providing investment management, investment advisory and related services to Seller’s Clients, including substantially all of the assets held in connection with, necessary for, or material to the business and operations of Seller’s business of providing services to: (1) separately managed or wrap-fee account Clients (“SMA Business”); (2) direct high net worth individual, institutional and certain other Clients (“Direct Account Business”); and (3) other municipal investment advisory business (“Other Business” and, together with the SMA Business and Direct Account Business, the “Business”);
WHEREAS, in connection with the Transaction, Federated Hermes has agreed to offer to hire employees of Seller subject to Federated Hermes’ normal hiring process, policies and procedures, as contemplated in, and subject to the conditions set forth in, this Agreement;
WHEREAS, Seller and Federated Hermes intend to seek and obtain such Consents, and take such other action, as necessary to consummate the Transaction, as contemplated in, and subject to the conditions set forth in, this Agreement; and

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WHEREAS, upon consummation of the Transaction, it is the intention of the Owners, Seller and Federated Hermes that Federated Hermes (or its designated advisory Affiliate) will be able to: (A) serve as investment adviser to Seller’s separately managed/wrap-fee account Clients and direct advisory account Clients, and (B) otherwise own and operate the Acquired Assets and conduct the Business, as contemplated in, and subject to the conditions set forth in, this Agreement.
NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained in this Agreement, and intending to be legally bound, Seller, the Owners and Federated Hermes agree as follows:
Section 1.DEFINITIONS
3.1Certain Definitions. The following terms have the meanings specified below or are defined in the Sections referred to below.
“1933 Act” means the Securities Act of 1933, as amended.
“1934 Act” means the Securities Exchange Act of 1934, as amended.
“1940 Act” means the Investment Company Act of 1940, as amended.
“Accounts Receivable” means (a) all trade accounts receivable and rights to payment, including for services rendered, (b) all not yet billed revenue accrued in accordance with GAAP for services rendered by Seller on or prior to the Closing Date, (c) all other accounts or notes receivable, (d) all bonds and other evidences of Indebtedness to Seller, (e) the full benefit of all security for any of the foregoing, and (f) any claim, remedy or other right related to any of the foregoing.
“Accrued Bonus Payment” is defined in Section 2.6(b) of this Agreement.
“Acquired Assets” is defined in Section 2.1 of this Agreement.
“Advisers Act” is defined in the recitals to this Agreement.
“Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the first Person, including a subsidiary of the first Person, a Person of which the first Person is a subsidiary, or another subsidiary of a Person of which the first Person is also a subsidiary. For purposes of this definition, “Control” (and “controlled by” and “under common control with”) means (a) owning, directly or indirectly, 25% of the voting securities of a Person or (b) otherwise having the power, directly or indirectly, to exercise a controlling influence over, or to direct or cause the direction of, a Person’s management or policies through owning voting securities, by Contract or credit arrangement, as trustee or executor, or otherwise.
“Aggregate Consideration” means as relevant to Seller or Federated Hermes, as the context requires, an amount equal to the sum of: (a) the Closing Payment, plus (b) the Contingent Payments, plus (c) an amount equal to Federated Hermes’ portion of the transaction costs as contemplated in Section 6.3, plus (d) the amount of the Upfront Sale Bonus Pool as and when paid pursuant to this Agreement, and plus (e) the amount of the Special Incentive Bonus Pool, as and when paid pursuant to this Agreement.

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“Agreement” is defined in the preamble to this Agreement and means this Asset Purchase Agreement, as it may be amended, modified, supplemented or restated from time to time.
“Anniversary Date” means the First Anniversary Date, Second Anniversary Date, Third Anniversary Date, Fourth Anniversary Date, and Fifth Anniversary Date, as applicable.
“Anniversary Date Contingent Payments” means, as applicable, the First Anniversary Date Contingent Payment, the Second Anniversary Date Contingent Payment, the Third Anniversary Date Contingent Payment, the Fourth Anniversary Date Contingent Payment, and the Fifth Anniversary Date Contingent Payment.
“Applicable Law” means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, interpretations, guidelines, ordinances, codes, orders or other authority of any Governmental Authority, (b) Governmental Approvals, (c) orders, decisions, injunctions, judgments, writs, awards, and decrees of or agreements with any Governmental Authority, and (d) the CFA Institute Guidelines, each as interpreted as of the date of this Agreement or the Closing Date (as applicable).
“Applicable Restrictive Covenant Period” means the period beginning at the Closing and ending on, with respect to the restrictions set forth in (a) Section 6.6.2 (other than clauses (A) and (B)) of Section 6.6.2(a)(ii), the Sixth Anniversary Date, and (b) clauses (A) and (B) of Section 6.6.2(a)(ii), the Seventh Anniversary Date.
“Applicable Survival Period” is defined in Section 8(a).
“Assumed Liabilities” is defined in Section 2.3 of this Agreement.
“Base Date” is defined in Section 3.1.13(a) of this Agreement.
“Board” means the Board of Directors, Trustees or Managers, or other governing Person or body, as applicable, of (a) Seller, (b) Federated Hermes, or (c) any other applicable Person.
“Business” is defined in the recitals to this Agreement.
“Business Day” means any day other than Saturday, Sunday or any day on which the New York Stock Exchange is closed.
“Business Related Contracts” is defined in Section 3.1.12(a)(x).
“Cap” is defined in Section 10.2.1(a).
“CARES Act” means the U.S. Coronavirus Aid, Relief, and Economic Security Act, as revised by the Paycheck Protection Flexibility Act of 2020.

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“CFA Institute Guidelines” means the Global Investment Performance Standards promulgated by the CFA Institute, and any amendments or changes thereto.
“Client” shall mean, with respect to any Person, such Person’s investment management or advisory clients, including any other Persons considered to be a “client” of such Person as that term is defined in the Advisers Act. For avoidance of doubt, Seller’s “Clients” include the accountholders of the SMAs, any Wrap Program Sponsors, and the accountholders of the Direct Accounts, and, without limiting the foregoing, any other Persons considered to be a “client” of Seller as that term is defined in the Commission’s “Glossary of Terms” in the Form ADV, with all such Clients as set forth on Schedule 3.1.13(a).
“Closing” is defined in Section 2.7 of this Agreement.
“Closing Date” is defined in Section 2.7 of this Agreement.
“Closing Payment” means an amount equal to: (a) the Upfront Payment minus (b) the Upfront Sale Bonus Pool.
“Closing Statement” is defined in Section 2.5.3(d).
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” is defined in the recitals to this Agreement.
“Competing Business” is defined in Section 6.6.2(b).
“Confidentiality Contracts” is defined in Section 3.1.12(a)(ix).
“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.
“Consented Annualized Revenue” means an amount equal to: (a) Seller Consented AUM, multiplied by (b) the total (expressed as a percentage on a weighted average basis in respect of Seller Consented AUM) of (i) the applicable annualized gross advisory fee rate, less (ii) fee waivers, less (iii) expenses reimbursed, and less (iv) any rebates, “adviser pay”, supplemental payments or other payments or charges (whether asset-based or otherwise) paid (or accrued for payment) by Seller or its Affiliates in respect of Seller Consented AUM (whether paid (or accrued for payment) to Clients, Wrap Program Sponsors or other Persons but excluding payments made or accrued for payment to Seller, Seller’s Affiliates or any of Seller’s employees). For clarity, the “weighted average” referenced in clause (b) above shall be based on the same time period or date as Seller Consented AUM is determined.
“Contingent Payment Pool” means the amount equal to:
(a)if the Consented Annualized Revenue is equal to or greater than 100.0% of Starting Annualized Revenue, $20,000,000; or

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(b)if the Consented Annualized Revenue is less than 100.0%, but equal to or greater than 85.0%, of Starting Annualized Revenue, $20,000,000 multiplied by a percentage equal to: (i) Consented Annualized Revenue divided by (ii) Starting Annualized Revenue; or
(c)if the Consented Annualized Revenue is less than 85.0% of Starting Annualized Revenue, the Parties will work in good faith to renegotiate the Contingent Payment Pool or either Party can determine not to consummate the Transaction.
“Contingent Payments” means the aggregate Anniversary Date Contingent Payments, as applicable.
“Contingent Payment Statement” is defined in Section 2.5.3(e) of this Agreement.
“Contingent Purchase Price” means the amount equal to the Contingent Payment Pool multiplied by 90%. For clarity, the Contingent Purchase Price amount represents the aggregate amount that can be earned by Seller over the Contingent Purchase Price Period exclusive of any amounts of the Upfront Sale Bonus Pool or the Special Incentive Bonus Pool which are not paid to participants in the Upfront Sale Bonus Plan or the Special Incentive Bonus Plan, respectively, (or, as applicable, their beneficiaries) and are consequently paid to Seller in accordance with the terms of this Agreement and such Upfront Sale Bonus Plan or Special Incentive Bonus Pool, respectively.
“Contingent Purchase Price Period” means the first five (5) Fiscal Years following Closing.
“Contracts” means, in respect of any Person, all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, licenses, franchises, permits, powers of attorney, purchase orders, leases, custody agreements, advisory agreements, subadvisory agreements, Wrap Program Sponsor agreements, research provider, model portfolio provider, electronic trading agreements, prime brokerage agreements, “soft dollar” agreements, transfer agency agreements, administration agreements, outsourcing agreements, employment agreements, confidentiality agreements, intellectual property assignment agreements, and other agreements, contracts, instruments, obligations, offers, commitments, arrangements and understandings, whether written or oral, to which such Person is a party or by which such Person or any of its properties or assets may be bound or affected, in each case as amended, supplemented, restated, waived or otherwise modified and including all exhibits, schedules or other attachments thereto.
“Control” (or “controlled”) means with respect to a Person: (a) owning, directly or indirectly, 25% of the voting securities of such Person or (b) otherwise having the power, directly or indirectly, to exercise a controlling influence over, or to direct or cause the direction of, such Person’s management or policies through owning voting securities, by Contract or credit arrangement, or otherwise.
“COVID-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease, or COVID-19, and any evolutions, variants, or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

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“COVID-19 Measures” means any action or inaction by a Person in response to, or to comply with, any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, guideline or recommendation promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with, related to or in response to COVID-19, including the CARES Act and Families First Act or any disaster or business continuity plan of such Person or any change in applicable Laws related to, in connection with or in response to COVID-19.
“Credited Vacation Days” is defined in Section 6.1.2(e).
“Deductible” is defined in Section 10.2.1(a).
“Direct Account Business” is defined in the recitals to this Agreement.
“Direct Account Clients” means a Client (other than a SMA account holder) that has a Direct Account with Seller.
“Direct Account Contracts” is defined in Section 3.1.12(a)(ii) of this Agreement.
“Direct Accounts” means accounts of Clients (other than SMAs) to which, or in respect of which, investment management, investment advisory or other services are provided (whether on a discretionary, non-discretionary or other basis, and whether by providing model portfolios, recommendations or other advice, and whether as adviser, subadviser or otherwise) to high net worth individuals, institutions or other Persons. For the avoidance of doubt, when used with respect to Seller or Seller’s Direct Account Business, “Direct Accounts” include the accounts of Clients of the Direct Account Business.
“Dual SMA Client” means a Client that is an SMA account holder for whom Seller has a direct Investment Advisory Contract or other Contract with such Client.
“Employment Agreements” means the employment agreement and offer letter substantially in the forms attached hereto as Exhibit A-1 and Exhibit A-2.
“Encumbrance” means any lien, mortgage, pledge, encumbrance, charge, Tax lien, assessment or claim, security interest, adverse claim, community property interest, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant, zoning restriction or other restriction, whether existing prior to, at or after the Closing.
“Environmental Law” means any Applicable Law regulating or relating to human health or safety or the protection of natural resources or the environment (including Applicable Laws relating to pollution, contamination or the handling, release or disposal of Hazardous Substances).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Federated Hermes” is defined in the preamble to this Agreement.

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“Federated Hermes Indemnitees” is defined in Section 10.1.1 of this Agreement.
“Federated Hermes Knowledge” means the Knowledge of the Federated Hermes Persons listed in Schedule 1.1.
“Federated Hermes Transaction Costs” is defined in Section 6.3(b) of this Agreement.
“Federated Hermes 2022 Bonus Payment” is defined in Section 2.6(b).
“Fifth Anniversary Date” means the date that is five (5) Fiscal Years after the Closing Date.
“Fifth Anniversary Date Contingent Payment” means an amount equal to the greater of $0 and:
(a)(i)    $0, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending in the Fifth Anniversary Date is equal to or less than 3.00%; or
(i)an amount equal to (1) the Contingent Purchase Price, multiplied by (2) an amount equal to the quotient of (y) the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Fifth Anniversary Date less 3.00%, divided by (z) 97.00%, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Fifth Anniversary Date is greater than 3.00% but less than 100.00%; or
(ii)an amount equal to the Contingent Purchase Price, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Fifth Anniversary Date is equal to or greater than 100.00%;
minus,
(b)the sum of (i) the First Anniversary Date Contingent Payment, (ii) the Second Anniversary Date Contingent Payment, (iii) the Third Anniversary Date Contingent Payment, and (iv) the Fourth Anniversary Date Contingent Payment.
“Financial Statements” is defined in Section 3.1.9(a) of this Agreement.
“FINRA” means the U.S. Financial Industry Regulatory Authority.
“First Anniversary Date” means the date that is one (1) Fiscal Year after the Closing Date.
“First Anniversary Date Contingent Payment” means an amount equal to:
(a)$0, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the First Anniversary Date is equal to or less than 5.00%; or
(b)an amount equal to (i) 20% of the Contingent Purchase Price, multiplied by (ii) an amount equal to the quotient of (1) the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the First Anniversary Date less 5.00%, divided by (2) 10.00%, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the First Anniversary Date is greater than 5.00% but less than 15.00%; or

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(c)an amount equal to 20% of the Contingent Purchase Price, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the First Anniversary Date is equal to or greater than 15.00%.
“Fiscal Year” means a period of 365 days (or, as applicable in the event of a leap year, 366 days) and each Fiscal Year shall end on each subsequent anniversary of the Closing Date, as applicable.
“Fourth Anniversary Date” means the date that is four (4) Fiscal Years after the Closing Date.
“Fourth Anniversary Date Contingent Payment” means the amount equal to the greater of $0 and:
(a)(i)    $0, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Fourth Anniversary Date is equal to or less than 3.00%; or
(iii)an amount equal to (1) 80% of the Contingent Purchase Price, multiplied by (2) an amount equal to the quotient of (y) the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Fourth Anniversary Date less 3.00%, divided by (z) 72.00%, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Fourth Anniversary Date is greater than 3.00% but less than 75.00%; or
(iv)an amount equal to 80% of the Contingent Purchase Price, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Fourth Anniversary Date is equal to or greater than 75.00%;
minus,
(a)the sum of (i) the First Anniversary Date Contingent Payment, (ii) the Second Anniversary Date Contingent Payment, and (iii) the Third Anniversary Date Contingent Payment.
“Fundamental Representations” is defined in Section 8(a)(i) of this Agreement.
“GAAP” means U.S. generally accepted accounting principles, consistently applied.
“Governing Documents” means (a) with respect to any corporation, its articles or certificate of incorporation, by-laws and other organizational documents, as amended, (b) with respect to any limited liability company, its articles or certificate of formation, limited liability company agreement, operating agreement and other organizational documents, as amended, (c) with respect to any business trust, its declaration of trust, trust agreement and other organizational documents, as amended, and (d) with respect to any other Person, its comparable governing agreements and other organizational documents, as amended.

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“Governmental Approval” means any Consent of, with, from or to any Governmental Authority.
“Governmental Authority” means any nation or government, any state, territory or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, any territory of the United States or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization (as such term is defined in the 1934 Act), including FINRA and the Commission.
“Hazardous Substance” means substances, materials, chemicals, compounds, products, pollutants or contaminants that:
(a)Are or contain asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products or petroleum-derived substances or wastes, radon gas or related materials;
(b)Require remedial action or preventative action (including performing studies, monitoring or testing) under an Environmental Law, or are defined, listed or identified as a “hazardous waste” or “hazardous substance” or words of similar import under an Environmental Law; or
(c)Are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and are regulated by any Governmental Authority or Environmental Law.
“Illustrative Purchase Price Examples” is defined in Section 2.5.3(c).
“Indebtedness” means any indebtedness for borrowed money, amounts owing for asset acquisitions (except current trade payables incurred in the ordinary course consistent with past practice), guarantees of third parties’ obligations, obligations evidenced by a note, bond, debenture, letter of credit, draft or similar instrument, and similar obligations.
“Indemnified Party” is defined in Section 10.2.3(a).
“Indemnifying Party” is defined in Section 10.2.3(a).
“Intellectual Property” includes any (a) registered and unregistered United States and foreign trademarks, service marks, names, trade names, brand names, logos, slogans, trade dress, copyrights, copyrightable works, Internet or web domain names, web sites, social media accounts and content contained in or related to the foregoing, email addresses, telephone and facsimile numbers (including 800/888 or similar numbers but excluding personal cellular telephone numbers) and similar rights (including listings, registrations and applications to list, register, or renew the listing or registration of, any of these), and all documentation relating thereto, (b) United States and foreign letters patent and patent applications, (c) inventions, improvements, processes, methodologies, designs, formulae, models, trade secrets, know-how, technical data, specifications, pricing and cost information, business and marketing plans, strategies and proposals, customer and vendor lists, and confidential information, (d) computer software, data, source code, executable code, databases and data collections, and related documentation, (e) other proprietary information

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or intellectual property rights, (f) all goodwill arising from or relating to any of the foregoing, (g) rights to sue for and remedies against past, present and future infringements, misappropriations or other violations of any of the above, and rights of priority and protection of interests in any of the above under Applicable Law, (h) tangible embodiments of any of the above (in any medium including electronic media), and (i) licenses of rights in any of the above (whether as licensee or licensor).
“Intellectual Property Contracts” is defined in Section 3.1.12(a)(iv).
“Interim Financial Statements” is defined in Section 3.1.9(a).
“Investment Advisory Contract” means any Contract pursuant to which a Person provides services (whether as adviser, subadviser or otherwise) that would render such Person an “investment adviser” as defined in Section 202(a)(11) of the Advisers Act or Section 2(a)(20) of the 1940 Act (without taking into account any exceptions or exemptions to or from such definitions).
“Investment Models” is defined in Section 3.1.16(a).
“IRS” means the U.S. Internal Revenue Service.
“Knowledge” means the actual knowledge of a Person after commercially reasonable inquiry.
“Leased Personal Property” is defined in Section 3.1.17(d).
“Letter Agreement” that certain Letter Agreement, dated March 25, 2022.
“Liabilities” or “Liability” mean any claim, debt, loss, cost, expense, duty, charge, commitment, assessment, Tax, obligation or other liability of any kind whatsoever, whether or not accrued or fixed, known or unknown, assessed or assessable, absolute or contingent, determined or determinable, or due or to become due, or otherwise.
“Litigation” means any action, cause of action, claim, demand, charge, suit, proceeding, audit, citation, summons, subpoena, hearing, inquiry, examination, or investigation, or other litigation of any nature (including any appeal), civil, criminal, administrative, regulatory or otherwise, in law, in equity or otherwise, pending or threatened, by or before any Governmental Authority.
“Losses” is defined in Section 10.1.1 of this Agreement.
“Material Adverse Change” means:
(a)When used with respect to Seller, the Acquired Assets, the Business or any Product, the term “Material Adverse Change” means (i) any event, circumstance or condition which would reasonably be expected to have a material adverse effect (whether taken individually or in the aggregate with all other such effects) on Seller, the Acquired Assets, the Business, or such Product, or on the financial condition, business or results of operations of any of them, either individually or taken as a whole, excluding any effect to the extent resulting from (1) any events, conditions or trends in economic, business or financial conditions generally affecting the investment management industry and arising after the date of this Agreement, (2) acts of war, sabotage or terrorism or natural disasters occurring after

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the date of this Agreement, (3) the effects of the actions that are (x) expressly and specifically required by this Agreement, (y) taken by Seller or any Owner in respect of the Business with the prior written consent of Federated Hermes or (z) not taken by Seller or any Owner in respect of the Business at the written request of Federated Hermes, (4) the announcement or, other than in the case of any matter relating to requirements under Contracts or Law, consummation of the Transaction but, in the case of the foregoing clause (1), only to the extent that the Business, taken as a whole, is not disproportionately adversely affected compared to other asset managers, or (ii) any event, circumstance or condition (other than those contemplated by this Agreement) affecting Seller, such Owner, the Acquired Assets, the Business, or any Product, which would prevent or materially delay the consummation of the Transaction or would be reasonably expected to adversely affect the ability of Seller or any Owner to perform their respective obligations under this Agreement or any other Transaction Document.
(b)When used with respect to Federated Hermes or any advisory Affiliate of Federated Hermes, the term “Material Adverse Change” means (i) any event, circumstance or condition which would reasonably be expected to have a material adverse effect (whether taken individually or in the aggregate with all other such effects) on Federated Hermes or its advisory Affiliates, or on the financial condition, business or results of operations of Federated Hermes or its advisory Affiliates, either individually or taken as a whole, excluding any effect to the extent resulting from (1) any events, conditions or trends in economic, business or financial conditions generally affecting the investment management industry and arising after the date of this Agreement, (2) acts of war, sabotage or terrorism or natural disasters occurring after the date of this Agreement, (3) the effects of the actions that are (a) expressly and specifically required by this Agreement, or (b) taken by Federated Hermes or its Affiliates, with the prior written consent of Seller, or (4) the announcement or, other than in the case of any matter relating to requirements under Contracts or Law, consummation of the Transaction, but, in the case of the foregoing clauses (1) and (2), only to the extent that Federated Hermes and its Affiliates, taken as a whole, is not disproportionately adversely affected compared to other asset managers, or (ii) any event, circumstance or condition (other than those contemplated by this Agreement) affecting Federated Hermes or its advisory Affiliates which would prevent or materially delay the consummation of the Transaction or would be reasonably expected to materially adversely affect the ability of Federated Hermes or its advisory Affiliates to perform their respective obligations under this Agreement or any other Transaction Document.
“Net Advisory Revenue” means the sum of: (a) Net Core Advisory Revenue, and (b) New Product Revenue, during the applicable Relevant Period.
“Net Advisory Revenue Growth Rate” means a percentage equal to (a) the difference between (i) Net Advisory Revenue for the applicable Relevant Period, and (ii) Consented Annualized Revenue, divided by (b) Consented Annualized Revenue.

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“Net Core Advisory Revenue” means the applicable gross advisory fees calculated on an accrual basis in accordance with GAAP earned by the Business during the applicable Relevant Period, less (a) fee waivers, (b) expenses reimbursed, and (c) any rebates, “adviser pay”, supplemental payments or other payments or charges (whether asset-based or otherwise) paid (or accrued for payment) by Federated Hermes or its Affiliates (whether paid (or accrued for payment) to Clients, Wrap Program Sponsors or other Persons but excluding payments made or accrued for payment to Federated Hermes, its Affiliates or any employee of any of them), during the applicable Relevant Period, all in respect of the applicable net assets advised, sub-advised or otherwise managed (whether on a discretionary, non-discretionary, model-based or otherwise) by the Business and Seller’s Investment Management Team, but excluding New Product Revenue.
“New Product Advisory Revenue” means the applicable gross advisory fees calculated on an accrual basis in accordance with GAAP earned by the Business during the applicable Relevant Period, less (a) fee waivers, (b) expenses reimbursed, and (c) any rebates, “adviser pay”, supplemental payments or other payments or charges (whether asset-based or otherwise) paid (or accrued for payment) by Federated Hermes or its Affiliates (whether paid (or accrued for payment) to Clients or other Persons but excluding payments made or accrued for payment to Federated Hermes, its Affiliates or any employee of any of them), during the applicable Relevant Period, all in respect of newly created mutual funds, exchange traded funds, private funds or other pooled investment vehicles for which the Business and Seller’s Investment Management Team are named post-Closing as sub-advisor or advisor.
“New Product Revenue” means the New Product Advisory Revenue only in respect of assets in excess of $100,000,000 of each newly created mutual fund, exchange traded fund, private fund or other pooled investment vehicle for which the Business and Seller’s Investment Management Team are named post-Closing as sub-advisor or advisor.
“Non-Compete Parties” means (a) Seller and (b) (i) any Class A Owner and (ii) any Person (including subsidiaries and other Affiliates) Controlled by Seller or any Class A Owner.
“Other Business” is defined in the recitals to this Agreement.
“Other Business Contracts” is defined in Section 3.1.12(a)(iii) of this Agreement.
“Outstanding Offers” is defined in Section 3.1.12(a)(xi) of this Agreement.
“Owner Representative” is defined in Section 22.1.
“Owners” is defined in the preamble to this Agreement.
“Parties” means Federated Hermes, Seller, and the Owners, and, with respect to those provisions applicable to the Non-Compete Parties or Restrictive Covenant Parties, such other Non-Compete Parties and Restrictive Covenant Parties, as applicable.
“Permitted Encumbrance” is defined in Section 3.1.10(a).
“Person” shall mean any individual, corporation, partnership, joint venture, association, enterprise, joint stock company, limited liability company, trust, unincorporated

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organization or any other entity, whether acting in an individual, fiduciary or other capacity, or, as applicable, a Governmental Authority.
“Personal Property” is defined in Section 3.1.17(c) of this Agreement.
“Personal Property Lease Contracts” is defined in Section 3.1.12(a)(vi) of this Agreement.
“Plan Client” is defined in Section 3.1.13 of this Agreement.
“Policies” is defined in Section 3.1.20(a) of this Agreement.
“PPP Laws” means the Paycheck Protection Program under the CARES Act, the CARES Act, the SBA’s published guidance regarding the CARES Act and the Paycheck Protection Program Interim Final Rule, the Small Business Act, 15 U.S.C. 14A et seq., and the rules and regulations issued by any Governmental Entity in respect of any of the foregoing.
“Pre-Closing Product Liabilities” include all Liabilities: (a) arising out of, resulting from or relating to the management, administration or other services provided to any such Product by its respective service providers on or prior to the Closing Date (whether such Liabilities exist at or prior to the Closing or otherwise), or (b) arising from or relating to actions, omissions, events or periods of time occurring, or the operation of any such Product, on or prior to the Closing Date. For the avoidance of doubt, and without limiting the foregoing, “Pre-Closing Product Liabilities” include: (i) any payments or other Liabilities (including all conversion fees, expenses and costs) ultimately due to a Product’s sponsor or service providers arising from or relating to actions, omissions, events or periods of time occurring on or prior to the Closing Date (including (A) in the case of the SMA Accounts, any Wrap Program Sponsor, (B) in the case of the Direct Accounts, any custodian and (C) in the case of Other Business, in connection with the Transaction) (ii) any Losses for, or arising out of or relating to, a regulatory or governmental fine, civil penalty, investigation or enforcement action relating to the Products arising from or relating to actions, omissions, events or periods of time occurring on or prior to the Closing Date, (iii) any reimbursement or reduction of advisory fees or other amounts, or any other Liability, arising from or relating to any most-favored pricing or similar provision in any SMA Contract (including any Contract with a Wrap Program Sponsor) or other Contract with a Client (including arising from or relating to any non-compliance with, breach or violation of, any such provision arising from or relating to actions, omissions, events or periods of time occurring on or prior to the Closing Date), and (iv) any obligation or other Liability arising from or relating to the actions or omissions of any Product or its service providers relating to the consummation of the Transaction.
“Pre-Closing Statement” is defined in Section 2.5.3(d).
“Products” means the Direct Accounts, SMAs and Other Business to which investment management, investment advisory or other services (whether as adviser, subadviser or otherwise) are provided by Seller.
“Protected Client” is defined in Section 6.6.2(a)(i)(A) of this Agreement.

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“Protected Employee” is defined in Section 6.6.2(a)(ii)(A) of this Agreement.
“Protected Information” is defined in Section 6.6.1(a)(i) of this Agreement.
“Real Property Lease Contracts” is defined in Section 3.1.12(a)(vii) of this Agreement.
“Relevant Period” means the period of time beginning on, (i) in the case of the First Anniversary Date Contingent Payment, the day after the Closing and ending on the First Anniversary Date, and, (ii) in the case of any other such Anniversary Date Contingent Payments, the day after the last Anniversary Date, and ending on the next Anniversary Date.
“Restrictive Covenant Parties” means (a) Seller and (b) (i) any Owner and (ii) any Person (including subsidiaries and other Affiliates) Controlled by Seller or any Owner.
“Retained Assets” is defined in Section 2.2 of this Agreement.
“Retained Liabilities” includes all (a) Liabilities of Seller, whether existing prior to, at or after the Closing, or Liabilities arising out of, resulting from or relating to actions, omissions, events or periods of time occurring, or the operation of Seller, the ownership or operation of Seller of the Business or the provision of services to, or, as applicable, sponsoring of, the Products, prior to or at the Closing, except for the Assumed Liabilities specifically assumed by Federated Hermes (or its designated Affiliates) pursuant to this Agreement, (b) any other Liabilities arising out of, resulting from or relating to any Retained Asset, and (c) any other Liabilities specifically identified on Schedule 2.4 to this Agreement.
“Schedule Bring-Down Date” means the date that is five (5) Business Days prior to the Closing Date.
“Second Anniversary Date” means the date that is two (2) Fiscal Years after the Closing Date.
“Second Anniversary Date Contingent Payment” means an amount equal to the greater of $0 and:
(a)(i)    $0, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Second Anniversary Date is equal to or less than 3.00%; or
(v)an amount equal to (i) 40% of the Contingent Purchase Price, multiplied by (ii) an amount equal to the quotient of (1) the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Second Anniversary Date less 3.00%, divided by (2) 27.00%, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Second Anniversary Date is greater than 3.00% but less than 30.00%; or
(vi)an amount equal to 40% of the Contingent Purchase Price, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Second Anniversary Date is equal to or greater than 30.00%;
minus,

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(b)the First Anniversary Date Contingent Payment.
“Seller” is defined in the preamble to this Agreement.
“Seller Consented AUM” means as of the fifth (5th) Business Day prior to Closing, the net assets (or any portion thereof) of the Products under management, whether as adviser, sub-adviser or model provider, by Seller’s Investment Management Team as of the close of business on such date, where such net assets have consented, otherwise agreed or received required approvals to transition to Federated Hermes (or to any of its advisory subsidiaries) management effective upon the Closing and for which such assets remain, and such consent, agreement or approval has not been revoked, as of the Closing Date.
“Seller Employees” is defined in Section 6.1.2(a) of this Agreement.
“Seller Indemnitees” is defined in Section 10.1.2 of this Agreement.
“Seller Plans” is defined in Section 3.1.23(a) of this Agreement.
“Seller Sale Bonus Plan” means the sale bonus plan of Seller in effect immediately prior to the Closing.
“Seller’s Investment Management Team” means the current employees of Seller who are the investment professionals responsible for the day-to-day management of the Products and who are hired by Federated Hermes and any other employees of Federated Hermes added to Seller’s Investment Management Team in accordance with Federated Hermes normal hiring policies and practices at the request of Seller’s Investment Management Team after the Closing and before the Fifth Anniversary Date. The members of Seller’s Investment Management Team prior to the Closing are separately identified as such on the list of employees included on Schedule 3.1.24(a) to this Agreement.
“Seller’s Knowledge” means the Knowledge of the Seller Persons listed on Schedule 1.1.
“Seller’s Transaction Costs” is defined in Section 6.3(c) of this Agreement.
“Seventh Anniversary Date” means the date that is seven (7) Fiscal Years after the Closing Date.
“Sixth Anniversary Date” means the date that is six (6) Fiscal Years after the Closing Date.
“SMAs” means accounts of Clients to which, or in respect of which, investment management, advisory or other services are provided (whether on a discretionary, non-discretionary, or other basis, and whether by providing model portfolios, recommendations or other advice and, whether as adviser, subadviser or otherwise) through or in connection with a separately managed account/wrap fee program or other investment program intended to satisfy the safe harbor provided in Rule 3(a)-4 under the 1940 Act. For the avoidance of doubt, when used with respect to Seller or Seller’s SMA Business, “SMAs” include the accounts of Clients of the SMA Business.

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“SMA Business” is defined in the recitals to this Agreement.
“SMA Contracts” is defined in Section 3.1.12(a)(i) of this Agreement.
“Solicitation Contracts” is defined in Section 3.1.12(a)(viii) of this Agreement.
“Solicitors” is defined in Section 3.1.14 of this Agreement.
“Special Incentive Bonus Pool” means an amount equal to ten percent (10%) of the Contingent Payment Pool.
“Special Incentive Plan” means the special incentive plan with respect to the Special Incentive Bonus Pool substantially in the form attached hereto as Exhibit E-2.
“Starting Annualized Revenue” means $8,609,221.97.
“Tax” or “Taxes” means any federal, state, territorial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, custom, duty, stamp, occupation, premium, profits, windfall profits, capital stock, franchise, withholding, social security, unemployment, disability, real property, personal property, sales, use, ad valorem, transfer, registration, value added, general service, alternative or add-on minimum, estimated or other tax, or similar fees, assessments or charges of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts imposed by any Governmental Authority, domestic, foreign or otherwise, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement filed with any Governmental Authority, domestic, foreign or otherwise, relating to Taxes, including any form, schedule or attachment thereto and any amendment or supplement thereof.
“Third Anniversary Date” means the date that is three (3) Fiscal Years after the Closing Date.
“Third Anniversary Date Contingent Payment” means an amount equal to the greater of $0 and:
(a)(i)    $0, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Third Anniversary Date is equal to or less than 3.00%; or
(ii)an amount equal to (1) 60% of the Contingent Purchase Price, multiplied by (2) an amount equal to the quotient of (y) the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Third Anniversary Date less 3.00%, divided by (z) 47.00%, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Third Anniversary Date is greater than 3.00% but less than 50.00%; or

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(iii)an amount equal to 60% of the Contingent Purchase Price, if the Net Advisory Revenue Growth Rate for the Fiscal Year ending on the Third Anniversary Date is equal to or greater than 50.00%;
minus,
(b)the sum of (i) the First Anniversary Date Contingent Payment, and (ii) the Second Anniversary Date Contingent Payment.
“Total 2022 Annual Bonus Payment” is defined in Section 2.6(b).
“Transaction” means the transactions contemplated by this Agreement and the other Transaction Documents.
“Transaction Document” means this Agreement and any other document, Contract or certificate executed and delivered in connection with this Agreement or the consummation of the Transaction (but expressly excluding any Employment Agreements or other Contracts or documents entered into with any Seller Employee who becomes an employee of Federated Hermes or its Subsidiaries in connection with this Agreement or the consummation of the Transaction, including any documents executed and delivered as described in Section 6.1.2(b)).
“Transferred Employee” means a Seller Employee that is employed by Federated Hermes or one of its Affiliates immediately following the Closing.
“Upfront Payment” means an amount equal to:
(c)if the Consented Annualized Revenue is equal to or greater than 100.0% of Starting Annualized Revenue, $30,000,000; or
(d)if the Consented Annualized Revenue is less than 100.0%, but equal to or greater than 85.0%, of Starting Annualized Revenue, $30,000,000 multiplied by a percentage equal to: (i) Consented Annualized Revenue divided by (ii) Starting Annualized Revenue; or
(e)if the Consented Annualized Revenue is less than 85.0% of Starting Annualized Revenue, the Parties will work in good faith to renegotiate the Upfront Payment or either Party can determine not to consummate the Transaction.
“Upfront Sale Bonus Pool” means an amount equal to four point two seven five percent (4.275%) of the Upfront Payment.
“Upfront Sale Bonus Plan” means the upfront sale bonus plan with respect to the Upfront Sale Bonus Pool substantially in the form attached hereto as Exhibit E-1.
“Vendor Contracts” is defined in Section 3.1.12(a)(v) of this Agreement.
“Vendors” is defined in Section 3.1.15 of this Agreement.

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“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.
“Wrap Program Sponsor” means any Person who is or who holds themselves out to be a sponsor of a separately managed account/wrap fee program or a turn-key asset management platform provider, and any other Person that offers, sponsors, organizes or administers an investment program, or assists in the selection or provides advice to Clients regarding the selection of Persons responsible for managing Clients’ accounts in an investment program, intended to satisfy the safe harbor provided in Rule 3(a)-4 under the 1940 Act.
“Year End Financial Statements” is defined in Section 3.1.9(a) of this Agreement.
3.2Construction. The section headings in this Agreement and any other Transaction Document are inserted for convenience only and are not intended to affect the interpretation of this Agreement or any other Transaction Document. Any reference in this Agreement or any other Transaction Document to any Section refers to the corresponding Section of this Agreement or such other Transaction Document, as applicable. Any reference in this Agreement or any other Transaction Document to any Schedule or Exhibit refers to the corresponding Schedule or Exhibit attached to this Agreement or such other Transaction Document, as applicable, and all such Schedules and Exhibits are incorporated herein by reference. The words “include” and “including” in this Agreement or any other Transaction Document are to be construed as being followed by “without limitation.” This Agreement and any other Transaction Document will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision in this Agreement or any other Transaction Document. Unless the context requires otherwise, any reference to any Applicable Law in this Agreement or any other Transaction Document will be deemed also to refer to all amendments thereto, in each case as in effect as of the date hereof or as of the Closing Date (as applicable). All accounting terms not specifically defined in this Agreement will be construed when used in this Agreement or any other Transaction Document in accordance with GAAP. The word “or” in this Agreement or any other Transaction Document is disjunctive but not necessarily exclusive (and should be construed, accordingly, as “and/or”). All words in this Agreement and any other Transaction Document will be construed to be of such gender or number, as the circumstances require. Unless specifically provided otherwise in this Agreement or any other Transaction Document, any reference to “days” shall mean calendar days.
Section 2.PURCHASE AND SALE OF ASSETS
Subject only to satisfying the conditions set forth in Section 7 of this Agreement:
2.1    Sale and Purchase of the Acquired Assets. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, Seller shall (and the Class A Owners shall cause Seller to) sell, transfer, convey, assign and deliver to Federated Hermes (or to any designated Affiliate of Federated Hermes), and Federated Hermes (or its designated Affiliate) shall purchase or acquire from Seller, free and clear of all Encumbrances, all rights, title and interest of Seller in, to and under (a) all assets of Seller (except for the Retained Assets) and (b) all goodwill of Seller related to such assets and the Business (collectively, but not including the Retained Assets, the “Acquired Assets”). For the avoidance of doubt, unless Federated Hermes otherwise agrees as contemplated in Section 2.10 hereof, an asset of Seller that requires Consent to be transferred shall not be an Acquired

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Asset to the extent any such required Consent is not obtained by, and effective on, the Closing Date. Also, for the avoidance of doubt, the Acquired Assets include:
(a)All SMA Contracts;
(b)All Direct Account Contracts;
(c)All Other Business Contracts;
(d)All Intellectual Property Contracts;
(e)All Vendor Contracts;
(f)All Personal Property Lease Contracts;
(g)All Real Property Lease Contracts;
(h)All Solicitation Contracts;
(i)All Confidentiality Contracts;
(j)All Business Related Contracts;
(k)All Personal Property (including any warranties thereon);
(l)All intangible rights and intangible property of Seller, including Seller’s name, logo and any service marks, all Investment Models, all Intellectual Property comprising such Investment Models, all Contracts relating to any of the foregoing, and the other Intellectual Property identified or required to be identified on Schedule 3.1.16, going concern value and goodwill;
(m)Any Governmental Approvals, and any pending applications therefor or renewals thereof, identified on Schedule 2.1(m) in each case to the extent transferable to Federated Hermes (or its designated Affiliates);
(n)All insurance benefits, including rights and proceeds, arising from or relating to the Acquired Assets, the Business, the Products or the Assumed Liabilities;
(o)All rights, demands, causes of action, Litigation and other claims of Seller against third parties relating to the Acquired Assets, the Assumed Liabilities, the Business or the Products, whether choate or inchoate, known or unknown, contingent or noncontingent, or otherwise, including all such rights, demands, causes of action, Litigation and claims identified on Schedule 2.1(o);
(p)All performance records of or relating to any Product or the Business;

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(q)General books and records relating to the Business or the Products and, to the extent not considered a part of such general books and records, books of account, ledgers and general, financial and accounting records, all policies and procedures, logs, marketing and Client lists, price lists, Client files, account information, information relating to security holdings, credit files, computer stored or generated reports, performance records, referral sources, advertising, marketing and promotional materials, service and warranty records, creative materials, personnel records (subject to requirements under Applicable Law), studies, reports, correspondence, and other data, records and information on any tangible medium or that is stored in any electronic or other medium (including email), relating to the Acquired Assets, the Assumed Liabilities, the Business or any Product, and wherever located or stored; and
(r)Any other Contracts and assets, tangible or intangible, relating to the Acquired Assets, the Assumed Liabilities, the Business or any Product, and necessary for the conduct of the Business by Federated Hermes (or its designated Affiliate) that are not specifically identified as Retained Assets, including those identified or described on Schedule 2.1(r).
After the Closing, except as provided in Section 6.8, Seller shall have no further rights, title and interest in, to or under, or to utilize, any Acquired Asset (including Seller’s name, logo, and any service mark included in the Acquired Assets).
3.2Retained Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement or any other Transaction Document, the following assets of Seller (collectively, the “Retained Assets”) are not part of the Acquired Assets and shall remain the property of Seller after the Closing:
(a)All cash, cash equivalents, marketable securities and short-term investments of Seller;
(b)The Governing documents and all minute books, stock records, corporate seals of Seller and other records having to do with the corporate organization of Seller;
(c)Any shares of capital stock of Seller;
(d)All personnel records that Seller is required by Applicable Law to retain in its possession (provided, that Seller shall, and the Class A Owners shall cause Seller to, deliver copies of such records to Federated Hermes prior to the Closing) with respect to Transferred Employees;
(e)Rights in connection with and assets of any Seller Plan;
(f)All employment agreements or employment offer letters or outstanding, unaccepted offers of employment with Seller;
(g)All Accounts Receivable relating to periods on or prior to the Closing Date;

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(h)All claims for refund of Taxes and other governmental charges relating to periods prior to or on the Closing Date;
(i)All insurance proceeds relating to claims made by Seller on or prior to the Closing Date and claims made by Seller after the Closing Date relating solely to actions that occurred prior to the Closing Date;
(j)All credits, prepaid expenses and other prepaid items (excluding any transferred to Federated Hermes as provided in Section 2.6(d)), deferred charges, advance payments, and security deposits as of the Closing Date;
(k)All amounts received in respect of claims for refunds, set-off, indemnification or warranty made by Seller on or prior to the Closing Date;
(l)All amounts received in respect of demands, causes of action, Litigation and other claims of Seller against third parties relating to the Acquired Assets, the Business or the Products finally determined prior to, or arising from, or relating to, actions, omissions, events or periods of time occurring on or prior to the Closing Date;
(m)All Governmental Approvals, and any pending applications therefor or renewals thereof, other than those identified on Schedule 2.1(m) that are transferred to Federated Hermes or its Affiliates;
(n)This Agreement and all other Transaction Documents, including Seller’s rights hereunder and thereunder;
(o)All safe deposit boxes or lock boxes or bank accounts of Seller with banks, trust companies, savings and loan associations and other financial institutions; and
(p)Any other asset of Seller identified or described on Schedule 2.2 or otherwise specifically included as a Retained Asset pursuant to the terms of this Agreement or any asset of Seller identified in writing by Federated Hermes prior to the Closing to be treated as a Retained Asset.
3.3Assumed Liabilities. Subject to the terms and conditions set forth herein, at the Closing, Federated Hermes shall assume and agree to pay, honor and discharge when due only those Liabilities relating to the Acquired Assets arising after the Closing Date solely as a result of Federated Hermes and its Affiliates operating the Acquired Assets and conducting the Business after the Closing Date (the “Assumed Liabilities”) or which are otherwise specifically identified as Assumed Liabilities herein. For the avoidance of doubt, Federated Hermes will assume as of the Closing the remaining lease obligations under Seller’s lease with DP Leasehold (Illinois), L.L.C.
3.4Retained Liabilities. Seller shall, and the Class A Owners shall cause Seller to, retain all Retained Liabilities and, as applicable, the Pre-Closing Product Liabilities, and the Retained Liabilities and, as applicable, the Pre-Closing Product Liabilities, shall remain the sole responsibility of, and shall be paid, performed and discharged in a timely manner solely by, Seller. Neither Federated Hermes nor any of its Affiliates, nor any director, trustee, officer, employee, agent or other representative of any of them, shall hereby assume, or

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otherwise hereby become liable for, any Liabilities of or relating to Seller, including Retained Liabilities and Pre-Closing Product Liabilities.
3.5Consideration. In addition to the mutual covenants set forth herein, in consideration of the sale and transfer of the Acquired Assets to, and the assumption of the Assumed Liabilities by, Federated Hermes (or its designated Affiliate) in accordance with this Agreement and the other Transaction Documents, and subject to the terms and conditions in this Agreement and the other Transaction Documents, Federated Hermes shall bear its portion of the transaction costs as contemplated in Section 6.3 hereof, and:
2.5.1Closing Payment. Upon agreement by the Parties on the Consented Annualized Revenue pursuant to Section 2.5.3(d), Federated Hermes shall pay to Seller an amount equal to the Closing Payment on the Closing Date.
2.5.2Contingent Purchase Price Payments.
(a)On or before the 90th day after the First Anniversary Date, Federated Hermes shall pay Seller an amount equal to the First Anniversary Date Contingent Payment that has been earned, if any.
(b)On or before the 90th day after the Second Anniversary Date, Federated Hermes shall pay Seller an amount equal to the Second Anniversary Date Contingent Payment that has been earned, if any.
(c)On or before the 90th day after the Third Anniversary Date, Federated Hermes shall pay Seller an amount equal to the Third Anniversary Date Contingent Payment that has been earned, if any.
(d)On or before the 90th day after the Fourth Anniversary Date, Federated Hermes shall pay Seller an amount equal to the Fourth Anniversary Date Contingent Payment that has been earned, if any.
(e)On or before the 90th day after the Fifth Anniversary Date, Federated Hermes shall pay Seller an amount equal to the Fifth Anniversary Date Contingent Payment that has been earned, if any.
4.1.3Payment Mechanics.
(a)All payments required to be made under this Section 2.5 shall be made by wire transfer of immediately available funds to an account specified in writing by the Party entitled to receive a payment to the Party required to make such payment not less than three (3) Business Days prior to the date on which such payment is due.
(b)If any payment required to be made under this Section 2.5 is due to be paid on a date that is not a Business Day, then such payment shall be made on the next Business Day following such date.

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(c)Non-binding, illustrative examples of the Closing Payment, and Contingent Payments using varying and illustrative amounts of Starting Annualized Revenue, and Net Advisory Revenue are set forth on Exhibit B (the “Illustrative Purchase Price Examples”). Each Party acknowledges and agrees that the Closing Payment and the Contingent Payments shall be made in accordance with the principles, practices, methodologies and policies used in the calculation of the illustrative amounts for such payments as set forth in the Illustrative Purchase Price Examples. Each Party further acknowledges and agrees that no Party is making any representations or warranties regarding, and each Party hereby waives any claims relating to or arising from, the illustrative, non-binding examples of such hypothetical Illustrative Purchase Price Examples (which are separate and apart from the principles, practices, methodologies used in calculating such payments).
(d)No later than thirty (30) days prior to the anticipated Closing Date, Seller shall, and the Class A Owners shall cause Seller to, prepare in good faith and deliver to Federated Hermes, a statement, together with reasonable supporting documentation, setting forth Seller’s calculation of the estimated Consented Annualized Revenue (the “Pre-Closing Statement”). Buyer and Seller shall in good faith discuss and cooperate on reaching agreement on the amounts set forth in such Pre-Closing Statement. No later than the third (3rd) Business Day prior to Closing, Seller shall, and the Class A Owners shall cause Seller to, provide to Federated Hermes an updated statement to the Pre-Closing Statement to reflect the proposed final Consented Annualized Revenue as of the fifth (5th) Business Day prior to the Closing Date (the “Closing Statement”). The Parties shall work in good faith to cooperate and reach agreement on the final calculation of the Consented Annualized Revenue based on the Closing Statement and any other supporting documentation of the Parties.
(e)Federated Hermes shall prepare in good faith and deliver to Seller within forty-five (45) days after each Anniversary Date a statement, together with reasonable supporting documentation, setting forth Federated Hermes’ calculation of the Contingent Payments to be determined as of such Anniversary Date or, if no such payment is due, the calculation supporting the absence of such a payment (each a “Contingent Payment Statement”).
(f)Seller shall, and the Class A Owners shall cause Seller to, cause Seller’s counsel and accountants, and, as applicable and necessary, seek to cause each of Seller’s service providers, counsel and accountants, to give Federated Hermes and its representatives, counsel and accountants, reasonable access to Seller’s books, records and personnel needed to enable Federated Hermes to review on a fully-informed basis the Pre-Closing Statement and the Closing Statement. Federated Hermes shall cause Federated Hermes’ counsel and accountants, and, as applicable and necessary, seek to cause each of Federated Hermes’ service providers, counsel and accountants that provide service to the Business, to give Seller and its representatives, counsel and accountants, reasonable access to Federated Hermes’ and, as applicable, such books, records and personnel with respect to the Business needed to enable Seller to review on a fully-informed basis each Contingent Payment Statement.
(g)As soon as practicable, but not later than thirty (30) days after receiving a Contingent Payment Statement and any information reasonably requested as contemplated by Section 2.5.3(f) from Federated Hermes, Seller shall, and the Class A Owners shall cause Seller to, notify Federated Hermes of any dispute with respect to the calculation of any Contingent Payment specifying the dispute in reasonable detail. Upon

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Federated Hermes’ receipt of any such notice, Seller and Federated Hermes shall work together in good faith to promptly resolve the dispute and agree on the amount of the disputed payment and for Federated Hermes to pay such agreed upon amount within five (5) Business Days after reaching agreement on such amount. The portion of the Contingent Payment that is undisputed shall be paid on or before the 90th day after the applicable Anniversary Date. If Seller believes it has not received any information reasonably requested as contemplated in Section 2.5.3(f), Seller shall notify Federated Hermes of that fact and of the requested information that has not been received within fifteen (15) calendar days after receiving a Contingent Payment Statement. If Seller does not so notify Federated Hermes within such fifteen (15) calendar day period, Seller will be assumed to have received all information Seller requested.
(h)UPON MUTUAL AGREEMENT BY THE PARTIES ON THE CLOSING PAYMENT, AND, ANY TRUE-UP PAYMENT AND, WITH RESPECT TO THE CONTINGENT PAYMENTS, IF SELLER DOES NOT NOTIFY FEDERATED HERMES OF A DISPUTE WITHIN THE THIRTY (30) DAY PERIOD SET FORTH IN SECTION 2.5.3(g), OR IF SELLER NOTIFIES FEDERATED HERMES THAT SELLER AGREES WITH FEDERATED HERMES’ CALCULATIONS OR FOLLOWING THE RESOLUTION OF A DISPUTE BY MUTUAL AGREEMENT, THEN THE APPLICABLE CALCULATIONS OF CLOSING PAYMENT, ANY TRUE-UP PAYMENT AND CONTINGENT PAYMENTS SHALL BE FINAL AND BINDING AND, UPON FEDERATED HERMES REMITTING SUCH CLOSING PAYMENT, TRUE-UP PAYMENT OR CONTINGENT PAYMENT TO SELLER, ANY AND ALL CAUSES OF ACTION, DEMANDS OR OTHER CLAIMS (WHETHER AT LAW, IN EQUITY, FOR TORT, BREACH OF CONTRACT, FRAUD OR OTHERWISE) WITH RESPECT TO THE CALCULATION, DETERMINATION OF AMOUNT, AND PAYMENT OF SUCH CLOSING PAYMENT, TRUE-UP PAYMENT OR CONTINGENT PAYMENT SHALL BE WAIVED AND FEDERATED HERMES SHALL HAVE NO FURTHER OBLIGATION OR OTHER LIABILITY WITH RESPECT TO THE CALCULATION, DETERMINATION OF AMOUNT OR PAYMENT OF SUCH CLOSING PAYMENT, TRUE-UP PAYMENT OR CONTINGENT PAYMENT.
3.2.4No Guarantees. Seller acknowledges Federated Hermes does not guarantee any level of post-Closing assets under management by the Business or Seller’s Investment Management Team, Net Advisory Revenue, or Contingent Payment, or any component of any of the foregoing or Aggregate Consideration.
3.6True-Ups.
(a)From and after the Closing until ninety (90) days after Closing (a) if Seller or any of its Affiliates receives or collects any funds relating to any Acquired Asset or receives an invoice or other demand for payment relating to any Assumed Liability, (b) if Federated Hermes or any of its Affiliates receives or collects any funds relating to any Retained Asset or receives an invoice or other demand for payment relating to any Retained Liability, or (c) if any amount becomes due and payable pursuant to Sections 2.6(b) or 2.6(d), then each Party shall keep records of such receipt of funds and shall communicate with the other Party regarding any such receipt and provide any invoices received promptly for the payment to be made by the proper party and following the ninety (90) day period following the Closing, the Parties shall reconcile and net such amounts received (including any collection costs of such Party) and one such net amount shall be paid from the owing Party to the receiving Party. The Parties shall continue to notify each other following the ninety (90)

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day period with respect to any similar receipts or invoices received and make arrangements for the applicable payment or invoice to be provided to the respective Party.
(b)No later than ten (10) Business Days following the Closing, Seller shall, and the Class A Owners shall cause Seller to, provide Federated Hermes with any pro rata bonus amounts to be awarded to the Transferred Employees for the portion of calendar year 2022 through the Closing Date (the “Accrued Bonus”). Seller shall, and the Class A Owners shall cause Seller to, provide Federated Hermes with all supporting documentation used in calculating such amounts. Seller shall, and the Class A Owners shall cause Seller to, pay the Accrued Bonus plus the corresponding payroll tax liability (together the “Accrued Bonus Payment”) to Federated Hermes as part of the true-up process pursuant to this Section 2.6. For the period from the Closing Date through December 31, 2022, any bonus for the Transferred Employees’ will be determined pursuant to and in accordance with the applicable Federated Hermes bonus plan in effect for 2022 and any amounts due under such plan will be pro-rated for the period from Closing Date through December 31, 2022 (the “Federated Hermes 2022 Bonus Payment”). In the ordinary course of the Business and consistent with Federated Hermes’ bonus payment policies and practices, Federated Hermes shall pay the Transferred Employees any Accrued Bonus Payment plus the Federated Hermes 2022 Bonus Payment, less all appropriate taxes (the “Total 2022 Annual Bonus Payment”). Any bonus payments for the period prior to Closing paid by Federated Hermes but reimbursed by Seller as part of the Accrued Bonus Payment pursuant to this Section 2.6 shall be treated as an Assumed Liability. Any amount of the Accrued Bonus Payment that is not ultimately paid to the Transferred Employees or to applicable payroll tax authorities shall be returned to Seller.
(c)No later than thirty (30) Business Days following the Closing, Seller shall, and the Class A Owners shall cause Seller to, provide Federated Hermes with a list and description of the prepaid expenses and other prepaid items held by Seller at close of business on the Closing Date. Federated Hermes and Seller shall work together in good faith to determine which items of prepaid expenses and other prepaid items (whether identified by Seller in such list or otherwise identified by any Party) are in respect to items which Federated Hermes can use and benefit from after the Closing, including any such items provided pursuant to Vendor Contracts assigned to Federated Hermes. Any such items as determined by Seller and Federated Hermes shall be included in the Acquired Assets and Federated Hermes shall pay to Seller an amount equal to the accrued value of such items as of the Closing Date and such payment shall be made as part of the true-up process pursuant to this Section 2.6.
(d)All payments required to be made under this Section 2.6 shall be made by wire transfer of immediately available funds to an account specified in writing by the Party entitled to receive a payment to the Party required to make such payment not less than three (3) Business Days prior to the date on which such payment is due.

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(e)If any payment required to be made under this Section 2.6 is due to be paid on a date that is not a Business Day, then such payment shall be made on the next Business Day following such date.
3.7Closing Date. The closing of the Transaction contemplated by this Agreement and the other Transaction Documents (the “Closing”) shall take place at the offices of Federated Hermes, Federated Hermes Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779, on the later of the last Business Day of the applicable month that includes the tenth (10th) calendar day following the satisfaction or waiver of all conditions to the consummation of the Transaction (other than those conditions which can only be fulfilled at the Closing) and September 30, 2022, provided, however, that the Closing may occur at such other time, date and place as the Parties may agree. The “Closing Date” shall mean the close of business on the last Business Day of such month but the Closing shall be deemed effective as of 12:01 a.m. on the first calendar day of the next calendar month. Subject to the provisions of Section 9 below, failure to consummate the purchase and sale provided for in this Agreement and the other Transaction Documents on the date, time and place determined pursuant to the foregoing provisions of this Section 2.7 shall not result in the termination of this Agreement or any other Transaction Document and shall not relieve any Party of any obligation under this Agreement or any other Transaction Document; provided, however, that (i) such failure occurred despite good faith efforts of the Parties to this Agreement, and (ii) the Closing occurs on the last Business Day of the following month.
3.8Allocation of Aggregate Consideration. The Aggregate Consideration for the Acquired Assets and Assumed Liabilities shall be allocated, for tax purposes, in accordance with (a) Section 1060 of the Code or similar provisions of other Applicable Law, as applicable, and (b) this Section 2.8. Accordingly, Federated Hermes shall prepare and deliver to Seller within one hundred eighty (180) days after the Closing Date an initial allocation statement to allocate the Closing Payment and deliver it to Seller for review; thereafter, Federated Hermes shall prepare and deliver to Seller within one hundred eighty (180) days after the close of each calendar year during which any Contingent Payments are made pursuant to this Agreement a draft allocation statement to allocate the Contingent Payments paid during such calendar year. Seller will have the opportunity to review each draft allocation statement provided by Federated Hermes and provide written notice of objections to Federated Hermes within thirty (30) days after receiving the draft allocation statement. If Seller fails to deliver a written notice of objection within such thirty (30)-day period, Federated Hermes’ draft allocation statement shall be final and binding and not subject to further dispute. If Seller delivers a written notice of objection to Federated Hermes in a timely manner, Seller and Federated Hermes shall work in good faith to resolve such objections. Upon such dispute being resolved, the amounts agreed to by Federated Hermes and Seller shall be final and binding. Seller and Federated Hermes agree to report the federal, state and local Tax consequences of the Transaction (including filing Internal Revenue Service Form 8594 and supplemental Forms 8594, if any) in a manner consistent with each final allocation statement, unless required to do otherwise under Applicable Law. Seller and Federated Hermes shall promptly advise each other of any Tax audit or other Litigation related to any allocation hereunder.
3.9Withholding Tax. Federated Hermes shall be entitled to deduct and withhold from the Closing Payment and Contingent Payments all Taxes that Federated Hermes may be required to deduct and withhold under any provisions of any Applicable Laws related to Taxes. All such withheld amounts shall be treated as delivered to Seller hereunder.

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3.10Third Party Consents. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, neither this Agreement nor any other Transaction Document shall constitute an agreement to assign or transfer any Acquired Asset if an assignment or transfer or an attempt to make such an assignment or transfer without the Consent of a Governmental Authority or other third party would constitute a breach or violation of any Governmental Approval, Applicable Law, or Contract or affect adversely the rights of Federated Hermes (or its designated Affiliate) or Seller thereunder or with respect thereto; and any transfer or assignment to Federated Hermes (or its designated Affiliate) by Seller of any interest in, to or under any such Acquired Asset that requires the Consent of such a third party shall be made subject to such Consent being obtained. In the event any such Consent (other than a Governmental Approval) is not obtained on or prior to the Closing Date, if Federated Hermes agrees that this Section 2.10 can apply under any applicable Contract and Applicable Law, then Seller shall (and the Class A Owners shall cause Seller to) continue to use all reasonable efforts to obtain any such Consent after the Closing Date until such time as such Consent has been obtained, and Seller will (and the Class A Owners shall cause Seller to) cooperate with Federated Hermes in any lawful and economically feasible arrangement to provide Federated Hermes (or its designated Affiliates) with the benefits of, and interest of Seller in the benefits under, any such Acquired Asset, including performance by Seller, as agent, if legally and economically feasible; provided, that Federated Hermes shall undertake to pay or satisfy the corresponding Liabilities for the enjoyment of such benefit to the extent Federated Hermes (or its designated Affiliate) would have been responsible therefor hereunder as an Assumed Liability if such Consent had been obtained. Seller shall (and the Class A Owners shall cause Seller to) pay and discharge, and shall (and the Class A Owners shall cause Seller to) indemnify and hold the Federated Hermes Indemnitees harmless from and against any and all out-of-pocket costs of seeking to obtain or obtaining any such Consent whether before or after the Closing (other than Governmental Approvals). Nothing in this Section 2.10 shall be deemed a waiver by Federated Hermes of the right for Federated Hermes (or its designated Affiliates) to have received the Consents described in Section 7.2, nor shall this Section 2.10 be deemed to constitute an agreement to exclude from the Acquired Assets any assets included in the Acquired Assets pursuant to Section 2.1 of this Agreement that are not deemed to be a Retained Asset and Retained Liability pursuant to Section 7.2(d).
Section 3.REPRESENTATIONS AND WARRANTIES OF SELLER AND OWNERS
3.1Representations and Warranties of Seller. Seller and the Class A Owners severally but not jointly represent and warrant to Federated Hermes as follows:
4.1.1Incorporation and Qualification; Non-Compete Parties; Restrictive Covenant Parties.
(a)Seller is duly organized and presently existing and in good standing under the laws of the jurisdiction in which it is organized. Seller has the requisite corporate power and authority to conduct its business as currently conducted and to own, lease and operate the properties and assets used in connection therewith. Seller is duly qualified or licensed to do business and is in good standing in every jurisdiction where its business so requires, except for such failures to be so qualified or licensed as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Business. Seller is not a public company under the 1934 Act and does not file annual reports on Form 10-K, or other reports, registration statements, definitive proxy statements or information statements under the 1933 Act or under Sections 13(a), 13(c), 14 or 15(d) of the

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1934 Act. Seller has delivered to Federated Hermes true, accurate and complete copies of its certificate of incorporation and by-laws or other Governing Documents, in each case, as amended and in effect on the date hereof.
(b)Except as set forth on Schedule 3.1.1(b), Seller neither owns nor controls, directly or indirectly, capital stock or other equity interests of any Person engaged in the business of providing investment advisory or investment management services.
(c)Any Persons constituting, as of the date of this Agreement, Non-Compete Parties or Restrictive Covenant Parties under clause (b)(ii) of the definitions of “Non-Compete Parties” and “Restrictive Covenant Parties,” respectively, in Section 1.1 of this Agreement are set forth on Schedule 3.1.1(c) to this Agreement.
(d)Schedule 1 is true, accurate, and complete with respect to: (i) based on Seller’s books and records, such Owner being identified as a shareholder of Seller; and (ii) based on Seller’s books and records, such Owner’s percentage ownership interest in Seller.
3.1.2Authority. Seller has full corporate power and authority to enter into this Agreement and each other Transaction Document to which Seller is a party, to perform its obligations hereunder and thereunder, and to carry out the Transaction. Seller has taken all corporate and other action necessary to be taken by it to authorize the execution, delivery, and performance of this Agreement and each other Transaction Document to which Seller is a party, and no further corporate, shareholder, director, or other action or proceeding on the part of Seller is necessary to authorize this Agreement and each other Transaction Document to which Seller is a party or consummate the Transaction. Seller has delivered to Federated Hermes evidence of such actions or proceedings in a form reasonably satisfactory to Federated Hermes. This Agreement and each other Transaction Document to which Seller is a party have been (or, when executed and delivered, will be) duly executed and delivered by Seller, and are (or, when executed and delivered, will be) valid and legally binding agreements and obligations of Seller, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.
3.1.3No Violations. Upon obtaining the Consents specified in Schedule 3.1.5, except as disclosed on Schedule 3.1.3, the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transaction, will not breach or violate any provision of any Governing Document of Seller, nor the terms of any Contract or any Applicable Law to which Seller, a Product, any SMA or Direct Account, or, any other Business is subject or by which Seller, any SMA, Direct Account or other Product, or, any other Business is obligated or any of the properties or assets of Seller, any SMA, Direct Account or other Product, or any Other Business are bound, other than breaches and violations that would not, individually or in the aggregate, affect (a) the validity or enforceability of this Agreement or any other Transaction Document, (b) the Acquired Assets, (c) the Business, or (d) any SMA, Direct Account or other Product. Except as disclosed on Schedule 3.1.3, the execution, delivery and performance of this Agreement and the other Transaction Documents by Seller, and the consummation of the Transaction, also will not result in or give rise to a right of termination, cancellation, amendment or

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acceleration of an obligation or loss of a benefit affecting, or result in the imposition of any Encumbrances on, any of its assets.
3.1.4No Convictions, Sanctions or Other Violations. Seller is not ineligible (whether by virtue of its own conduct, acts or omissions or by virtue of the conduct, acts or omissions of its Affiliates) under Section 9(a) or 9(b) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to a registered investment company. Neither Seller nor, to Seller’s Knowledge, any “person associated with an investment adviser” (as defined in the Advisers Act) is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as a person associated with an investment adviser, or pursuant to Rule 206(4)-3 under the Advisers Act to serve as a solicitor, and has not been the subject of any legal or disciplinary event that must be disclosed to Clients pursuant to Rule 206(4)-4 promulgated under the Advisers Act. Seller is not precluded from acting as a fiduciary by operation of Section 411 of ERISA and Seller has no Knowledge of any basis for Seller or any of its directors, officers, employees, representatives and agents becoming subject to disqualification from serving in any capacity described in Section 411(a) of ERISA by virtue of Section 411 of ERISA. Neither Seller nor any “person associated with the adviser” as contemplated above is otherwise ineligible under any other Applicable Law from providing services with respect to any Product or the Business. There is no judicial or administrative action, suit, proceeding, investigation or other Litigation pending or, to Seller’s Knowledge, threatened that could reasonably be expected to result in Seller or, to Seller’s Knowledge, any Affiliate of Seller (or any “person associated with an investment adviser” as contemplated above) becoming ineligible to serve in such positions or capacity or requiring disclosure to Clients of Seller.
3.1.5Governmental Approvals; Other Consents. Except for the approval of the Transaction by Seller’s Board and shareholders, which has been obtained on or prior to the date of this Agreement, and the other Consents identified on Schedule 3.1.5, neither Seller nor any of its Affiliates is required to submit, give or obtain any Consent to or from any Governmental Authority, any Owner, or any other Person, in connection with the execution, delivery and performance of this Agreement or any other Transaction Document or the consummation of the Transaction.
3.1.6Litigation.
(a)No Litigation is pending or, to Seller’s Knowledge, threatened against or relating to (i) Seller in connection with the Acquired Assets, the Business or the Products, (ii) any SMA, Direct Account, or other Product, or (iii) this Agreement, any other Transaction Document or the Transaction, including any Litigation that seeks to delay, hinder, or prohibit execution of this Agreement or any other Transaction Document or the consummation of the Transaction, and, to Seller’s Knowledge, there is no reason to be aware of any basis for, the same. There are and have been no outstanding judgments, decrees, injunctions, stipulations or orders in favor of or naming any Person relating to Seller, any SMA, Direct Account, or other Product. There are no consent decrees or similar arrangements entered into with a Governmental Authority or other Person by, or relating to, Seller, the Acquired Assets, the Business, any SMA, Direct Account, or, to Seller’s Knowledge, any other Product that are still in effect or were in effect at any time during the five (5) year period preceding the date hereof.

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(b)No SMA, Direct Account, or other Product has been enjoined, indicted, convicted or made the subject of any investigations (excluding any “sweep” or routine examinations by regulatory or self-regulatory organizations), disciplinary proceedings, consent decrees, administrative orders or other Litigation on account of a violation of Applicable Law. Neither Seller nor any Affiliate of Seller has received notice of a material violation of any Applicable Law by or with respect to any SMA, Direct Account or other Product or the Business.
4.1.7Compliance.
(a)Seller (including its directors, officers, employees, representatives and agents) has complied and is in compliance with all Applicable Law relating to the Business, the Acquired Assets and the SMAs, Direct Accounts and other Products, and with the applicable Investment Advisory Contracts, other Contracts, investment policies, restrictions, registration statements, offering documents, Governing Documents or other relevant Contracts or documents relating to the Business, the Acquired Assets and the SMAs, Direct Accounts and other Products or to which any of them is designated a party, in each case in all material respects; and Seller possesses all requisite Governmental Approvals and other Consents required under any Applicable Law to own and operate the Acquired Assets, conduct the Business and provide services to the SMAs, Direct Accounts and other Products as previously and currently conducted, and to otherwise transact business with respect to the SMAs, Direct Accounts and other Products, and is in material compliance with all such Governmental Approvals and other Consents and Applicable Law, and all such Governmental Approvals and other Consents are in full force and effect. There is no Litigation pending (or, to Seller’s Knowledge, threatened) that could reasonably be expected to result, nor will entering into the Transaction reasonably be expected to result, in the revocation, cancellation or suspension, or any adverse modification, of a Governmental Approval or other Consent applicable to Seller or any SMA, Direct Account or other Product. Neither Seller nor any Affiliate of Seller has received notice of a material violation of any Applicable Law (including, as applicable, Rule 3a-4 under the 1940 Act and the CFA Institute Guidelines) by Seller, the Acquired Assets, the Business or any SMA, Direct Account or other Product. To Seller’s Knowledge, there are no facts or information that, with or without the passage of time, are likely to result in any material non-compliance by Seller, the Acquired Assets, the Business or any Product with any of the foregoing. Any Investment Advisory Contracts pursuant to which Seller provides investment advisory or management services comply with, and have been duly adopted, approved and entered into as required under, any Applicable Law, including being adopted, approved and entered into in compliance with Sections 203 and 205 of the Advisers Act (including Rule 204-3 and, as applicable, Rules 205-1, 205-2 and 205-3 thereunder).
(b)Seller has filed a registration statement on Form ADV and those other Governmental Approvals set forth on Schedule 3.1.7 required under Applicable Law. Seller is duly registered as an investment adviser under the Advisers Act. The Governmental Approvals and other Consents needed to conduct the Business, own and operate the Acquired Assets and provide services to, or, as applicable, sponsor, the SMAs, Direct Accounts and other Products are set forth on Schedule 3.1.7, have been duly obtained, and are in full force and effect. Schedule 3.1.7 lists all the states and other jurisdictions with respect to which Seller, or its directors, officers, employees, agents or representatives, have filed or are required to file any qualifications (including as a foreign corporation), licenses, filings (including “notice filings”) or other Governmental Approvals or Consents to do business or to act as an investment adviser. Neither Seller, nor any of its directors, officers, employees, agents or representatives, are exempt from filing any such qualifications,

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licenses, filings or other Governmental Approvals or Consents. No claim has ever been made or, to Seller’s Knowledge, is pending, or threatened by any Governmental Authority or other Person in a state or other jurisdiction where Seller or its directors, officers, employees, agents or representatives, have not so filed any such qualification, license, filing or other Governmental Approvals or Consents that Seller, or its directors, officers, employees, agents or representatives, are or may or will be required to file any such qualification, license, filing or other Governmental Approval.
(c)Except for the Governmental Approvals and Consents identified on Schedule 3.1.7, neither Seller nor any of its directors, officers, employees, representatives or agents, nor, to Seller’s Knowledge, any SMA, Direct Account or other Product, is, or is required to be, registered or appointed, or otherwise obtain any Governmental Approvals or other Consents, as an investment adviser, investment adviser representative, solicitor, broker-dealer, broker-dealer agent, commodity pool operator, commodity trading adviser, registered representative, sales person, transfer agent or in any other capacity with the Commission or other Governmental Authority in connection with the services performed by Seller or such Person on behalf of Seller. All such filings, registrations and other Governmental Approvals and Consents were prepared, in all material respects, in accordance with Applicable Law and did not when filed contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in them not misleading in light of the circumstances under which they were made, and have been at all times when in effect (and as of the Closing Date will be) true and correct in all material respects and not materially misleading and will not as of the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in them not misleading in light of the circumstances under which they were made. Seller has provided to Federated Hermes true, accurate and complete copies of such filings, registrations and other Governmental Approvals and Consents. Without limiting the foregoing, regarding Seller’s sub-advised SMA Business, (1) only affirmative Consent of the primary advisor/sponsor with whom Seller has entered into an Investment Advisory Contract is required, and (2) no consent to assignment is required from the sub-advised end clients of the primary advisors/sponsors for whom Seller provides investment advisory services as a sub-advisor but with whom Seller has not entered into a direct Investment Advisory Contract.
(d)No exemptive orders, “no-action” letters or similar exemptions or regulatory relief have been obtained, nor are any requests pending therefor, by or with respect to Seller, the Business, the Acquired Assets, or, to Seller’s Knowledge, the Direct Accounts, the SMAs, other Products or Seller’s directors, officers, employees, representatives and agents.

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(e)Seller (i) has adopted a formal code of ethics complying with Rule 204A-1 promulgated under the Advisers Act; (ii) has adopted and implemented a written policy on insider trading complying with Section 204A of the Advisers Act; and (iii) has adopted and implemented written policies and procedures reasonably designed to prevent violations of the Advisers Act and the rules promulgated thereunder (and, as required, other Applicable Laws) complying with Rule 206(4)-7 under the Advisers Act. Seller has adopted a written policy regarding privacy and the confidentiality of customer/Client information that is consistent with, and Seller has conducted the Business, operated the Acquired Assets and provided services to the SMAs, Direct Accounts and other Products in compliance with, the Gramm-Leach-Bliley Act, the applicable regulations promulgated thereunder, and all other Applicable Laws relating to privacy, information security and the confidentiality of customer/Client information; a true, accurate and complete copy of Seller’s privacy notices have been delivered to Federated Hermes prior to the date hereof. Seller has delivered to Federated Hermes true, accurate and complete copies of such policies and procedures, as well as copies or summaries of all annual reviews of such policies and procedures provided to the Board of Seller, any Wrap Program Sponsor, or any other Person. Except as reported and documented in accordance with the compliance policies and procedures of Seller, there have been no material violations of such policies and procedures (or any similar policies and procedures in effect prior to the effective dates of the above provisions, rules and regulations) by Seller or its officers, directors, managers, employees, representatives, agents, service providers, or other supervised persons or access persons.
(f)Seller has maintained all books and records required under Applicable Law to be maintained in connection with conducting the Business, the ownership or operation of the Acquired Assets and providing services to, or, as applicable, sponsoring, the Products. The books and records included in the Acquired Assets are complete and accurate, and accurately reflect all transactions with Clients of the Business. The minute books of Seller, all of which have been made available to Federated Hermes, also contain true, accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Seller and committees of the Board of Seller.
(g)Seller has delivered to Federated Hermes copies of all correspondence between Seller and the Commission or other Governmental Authority relating to any examination or inquiry by the Commission or other Governmental Authority with respect to Seller’s compliance with Applicable Law. None of Seller or any of Seller’s directors, officers, employees, representatives or agents (in their capacities as such on behalf of Seller) have been enjoined, indicted, convicted or made the subject of any investigations (excluding routine examinations by regulatory or self-regulatory organizations), disciplinary proceedings, consent decrees, administrative orders or other Litigation on account of a violation (or alleged violation) of Applicable Law.
10.1.8No Breach of Fiduciary Duties. Neither Seller nor any of its Affiliates have breached any fiduciary duty relating to the management, ownership or the operation of Acquired Assets, the conduct of the Business or the provision of services to any SMA, Direct Account or other Product.
10.1.9Financial Statements; Financial Records; No Material Adverse Change; Solvency.

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(a)Seller has delivered to Federated Hermes complete copies of its audited financial statements (including a balance sheet, and statements of income, changes in shareholders’ equity and cash flows) for the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, together with the corresponding auditor’s reports to Seller prepared by Seller’s independent certified public accountants (collectively, including the notes thereto, the “Year End Financial Statements”). Seller will deliver to Federated Hermes one time prior to Closing copies of its unaudited financial statements (including a balance sheet and statement of income) for the year-to-date period ended prior to Closing to the extent available (and at least through July 31, 2022) (collectively, the “Interim Financial Statements”). Except as set forth on Schedule 3.1.9, (i) the Year End Financial Statements have been prepared in accordance with GAAP and present (or, as applicable, will present) fairly the financial position and the results of operations, changes in shareholders’ equity and cash flows of Seller as at the respective dates of and for the periods referred to in such financial statements and (ii) the Interim Financial Statements have been prepared on the cash basis based upon books and records of Seller in accordance with accounting methods consistently applied in accordance with past practice and fairly present in all material respects the financial condition and results of operations of the Seller at the date of and for the period covered by the Interim Financial Statements. The Year End Financial Statements and the Interim Financial Statements are referred to collectively, as applicable, as the “Financial Statements.” Such Financial Statements have been (or, as applicable, will be) prepared from, and are in accordance with, the accounting/financial records of Seller. Seller has delivered to Federated Hermes copies of all letters from Seller’s auditors to Seller’s Board or audit committee thereof during the three (3) fiscal years preceding the date of this Agreement, together with copies of all responses thereto.
(b)The books of account and other financial books and records of Seller, all of which have been made available to Federated Hermes, are true, accurate and complete and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, Seller’s system of internal controls, and Applicable Law.
(c)Since December 31, 2021, there has not been any Material Adverse Change with respect to Seller, the Acquired Assets, or the Business.
(d)Seller is not now insolvent and will not be rendered insolvent by the Transaction. As used in this Section 3.1.9(d), “Insolvent” means that the sum of the debts and other probable liabilities of Seller exceeds the present fair saleable value of Seller’s assets.
(e)Immediately after giving effect to the consummation of the Transaction, (i) Seller will be able to pay its Liabilities as they become due in the usual course of business; (ii) Seller will not have unreasonably small capital with which to conduct any of its remaining business and affairs; (iii) Seller will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened Litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

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4.1.10Title to Acquired Assets; Sufficiency of Assets.
(a)Seller has good, marketable and transferable title to, or, in the case of leased property, a valid leasehold in, each of the Acquired Assets free and clear of any Encumbrances, except (i) Encumbrances for current taxes not yet due and payable and (ii) minor imperfections of title, none of which relate to Indebtedness for borrowed money, and other Encumbrances set forth on Schedule 3.1.10(a), provided, for the avoidance of doubt, that no Encumbrances which relate to Indebtedness for borrowed money (other than any Encumbrance for which the secured party has provided a written commitment to promptly release upon receipt of payment in full at Closing) shall exist as of the Closing (collectively, the “Permitted Encumbrance”) and, after the Closing, Federated Hermes (or its designated Affiliates) will have good, marketable and transferable title to, or, in the case of leased property, a valid leasehold in, each of the Acquired Assets free and clear of any Encumbrances (other than Permitted Encumbrance and Encumbrances created as a result of an action or omission of Federated Hermes (or its designated Affiliates) and not existing at, or relating to any action, omission, event or period of time prior to, the Closing). No Person (other than Seller) has any rights, title or interests in, to or under the Acquired Assets.
(b)Except for any assets specifically included in the Retained Assets, the Acquired Assets (i) constitute all of the assets, tangible or intangible, of any nature whatsoever, necessary to operate the Business in the manner presently operated by Seller, and (ii) include all of the operating assets of Seller.
3.2.11Taxes of Seller.
(a)All Tax Returns with respect to Taxes assessed or assessable against or otherwise relating to the Products that are or have been required to be filed (or will be required to be filed for periods ending on or prior to the Closing Date) by Seller have been (or will be) duly and timely filed. All such Tax Returns filed (or to be filed) by Seller are (or will be when filed) true, accurate and complete in all material respects. All Taxes assessed or assessable against or otherwise relating to the Products (whether or not shown or required to be shown on any Tax Return), with respect to the period through signing have been (except with respect to Taxes for any such period that are not due and payable as of such date), and with respect to the period through Closing will be duly and timely paid in full. There are no Encumbrances on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax or file any Tax Return, and to Seller’s Knowledge, there is no basis for assertion of any claims attributable to Taxes or any Tax Returns which, if adversely determined, would result in any such Encumbrance or otherwise have a material adverse impact on the Products or the Business. Seller has delivered to Federated Hermes copies of all federal Tax Returns filed by Seller since January 1, 2018.
(b)Seller has not received any written notice regarding any audit, examination or investigation by a Governmental Authority with respect to Taxes relating to the Products. No Product has, directly or indirectly, participated in any transaction that would constitute a “reportable transaction” or “listed transaction” as defined in Treasury Regulation § 1.6011-4.

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(c)Schedule 3.1.11 lists all the states and other jurisdictions with respect to which Seller has filed or is required to file any corporate, income, franchise or other Tax Return. No claim has ever been made in writing or overtly orally or is pending, or, to Seller’s Knowledge, threatened by any Governmental Authority in a state or other jurisdiction where Seller has not filed a Tax Return that Seller is or may or will be subject to taxation by that jurisdiction. There are no Taxes asserted by any Governmental Authority in writing or overtly orally to be due. There is no Litigation pending or, to Seller’s Knowledge, threatened against or relating to Seller in connection with Taxes, and no Taxes are currently under audit or subject to other Litigation by any Governmental Authority. Neither the IRS nor any other Governmental Authority is now asserting or, to Seller’s Knowledge, threatening to assert against Seller any deficiency or claim for additional Taxes or any adjustment of Taxes that would, if paid, have a material adverse effect on Seller, the Acquired Assets, the Business or any SMA, Direct Account or other Product and, to Seller’s Knowledge, there is no reasonable basis for any such assertion.
(d)All Taxes that Seller is or was required by Applicable Law to withhold, deduct or collect have been duly withheld, deducted and collected (or will be duly withheld, deducted or collected by the Closing) and, to the extent required, have been (or will be) paid to the proper Governmental Authority and all Forms W-2 and 1099 required with respect thereto have been (or will be) properly completed and timely filed.
(e)There is no tax sharing agreement, tax allocation agreement, closing agreement, tax indemnity obligation or similar Contract, understanding or practice with respect to Taxes relating to Seller, the Business, the Acquired Assets, or any SMA, Direct Account or other Product that will require any payment by Seller or Federated Hermes (or its Affiliates).
(f)Federated Hermes will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of the Business, the Acquired Assets and the Assumed Liabilities to Federated Hermes (or its designated Affiliates).
(g)Seller is an “S” corporation as defined in Section 1361 of the Code and for purposes of any state Applicable Law and properly made its “S” corporation election and has been an “S” corporation at all times since its formation, and will be up to and including the Closing Date. Seller (i) has not been a member of an affiliated group within the meaning of Section 1504(a) of the Code or similar provision under any other Applicable Law and (ii) has no Liability for Taxes of any other Person under Treasury Regulation § 1.1502-6 or similar provision under any other Applicable Law, as a transferee or successor by Contract or otherwise.
4.1.12Contracts.
(a)The subparts of Schedule 3.1.12(a) specified below set forth as of the date of this Agreement (and will set forth as of the Schedule Bring-Down Date prior to Closing) all written Contracts, or a description of any oral Contracts, to which Seller is a party, by which Seller is bound or to which Seller is subject:
(i)All such Contracts relating to the SMA Business (including any Investment Advisory Contracts (including agreements with Wrap Program Sponsors, platform agreements, model portfolio provider agreements, and electronic trading or order routing agreements), Powers of Attorney, Directed Trading Letters, and Soft Dollar

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Agreements) are (and will be as of the Schedule Bring-Down Date) set forth or described on Schedule 3.1.12(a)(i) and any Investment Advisory Contracts are specifically identified as such (such Contracts, including each other Contract required to be listed on Schedule 3.1.12(a)(i), together with any similar Contracts entered into by Seller between the Schedule Bring-Down Date and the Closing in the ordinary course consistent with past practice, this Agreement and the other Transaction Documents, being the “SMA Contracts”);
(ii)All such Contracts relating to the Direct Account Business (including any Investment Advisory Contracts, Powers of Attorney, Directed Trading Letters, and Soft Dollar Agreements) are (and will be as of the Schedule Bring-Down Date) set forth or described on Schedule 3.1.12(a)(ii), and any Investment Advisory Contracts are specifically identified as such (such Contracts, including each other Contract required to be listed on Schedule 3.1.12(a)(ii), together with any similar Contracts entered into by Seller between the Schedule Bring-Down Date and the Closing in the ordinary course consistent with past practice, this Agreement and the other Transaction Documents, being the “Direct Account Contracts”);
(iii)All such Contracts relating to any Other Business are (and will be as of the Schedule Bring-Down Date) set forth or described on Schedule 3.1.12(a)(iii), and any Investment Advisory Contracts are specifically identified as such (such Contracts, including each other Contract required to be listed on Schedule 3.1.12(a)(iii), together with any similar Contracts entered into by Seller between the Schedule Bring-Down Date and the Closing in the ordinary course consistent with past practice, this Agreement and the other Transaction Documents, being the “Other Business Contracts”);
(iv)All such Contracts relating to software, maintenance, training, licenses or other Intellectual Property used, or held for use, owned, or developed, invented or otherwise created, in connection with the Business (including any intellectual property assignment agreements) are (and will be as of the Schedule Bring-Down Date) set forth or described on Schedule 3.1.12(a)(iv) (such Contracts, including each other Contract required to be listed on Schedule 3.1.12(a)(iv), together with any similar Contracts entered into by Seller between the Schedule Bring-Down Date and the Closing in the ordinary course consistent with past practice, this Agreement and the other Transaction Documents, being the “Intellectual Property Contracts”);
(v)All such Contracts with market data providers, other information providers, outsourcers, service providers, record retention companies, or other vendors engaged, used in connection with or otherwise relating to the Business are (and will be as of the Schedule Bring-Down Date) set forth or described on Schedule 3.1.12(a)(v) (such Contracts, including each other Contract required to be listed on Schedule 3.1.12(a)(v), together with any similar Contracts entered into by Seller between the Schedule Bring-Down Date and the Closing in the ordinary course consistent with past practice, this Agreement and the other Transaction Documents, being the “Vendor Contracts”);
(vi)All such Contracts for the lease or use of computers, postage machines, fax machines, copiers, other equipment, office furniture or other tangible personal property in connection with the Business are (and will be as of the Schedule Bring-Down Date) set forth or described on Schedule 3.1.12(a)(vi) (such Contracts, including each other Contract required to be listed on Schedule 3.1.12(a)(vi), together with any similar Contracts entered into by Seller between the Schedule Bring-Down Date and the Closing in

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the ordinary course consistent with past practice, this Agreement and the other Transaction Documents, being the “Personal Property Lease Contracts”);
(vii)All such Contracts for the lease or use of real property used, or held for use, in connection with the Business are (and will be as of the Schedule Bring-Down Date) set forth or described on Schedule 3.1.17(b) (such Contracts, including each other Contract required to be listed on Schedule 3.1.17(b), together with any similar Contracts entered into by Seller between the Schedule Bring-Down Date and the Closing in the ordinary course consistent with past practice, this Agreement and the other Transaction Documents being the “Real Property Lease Contracts”);
(viii)All such Contracts for finder or solicitation services with third-party solicitors of Clients or potential Clients of the Business are (and will be as of the Schedule Bring-Down Date) set forth or described on Schedule 3.1.12(a)(viii) (such Contracts, including each other Contract required to be listed on Schedule 3.1.12(a)(viii), together with any similar Contracts entered into by Seller between the Schedule Bring-Down Date and the Closing in the ordinary course consistent with past practice, this Agreement and the other Transaction Documents being the “Solicitation Contracts”);
(ix)Any confidentiality agreements relating to the business are (and will be as of the Schedule Bring-Down Date) set forth or described on Schedule 3.1.12(a)(ix) (such Contracts, including each other Contract required to be listed on Schedule 3.1.12(a)(ix), together with any similar Contracts entered into by Seller between the Schedule Bring-Down Date and the Closing in the ordinary course consistent with past practice, this Agreement and the other Transaction Documents, being the “Confidentiality Contracts”)
(x)Any other Contracts relating to the Business are (and will be as of the Schedule Bring-Down Date) set forth or described on Schedule 3.1.12(a)(x) (such Contracts, including each other Contract required to be listed on Schedule 3.1.12(a)(x), together with any similar Contracts entered into by Seller between the Schedule Bring-Down Date and the Closing in the ordinary course consistent with past practice, this Agreement and the other Transaction Documents, being the “Business Related Contracts”); and
(xi)All outstanding written or oral offers or solicitations made by or to Seller to enter into any Contract with respect to the Business are (and will be as of the Schedule Bring-Down Date) set forth or described on Schedule 3.1.12(a)(xi) (such offers or solicitations, including each other offer or solicitation required to be listed on Schedule 3.1.12(a)(xi), together with any similar Contracts entered into by Seller between the Schedule Bring-Down Date and the Closing in the ordinary course consistent with past practice, this Agreement and the other Transaction Documents, being the “Outstanding Offers”).
(b)Except to the extent specifically identified as Retained Assets on Schedule 2.2 or pursuant to Section 2.10, Section 7.2(b) or Section 7.2(d), all of the above Contracts are included in the Acquired Assets. Seller has delivered to Federated Hermes true, accurate and complete copies of all of the written Contracts (including all exhibits, schedules and amendments) included or required to be included in any subpart of Schedule 3.1.12(a) as of the date of this Agreement (and, as applicable, as of the Schedule Bring-Down Date or Closing).

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(c)Except as disclosed on Schedule 3.1.12(c), Seller is not subject to a “most favored pricing”, non-competition, non-solicitation or other competitive restriction in any Contract that, to Seller’s Knowledge, would prevent Federated Hermes or its Affiliates from conducting their investment advisory, management and other businesses in a substantially similar manner to which such businesses are conducted on the date of this Agreement and, assuming no material changes to such businesses, as will be conducted on the Closing Date.
(d)Each Contract to which Seller is legally bound or subject, including each of the Contracts listed, or required to be listed, on subparts to Schedule 3.1.12(a) hereto or any of the other Schedules hereto, or included in the Acquired Assets, (1) has been duly authorized, executed and delivered by Seller and, to Seller’s Knowledge, each other party to it; and (2) is in full force and effect and constitutes the valid and legally binding obligation of Seller and, to Seller’s Knowledge, each other party to it, enforceable against Seller and, to Seller’s Knowledge, each other party to it in accordance with its terms (such enforceability being subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and to applicable general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law). Seller and, to Seller’s Knowledge, each other party thereto is in compliance in all material respects with the terms and conditions of each such Contract, and neither Seller nor, to Seller’s Knowledge, any other party thereto has committed any material breach or default under any such Contract or provided or received any notice of any intention to terminate such Contract.
(e)There does not exist under any Contract to which Seller is legally bound or to which Seller is subject (including each of the Contracts listed, or required to be listed, on subparts to Schedule 3.1.12(a) hereto or any of the other Schedules hereto) a material event of default or event or condition that, after notice or lapse of time or both, would constitute a material event of default under it on the part of Seller or, to Seller’s Knowledge, on the part of any other party to it. Except as disclosed on Schedule 3.1.12(e), no complaint, controversy or disagreement exists, or Litigation is pending or, to Seller’s Knowledge, is threatened, by or between Seller and any counterparty to any Contract or directly involving Seller’s provision or receipt of services, or any goods or other property, tangible or intangible, under any Contract.
(f)Seller has complied with, and is in compliance with, any most-favored pricing or similar provision in any SMA Contract (including any Contract with a Wrap Program Sponsor) or other Contract with a Client, and no reimbursement or reduction of advisory fees or other amounts is, or, with the passage of time would be, required under any such provision.
4.1.13Clients.
(a)Schedule 3.1.13(a) lists, as of May 1, 2022 (the “Base Date”), and will list as of the Schedule Bring-Down Date, Seller’s Clients, and for each Client:

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(i)Such Client’s identification number;
(ii)Such Client’s name (to be included on the Schedule Bring-Down Date but not the Base Date);
(iii)Whether Seller advises such Client directly or is such Client’s subadviser;
(iv)Whether Seller’s advisory services to such Client are discretionary, non-discretionary (including the provision of model portfolios) or impersonal;
(v)The investment strategy/style used by Seller to manage such Client’s assets under management;
(vi)The amount of assets under management by Seller for such Client;
(vii)The fee schedule for such Client (and whether the fee is a fixed fee, an asset-based fee, a fulcrum fee, a performance fee or other arrangement) and whether any portion of any such fee is payable in advance;
(viii)The product of subparagraphs (vi) and (vii);
(ix)If applicable with respect to such Client, the separately managed account/wrap fee program through which such Client’s assets under management are managed by Seller (including the Wrap Program Sponsor); and
(x)The manner of Consent required from such Client to consummate the Transaction (e.g., affirmative, new Contract, consent not required).
In addition to the information required above, Schedule 3.1.13(a) separately sets forth as of the Base Date (and will set forth as of the Schedule Bring-Down Date) all Wrap Program Sponsors and their programs in which Seller participates (using names that correspond to the information provided in clause (ix) above), and a summary of the structure of the program and Seller’s role within that structure (i.e., whether the program is a subadvisory program in which Seller acts as a subadviser with discretion, whether the program is a dual contract program in which Seller has a direct Contract with Clients and has discretion, or whether the program is a model-based program in which Seller provides model portfolios (including, if Seller provides model portfolios, whether Seller also executes trades at the request of the Wrap Program Sponsor)). To Seller’s Knowledge as of the date hereof, no Wrap Program Sponsor of a program in which Seller participates in any capacity has indicated that it would not Consent (to the extent Consent is required) to the Transaction.
In addition to the information required above, Schedule 3.1.13(a) also identifies as of the Base Date (and will identify as of the Schedule Bring-Down Date) each Client that, to Seller’s Knowledge, is, or has represented to Seller that Client is, (A) an “employee benefit plan”, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, or a Person acting on behalf of such a plan (“ERISA Client”) or (B) a “plan” as defined in Section 4975(e) and subject to Section 4975 of the Code, or a Person acting on behalf of such a plan

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(“Plan Client”). The accounts of each ERISA Client and Plan Client have been managed by Seller in material compliance with the applicable requirements of ERISA and the Code.
(b)Except for the Persons listed on Schedule 3.1.13(a), Seller does not provide investment management or advisory services, or other services, to, and does not receive any management or advisory fee, performance fee, profit participation, equity return or other income from, any Person.
(c)Except as disclosed on Schedule 3.1.13(c), no complaint, controversy or disagreement exists, or Litigation is pending or, to Seller’s Knowledge, is threatened, by or between Seller and any Client or directly involving Seller’s provision of services to any Client.
4.1.14Solicitors. Schedule 3.1.14 includes as of the date of this Agreement, and will include as of the Schedule Bring-Down Date, a true, accurate and complete list of all finders or third-party solicitors of Clients or potential Clients of the Business (“Solicitors”). Schedule 3.1.14 also identifies each Solicitation Contract pursuant to which such Solicitors provide services to Seller or in connection with the Business, the type of solicitation fee paid to such finder or solicitor (e.g., a percentage or fixed fee), the amount of such solicitation fee, whether the fee is paid out of Seller’s revenue or added to the investment management or advisory fees paid by Clients of Seller, and whether any no-action letter or other Governmental Approval was required to be obtained in order for the Person to serve as a finder or solicitor with respect to the Business, and indicates the Consent requirements under such Solicitation Contract that must be complied with in order to consummate the Transaction.
4.1.15Vendors. Schedule 3.1.15 includes as of the date of this Agreement, and will include as of the Schedule Bring-Down Date, a true, accurate and complete list of all market data providers, other information providers, service providers, record retention companies, or other vendors engaged or used by Seller in connection with or otherwise relating to the Business (“Vendors”). Schedule 3.1.15 also identifies each Vendor Contract pursuant to which such Vendors provide services to Seller or in connection with the Business and the services provided by the Vendor under such Vendor Contract, and indicates the Consent requirements under such Vendor Contract that must be complied with in order to consummate the Transaction.
4.1.16Intellectual Property.
(a)Schedule 3.1.16 sets forth a true, accurate and complete list of all Intellectual Property owned, purported to be owned, licensed or used in connection with the management or the operation of the Business, including any software or databases developed and owned by Seller and any investment model, strategy or process utilized to manage or operate the Business (the “Investment Models”) and all written Contracts (and a description of any oral Contracts) relating to such Intellectual Property. All of the Intellectual Property included in the Acquired Assets are valid and enforceable, and Seller has taken all necessary action to maintain and protect the Investment Models, all Intellectual Property comprising the Investment Models, and each item of Intellectual Property that it owns, licenses or uses to manage or otherwise operate the Business. Except to the extent specifically identified as Retained Assets, all Intellectual Property listed or required to be listed on Schedule 3.1.16 is included in the Acquired Assets. Seller also has taken all necessary action to preserve the confidential nature of all confidential information (including any proprietary information) with respect to the Acquired Assets and the Business.

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(b)Except as disclosed on Schedule 3.1.16, Seller owns and possesses all rights, title and interest in and to all of the Intellectual Property disclosed or required to be disclosed on Schedule 3.1.16, and Seller’s ownership is free and clear of all Encumbrances. If any Intellectual Property disclosed or required to be disclosed on Schedule 3.1.12(a)(iv) or Schedule 3.1.16 is (i) not owned by Seller, Seller shall, and the Class A Owners shall cause Seller to, obtain a license or other right for Federated Hermes to utilize such Intellectual Property (on terms reasonably satisfactory to Federated Hermes) prior to the Closing (unless such Intellectual Property constitutes “off the shelf” software that is commercially available), or (ii) owned by Seller and subject to an Encumbrance, Seller shall, and the Class A Owners shall cause Seller to, remove such Encumbrance prior to the Closing. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transaction, will result in the loss or impairment of or payment of any additional amounts with respect to Federated Hermes’ right to own or use any Intellectual Property included in the Acquired Assets or any Intellectual Property subject to any Intellectual Property Agreement.
(c)Seller owns and possesses all right, title and interest in the Investment Models, and all Intellectual Property comprising the Investment Models, and all Contracts relating to such Investment Models or Intellectual Property, free and clear of all Encumbrances.
(d)Except for any implied license granted to Clients, Seller has not licensed to any other Person, or authorized any other Person to use, the Investment Models or any Intellectual Property comprising the Investment Models, or any other Intellectual Property disclosed or required to be disclosed on Schedule 3.1.12(a)(iv) or Schedule 3.1.16 that is owned by Seller.
(e)Except as set forth on Schedule 3.1.16 hereto:
(i)(A) Seller’s ownership and use of the Investment Models and any Intellectual Property comprising the Investment Models, or Seller’s ownership, licensing or use of any other Intellectual Property (whether or not disclosed or required to be disclosed on Schedule 3.1.12(a)(iv)) or Schedule 3.1.16 and its operation of the Business as presently conducted, does not misappropriate, violate, interfere with, infringe, or otherwise conflict with any proprietary or intellectual property rights of any Person or violate Applicable Law.
(ii)No complaint or claim, action, suit, proceeding, hearing, investigation, charge, demand, or other Litigation is pending or, to Seller’s Knowledge, threatened against Seller, any Owner or any of their respective Affiliates by any Person (A) regarding Seller’s ownership of the Investment Models or any Intellectual Property comprising the Investment Models, or Seller’s ownership, licensing or use of any other Intellectual Property owned, licensed or used by Seller (whether or not disclosed or required to be disclosed on Schedule 3.1.12(a)(iv)) or Schedule 3.1.16 or (B) challenging or questioning the validity, use, enforceability, or effectiveness (as applicable) of (or alleging infringement, misappropriation or other violation of intellectual property rights relating to) the Investment Models or any Intellectual Property comprising the Investment Models, or any other Intellectual Property owned, licensed or used by Seller (whether or not disclosed or required to be disclosed on Schedule 3.1.12(a)(iv) or Schedule 3.1.16), or any Contract relating to the Investment Models, any Intellectual Property comprising the Investment Models, or such other Intellectual Property. Neither Seller, nor any Affiliate of Seller, has received any written or oral charge, complaint, claim, letter, demand or notice alleging any

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such misappropriation, violation, interference, infringement or conflict (including any of the foregoing alleging that Seller must license or refrain from using any intellectual property rights of any Person), and there is no actual or alleged or occurring infringement, misappropriation or unlawful or unauthorized use of the Investment Models, any Intellectual Property comprising the Investment Models, or any other Intellectual Property included in the Acquired Assets.
(iii)Seller is not subject to any outstanding decree, order, judgment, or stipulation (A) restricting in any manner the ownership, use or transfer of the Investment Models, any Intellectual Property comprising the Investment Models, or any other Intellectual Property included in the Acquired Assets or any Contracts relating to such Investment Models or Intellectual Property, or (B) which may affect the validity, use, enforceability or effectiveness of the Investment Models, any Intellectual Property comprising the Investment Models, or any other Intellectual Property included in the Acquired Assets, or any Contracts relating to such Investment Models or Intellectual Property.
(iv)Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with the Investment Models, the Intellectual Property comprising the Investment Models, or any other Intellectual Property disclosed or required to be disclosed on Schedule 3.1.12(a)(iv) or Schedule 3.1.16 or included in the Acquired Assets.
(v)No loss or expiration of the Investment Models, any Intellectual Property comprising the Investment Models, or any other Intellectual Property disclosed or required to be disclosed on Schedule 3.1.12(a)(iv) or Schedule 3.1.16 or included in the Acquired Assets is pending or, to Seller’s Knowledge, threatened or reasonably foreseeable.
(vi)Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transaction, will result in the loss or impairment of or payment of any additional amounts with respect to, nor require the Consent of any other Person in respect of, Federated Hermes’ right to own or use any Investment Models or any Intellectual Property subject to any Intellectual Property Contract.
(vii)Seller has complied with and is presently in compliance with all Applicable Laws applicable to the Investment Models, any Intellectual Property comprising the Investment Models, and any and all other Intellectual Property disclosed or required to be disclosed on Schedule 3.1.12(a)(iv) or Schedule 3.1.16 or included in the Acquired Assets.

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(viii)Seller has not used and does not currently use any of the customer information that it has received or currently receives through its websites or otherwise in an unlawful manner, such that criminal or civil liability would result, or in a manner that violates any privacy rights of its customers. Seller has commercially reasonable security measures in place to protect the customer information it receives through its website or otherwise and which it stores in its computer systems from illegal use or unauthorized disclosure to, or access or manipulation by, third parties.
4.1.17Real Property; Leased Real Property; Personal Property; Leased Personal Property.
(a)Seller does not own, and has never owned, any real property.
(b)Schedule 3.1.17(b) includes a true, accurate and complete list of all real property leased or used by Seller. Schedule 3.1.17(b) also identifies each Real Property Lease Contract pursuant to which such real property is leased or used by Seller, and indicates the Consent requirements under such Real Property Lease Contract that must be complied with in order to consummate the Transaction. Unless specifically identified as a Retained Asset, all such Real Property Lease Contracts are included in the Acquired Assets. Except as set forth on Schedule 3.1.17(b), Seller (i) is not in material breach or default under any of the Real Property Lease Contracts to which it is a party, and (ii) has not subleased, licensed or otherwise granted any Person the right to use or occupy any of the real property leased or used by Seller or any portion thereof. Seller enjoys peaceful and undisturbed possession of any leased real property. Seller has not received any notice that either the whole or any portion of any of real property leased or used by Seller is to be condemned, requisitioned or otherwise taken by any public authority. Seller has not received notice of, and, to Seller’s Knowledge, there are no public improvements that will be made that may result in special assessments against, or otherwise adversely affect, any of the real property leased or used by Seller. Schedule 3.1.17(b) also separately identifies Seller’s headquarters location and the location of any other offices maintained and operated by Seller. Except as identified on Schedule 3.1.17(b), Seller does not maintain any other office or conduct business at any other location, and Seller has no current intention to open any additional offices or operate at any other location. The leased real property is sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.
(c)Schedule 3.1.17(c) includes, and will include as of the Schedule Bring-Down Date, a true, accurate and complete list of all computers, postage machines, fax machines, copiers, other equipment, office furniture or other tangible personal property owned by Seller (collectively, together with any additional personal property acquired in the ordinary course and consistent with past practices, this Agreement and the other Transaction Documents, the “Personal Property”). Schedule 3.1.17(c) also sets forth Seller’s depreciation schedule for such Personal Property, which was prepared consistent with GAAP. All such Personal Property is in good and usable condition (normal wear and tear excepted) and is adequate for the uses to which it is being put. None of the Personal Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

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(d)Schedule 3.1.17(d) includes, and will include as of the Schedule Bring-Down Date, a true, accurate and complete list of all computers, postage machines, fax machines, copiers, other equipment, office furniture or other tangible personal property leased or used (but not owned) by Seller (collectively, “Leased Personal Property”). Schedule 3.1.17(d) also identifies each Personal Property Lease Contract pursuant to which such Leased Personal Property is leased or used by Seller, and indicates the Consent requirements under such Personal Property Lease Contract that must be complied with in order to consummate the Transaction.
3.2.18Environmental Matters.
(a)Seller is in compliance in all material respects and has at all times complied in all material respects with the Environmental Laws relating to its Business and to its properties and assets (including properties and assets currently or formerly owned, leased or used) and the lease, use and ownership of those properties and assets. No violation of such Environmental Laws by Seller has been alleged or, to Seller’s Knowledge, threatened.
(b)Neither Seller nor, to Seller’s Knowledge, any other Person has caused or taken (or failed to cause or take) any action that will result in, and Seller is not as of the date of this Agreement, and on the Closing Date will not be, subject to, any Liability or obligation of any nature (including indemnification obligations), whether known or unknown, absolute, accrued, fixed, conditional, contingent, determined or determinable, or otherwise and whether due or to become due, in connection with environmental conditions relating to Seller’s Business, properties and assets (including those currently or formerly owned, leased or used), use of those properties and assets, or in connection with Hazardous Substances.
(c)Seller has given Federated Hermes true, accurate and complete copies of all information (including any environmental site assessments, compliance audits, studies, allegations of noncompliance or Liability) in its possession, custody or control relating to environmental conditions relating to its Business, properties and assets (including those currently or formerly owned, leased or used), or its lease, use or ownership of those properties and assets (including those currently or formerly owned, leased or used), or relating to Hazardous Substances.
4.1.19Affiliated Transaction; Guarantees.
(a)Except as identified on Schedule 3.1.19, neither Seller nor, to Seller’s Knowledge, any SMA, Direct Account or other Product is a party to any Contract or is subject to a transaction with, or otherwise receives any services from (whether or not for compensation and whether or not in the ordinary course), any director, officer or employee of Seller, any Owner, any other Affiliate of Seller or any Owner, a member of any such Person’s immediate family, any Affiliate of any such Person’s immediate family, any trust for the benefit of any such Person, or any other Person that would be an “associated person” of an investment adviser as that term is defined under the Advisers Act.
(b)None of the Liabilities of the Business or of Seller incurred in connection with the ownership or operation of the Acquired Assets, the conduct of the Business or the provision of services to the sponsoring of, the Products is guaranteed by or subject to a similar contingent obligation of any other Person. Seller has not guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any other

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Person. There are no outstanding letters of credit, surety bonds or similar instruments of Seller or any of its Affiliates in connection with the Business or the Acquired Assets.
10.1.20Insurance.
(a)The liability, property and casualty, workers’ compensation, directors’ and officers’ liability, errors and omissions, key man, surety bonds, and other insurance Contracts (“Policies”) entered into by Seller that insure the Business, the Acquired Assets or any SMA, Direct Account or other Products, or the directors, officers, employees, representatives or agents of Seller, are adequate to protect the Business, Acquired Assets and any such SMA, Direct Account or other Product in all material respects as the Business was and is conducted, the Acquired Assets operated and the SMAs, Direct Accounts and other Products serviced before the Closing and in amounts customarily carried by Persons conducting businesses similar to the Business. The Policies are sufficient for compliance with all Applicable Laws and Contracts to which Seller is a party or by which Seller is bound. Seller has provided Federated Hermes true, accurate and complete copies of all Policies.
(b)Since January 1, 2019, Seller has not made any insurance claim under any Policies (or other insurance Contracts or bonds in effect at the time) except as disclosed on Schedule 3.1.20.
(c)The Policies are valid and binding, in full force and effect, and enforceable against the policyholders according to their terms, and no default has been committed by Seller or, to Seller’s Knowledge, the insurer under any of the Policies. None of the Policies have been subject to any lapse in coverage. All premiums due and payable under the Policies have been paid. Seller is otherwise in compliance with the terms and conditions of those Policies. Seller has not received any notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Policies.
4.1.21Performance and Advertising.
(a)The calculation of performance of the Business is (and will continue to be through the Closing) accurate and has been (and will continue to be through the Closing) calculated at all times in compliance with Applicable Law. Seller has maintained (and will continue to maintain through the Closing) all books and records necessary or required under Applicable Law to calculate performance of the Business (including its performance with respect to each Product), and justify such performance calculations, and all such books and records are included in the Acquired Assets.
(b)All marketing, advertising and distribution materials, disclosures and practices prepared, filed or implemented by Seller in managing and providing services to the SMAs, Direct Accounts and other Products and otherwise operating the Business have complied, and will continue to comply, with Applicable Laws, and all such marketing, advertising and distribution materials and disclosures have not (and will not through the Closing) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in them not misleading in light of the circumstances under which they were made.

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(c)To the extent that Seller claims to be compliant with the CFA Institute Guidelines with respect to its Business, or any SMA, Direct Account or other Product, Seller has complied with the applicable CFA Institute Guidelines.
6.1.22Operations of Business.
(a)Since December 31, 2021, Seller has carried on its business in the usual, regular and ordinary course, consistent with past practices, in all material respects. Except as set forth on Schedule 3.1.22, Seller has not taken or omitted to take any action that, if taken or omitted between the date of this Agreement and the Closing, would breach Section 6.1.1.
(b)Seller has not, directly or indirectly, given or agreed to give (or authorized any director, officer, employee, representative or agent to give or agree to give), and, to Seller’s Knowledge, no director, officer, employee, representative or agent of Seller has given, any gift or similar benefit to any Client, Governmental Authority or other Person who is or may be in a position to help or hinder the Business or any SMA, Direct Account or other Product which (i)(A) violated, or was for the purposes of concealing a violation of, Applicable Law and (B) subjected or could reasonably be expected to subject Seller to any damage, penalty or other Liability in any civil, criminal, administrative or regulatory proceeding or other Litigation, or (ii) if not given in the past, or if not continued in the future, had or could reasonably be expected to materially and adversely effect the Business.
4.1.23Employee Benefit Plans.
(a)Schedule 3.1.23 contains a list of all current “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and consulting, severance, change in control, employment, stock option or other equity-based performance, bonus, vacation, tuition reimbursement, employee discount, expense reimbursement, allowance, termination, retention, retiree benefit, compensation, incentive or deferred compensation plan, program or agreement, in each case whether formal or informal, whether or not reduced to writing, and whether funded or unfunded, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Seller for the benefit of, or which is otherwise available from Seller or any Affiliate of Seller to, any current or former employee, officer, director, representatives or agents of Seller or the beneficiaries or dependents of such Persons (collectively, the “Seller Plans”). No Seller Plan is a “multiemployer plan” (as defined in Section 3(37) of ERISA), “multiple employer plan” (as defined Section 413(c) of the Code), or a “multiple employer welfare arrangement,” as defined in Section 3(40), and Seller has no liability with respect to any such plan as a result of being considered a single employer with any other entity under Section 414 of the Code. No Seller Plan is subject to Section 302 of ERISA or Section 412 of the Code. No Seller Plan provides life insurance or medical benefits (whether or not insured) with respect to current or former directors, officers, employees, representatives or agents of Seller after retirement or other termination of services except as mandated by Applicable Law. Each Seller Plan is and has been in compliance in all material respects with, and each such Seller Plan is and has been operated in all material respects in accordance with, the documents governing them and the applicable laws, rules and regulations, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or other Governmental Authority under ERISA, the Code or any other Applicable Law. Seller has no liability under any employee benefit plan that is subject to Title IV of ERISA, either directly or as a result of being considered a single employer with any other entity under Section 414 of the Code. All required contributions,

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premiums and expenses payable to or in respect of any Seller Plan or the operation or administration of any Seller Plan (whether pursuant to the terms of the Seller Plan or required by Applicable Law) relating to a period on or before the date of this Agreement and Closing Date has or will have been paid prior to the Closing Date. There are no pending or, to Seller’s Knowledge, threatened claims, actions, investigations, proceedings or other Litigation by or on behalf of a Seller Plan, a Governmental Authority, or any other Person involving a Seller Plan or its assets (other than routine claims for benefits). No payment that is or may be made by, from or with respect to any Seller Plan or otherwise to any current or former employee, independent contractor, director or officer of Seller in connection with the transactions contemplated by this Agreement, alone or in combination with any other event, would be properly characterized as an “excess parachute payment” under Section 280G of the Code or would be subject to an excise Tax under Section 4999 of the Code.
(b)Seller has delivered to or made available to Federated Hermes, with respect to each Seller Plan and to the extent applicable, true, accurate and complete copies of all Seller Plan documents in effect, and where the Seller Plan has not been reduced to writing, a written summary of all material plan terms; any trust agreements, insurance contracts or other funding arrangements in effect; the three most recent actuarial and trust reports; any communications relating to any audits, investigations, examinations or other Litigation involving, and any other material communications received from or sent to, the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor or other Governmental Authority; the three most recent IRS Forms 5500 and the related schedules thereto; the most recent IRS determination letter or opinion letter; the current summary plan descriptions; and any amendments and modifications to any such document.
10.1.24Labor and Employee Matters.
(a)Seller is in compliance in all material respects with all Applicable Laws respecting employment and employment practices (including discrimination, harassment, retaliation, payments of wages and compensation, hiring practices, and equitable pay practices, occupational safety and health, immigration, and work authorization). All employees of the Business are properly classified under the Fair Labor Standards Act and state and local wage and hour laws. There are no labor unions or other organizations representing any directors, officers, employees, representatives or agents of Seller. There are no current organizing activities among such Persons, and Seller is not, and has never been, a party to a collective bargaining agreement or any work rules or practices agreed to with any labor union or association. There is no pending, and there has not been at any time in the past five (5) years any, strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, application, petition, or demand for recognition or certification of a collective bargaining agent, question concerning representation, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting Seller or any of its respective employees. There is no Litigation pending or, to Seller’s Knowledge, threatened against Seller pertaining to Applicable Laws respecting employment and employment practices (including discrimination, harassment, retaliation, payments of wages, hiring practices and compensation and equitable pay practices, occupational safety and health, immigration, and work authorization). Each employee (including inactive and former employees employed by Seller within the last three (3) years from the date hereof), independent contractor and consultant of Seller is listed on Schedule 3.1.24(a). The members of Seller’s Investment Management Team are separately identified as such on the list of employees included on Schedule 3.1.24(a). For each employee, independent contractor and consultant of Seller, Schedule 3.1.24(a) also sets forth such Person’s name, job title/position, FLSA designation, officer title, date of employment, service date (if applicable), base salary or wages, bonuses

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or other incentive-based compensation (including equity awards), date of birth, home address, licenses(s) and, additionally for inactive employees, the reason for their absence and expected date of return and for former employees that were employed by Seller within the last three (3) years from the date hereof the date of and reason for their separation. Seller has complied (and will continue to comply) with and has not violated, and will not as a result of the Transaction violate, the WARN Act or any similar provisions of Applicable Law of any state, local and foreign jurisdiction related to plant closings, relocations, mass layoffs and employment losses. Seller has not, in the last three (3) years, effectuated a “plant closing” or “mass layoff” (as defined in the WARN Act). None of the employees of Seller will have suffered an “employment loss” (as defined in the WARN Act) under the WARN Act in the six (6) months prior to the Closing Date, and Seller is not required to give any WARN Act or similar notice in connection with the Transaction.
(b)Except as set forth on Schedule 3.1.24(b), or with respect to any Seller Plans or as provided in any applicable employee manuals or handbook, Seller is not a party to any written Contract with any present or former director, officer, employee, consultant, or independent contractor. Except as set forth on Schedule 3.1.24(b), during the six (6) months preceding the date hereof, there have been no terminations, layoffs, voluntary departures, or retirements of any employees or independent contractors, and to Seller’s Knowledge, there is no reason to believe that any such terminations, layoffs, voluntary departures, or retirements will occur prior to the Closing. No employees or officers of Seller have given notice of actual or potential termination of employment to Seller, nor, to Seller’s Knowledge, does any such employee or officer intend to terminate his or her employment with Seller.
(c)Seller is not delinquent in payments to any of its employees for any wages, salaries, overtime pay, vacation pay, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees. Seller has made all required payments to its unemployment compensation reserve accounts with the appropriate Governmental Authority of the states or other jurisdictions where it is required to maintain such accounts. Seller is not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security, or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice), consultants, and independent contractors. Seller has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees, independent contractors, or consultants and is not liable for any arrears of wages or any Tax or any penalty or interest for failure to comply with any of the foregoing.

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4.1.25COVID-19; PPP Loans. Seller has at all times during the COVID-19 pandemic operated in material compliance with the requirements of all COVID-19 Measures. Seller has not (a) applied for or received any loans pursuant to or under any PPP Laws that have not been forgiven in full by the applicable Governmental Authority or (b) received (or intends to receive) or applied for any other benefits under any PPP Laws or any other Applicable Laws promulgated in response to COVID-19 (including taking any employee retention credit, deferring payment of payroll Taxes or other benefits available under the CARES Act).
4.1.26No Pooled Vehicles. Except for the SMAs, Direct Accounts and the Other Business, the Company does not act as investment adviser, subadviser, distributor, administrator, fund accountant, custodian, service provider, sponsor, manager, general manager, member, managing member or trustee of any account or product, or any registered or unregistered investment company, private fund or other pooled investment vehicle.
3.2Representations and Warranties of Owners. Each Owner that is an individual, and each Owner that is a Trust (jointly and severally with the Beneficial Owner of such Trust), severally and not jointly represents and warrants to Federated Hermes with respect to such Owner (and not with respect to any other Owner) as follows:
3.2.1Non-Compete and Restrictive Covenant Parties.
(a)To such Owner’s Knowledge, any Persons constituting, as of the date of this Agreement, Restrictive Covenant Parties under clause (b)(ii) of the definition of “Restrictive Covenant Parties” in Section 1.1 of this Agreement are set forth on Schedule 3.1.1(c) to this Agreement.
(b)To such Class A Owner’s Knowledge, any Persons constituting, as of the date of this Agreement, Non-Compete Parties under clause (b)(ii) of the definition of “Non-Compete Parties” in Section 1.1 of this Agreement are set forth on Schedule 3.1.1(c) to this Agreement
(c)Schedule 1 is (and as of the Schedule Bring-Down Date and Closing will be) true, accurate, and complete with respect to: (i) such Owner being identified as a shareholder of Seller; and (ii) such Owner’s direct or indirect percentage ownership interest in Seller.
4.1.2Authority. Such Owner (other than a Trust) is a natural person and such Owner has the capacity to execute, deliver and enter into this Agreement and each other Transaction Document to which such Owner is a party, and to perform the obligations under this Agreement and each such other Transaction Document applicable to such Owner. Each such Owner has taken all action necessary to be taken by such Owner to authorize the execution, delivery, and performance of this Agreement and each such other Transaction Document to which such Owner is a party. Such Owner has delivered to Federated Hermes evidence of such actions or proceedings in a form reasonably satisfactory to Federated Hermes. This Agreement and each other Transaction Document to which such Owner is a Party has been (or, when executed and delivered, will be) duly executed and delivered by such Owner, and is (or, when executed or delivered will constitute) a valid and legally binding agreement and obligation of such Owner, enforceable against such Owner in accordance with its terms, except as may be limited by or subject to any bankruptcy,

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insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.
4.1.3No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transaction by such Owner, will not breach or violate any provision of any material Contract or Applicable Law to which such Owner is subject or by which such Owner is obligated or any of such Owner’s properties or assets bound, other than breaches and violations that would not, individually or in the aggregate, affect (a) the validity or enforceability of this Agreement or any other Transaction Document, (b) Seller, (c) the Acquired Assets, (d) the Business, or (e) any SMA, Direct Account or other Product.
4.1.4Governmental Approvals; Other Consents. Such Owner is not required to submit, give or obtain any Consent to or from any Governmental Authority, or any other Person, in connection with the execution, delivery and performance by such Owner of this Agreement or any other Transaction Document or the consummation of the Transaction.
4.1.5Litigation. No Litigation is pending or, to such Owner’s Knowledge, threatened against or relating to such Owner that could reasonably be expected to prevent or interfere with the consummation of the Transaction.
4.1.6Compliance.
(a)Such Owner has complied and is in compliance in all material respects with all Applicable Laws, including in connection with the acquisition and maintenance of its ownership interest in Seller and any approval of the Transaction.
(b)Such Owner has delivered to Federated Hermes copies of all correspondence between such Owner and the Commission or other Governmental Authority relating to any examination or inquiry by the Commission or other Governmental Authority with respect to such Owner’s compliance with Applicable Law as it relates to the Business. None of such Owner or any of such Owner’s directors, officers, employees, representatives or agents, as applicable, (in their capacities as such on behalf of such Owner) have been enjoined, indicted, convicted or made the subject of any investigations (excluding routine examinations by regulatory or self-regulatory organizations), disciplinary proceedings, consent decrees, administrative orders or other Litigation on account of a violation (or alleged violation) of Applicable Law as it relates to the Business.
10.1.7Taxes. There are no Encumbrances on any of the Acquired Assets that arose in connection with any failure (or alleged failure) by such Owner to pay any Tax or file any Tax Return, and such Owner does not have Knowledge of any basis for assertion of any claims attributable to such Taxes or Tax Returns which, if adversely determined, would result in any such Encumbrance.
3.3Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, NEITHER SELLER NOR ANY OWNER, NOR ANY OF THEIR AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ON BEHALF OF ANY OF THEM, MAKES ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER (WHETHER WRITTEN, ORAL, EXPRESS

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OR IMPLIED) WITH RESPECT TO OR REGARDING SELLER, ANY OWNER OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES, OR THE BUSINESS, THE ACQUIRED ASSETS, OR THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTION. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, SELLER AND EACH OWNER DISCLAIM, ON BEHALF OF SUCH PERSON AND SUCH PERSON’S AFFILIATES AND REPRESENTATIVES: (I) ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY, ON BEHALF OF OR REGARDING SELLER OR SUCH OWNER, OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, AND (II) ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, OPINION, PROJECTION, ESTIMATE, FORECAST, ADVICE, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO FEDERATED HERMES OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, PROJECTION, ESTIMATE, FORECAST, ADVICE, STATEMENT OR INFORMATION THAT MAY HAVE BEEN OR MAY BE PROVIDED TO FEDERATED HERMES OR ITS AFFILIATES OR REPRESENTATIVES, BY OWNER, ANY REPRESENTATIVE OF SELLER OR ITS AFFILIATES).
3.4No Other Representations and Warranties. SELLER AND EACH OWNER ACKNOWLEDGES AND AGREES THAT:
(a)THE REPRESENTATIONS AND WARRANTIES OF OR REGARDING FEDERATED HERMES OR ANY OF ITS AFFILIATES SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF FEDERATED HERMES TO SELLER AND SUCH OWNER, OR REGARDING ANY OF ITS AFFILIATES, IN CONNECTION WITH THE TRANSACTION.
(b)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, SELLER AND SUCH OWNER HEREBY SPECIFICALLY DISCLAIM AND MAY NOT (HAS NOT AND WILL NOT) RELY ON (INCLUDING AS TO VERACITY), AND IRREVOCABLY AND UNCONDITIONALLY WAIVE AND RELEASE ANY CLAIMS (WHETHER FOR BREACH OF CONTRACT, TORT, FRAUD OR OTHERWISE) BASED ON, ARISING FROM OR RELATING TO ANY REPRESENTATION, WARRANTY, OR STATEMENT (WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED) MADE OR SUPPLIED BY, OR ON BEHALF OF, FEDERATED HERMES OR ANY OF ITS AFFILIATES OR REPRESENTATIVES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, MANAGERS, TRUSTEES, EMPLOYEES OR REPRESENTATIVES, IN OR IN CONNECTION WITH ANY PROPOSAL OR OTHER DOCUMENT RELATING TO, OR MADE IN CONNECTION WITH ANY DISCUSSIONS, INVESTIGATION, DUE DILIGENCE OR NEGOTIATION RELATING TO, THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTION OR THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, INCLUDING ANY REPRESENTATION, WARRANTY, OR STATEMENT (WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED) RELATING TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED, THE SUCCESS OF THE TRANSACTION, INTEGRATION PLANS OR EFFORTS, ASSET LEVELS, CLIENT OR

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CUSTOMER TRACKING, SALES OR MARKETING PLANS OR EFFORTS, PROJECTIONS, ESTIMATES OR FORECASTS, FUTURE RESULTS OF OPERATIONS OR PROFITABILITY, GROSS OR NET REVENUES TO BE EARNED OR ACCRUED, AMOUNTS OF WAIVERS, ASSUMPTIONS, REIMBURSEMENTS, OR OTHER PAYMENTS, EXPENDITURES, DEDUCTIONS OR EXPENSES (OR ACCRUALS THEREFOR), OR THE UPFRONT PAYMENT, CONTINGENT PURCHASE PRICE PAYMENTS, AGGREGATE CONSIDERATION, ANY TRUE UP PAYMENTS OR OTHER DEAL CONSIDERATION, OR ANY OTHER REVENUE OR AMOUNTS, TO BE EARNED OR PAID.
(c)ANY CLAIMS SELLER OR SUCH OWNER, OR ANY OF THEIR AFFILIATES, MAY HAVE FOR A BREACH OF REPRESENTATION OR WARRANTY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES OF OR REGARDING FEDERATED HERMES OR ANY OF ITS AFFILIATES AS SET FORTH IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.
(d)SELLER AND EACH OWNER ACKNOWLEDGE AND AGREE THAT (I) SUCH PERSON AND SUCH PERSON’S AFFILIATES HAVE MADE THEIR OWN INQUIRY AND INVESTIGATION INTO FEDERATED HERMES, AS WELL AS THE TRANSACTION, AND, BASED THEREON, SELLER AND EACH SUCH OWNER HAS FORMED AN INDEPENDENT JUDGMENT CONCERNING THE TRANSACTION, AND (II) SUCH PERSON HAS BEEN (OR UPON COMPLETION OF DUE DILIGENCE WILL HAVE BEEN) FURNISHED WITH, OR GIVEN ADEQUATE ACCESS TO, SUCH INFORMATION ABOUT FEDERATED HERMES, AND THE TRANSACTION, AS SUCH PERSON HAS REQUESTED.
Section 4.REPRESENTATIONS AND WARRANTIES OF FEDERATED HERMES
22.1Representations and Warranties of Federated Hermes.
Federated Hermes represents and warrants to Seller and each Owner as follows:
4.1.1Incorporation and Qualification. Federated Hermes is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania. Federated Hermes has the requisite corporate power and authority to conduct its business as currently conducted and to own, lease, and operate the properties and assets used in connection therewith. Federated Hermes is duly qualified or licensed to do business and is in good standing in every jurisdiction where its business so requires, except for such failures to qualify or be licensed as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business operations of Federated Hermes.

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4.1.2Authority. Federated Hermes has full corporate power and authority to enter into this Agreement and each other Transaction Document to which Federated Hermes is a party, to perform its obligations hereunder and thereunder, and to carry out the Transaction. Federated Hermes has taken all corporate or other action necessary to be taken by it to authorize the execution, delivery, and performance of this Agreement and each other Transaction Document to which Federated Hermes is a party, and no further corporate, shareholder, or other action or proceeding on the part of Federated Hermes is necessary to authorize this Agreement and each other Transaction Document to which Federated Hermes is a party or to consummate the Transaction. Federated Hermes has delivered to Seller evidence of such actions or proceedings in a form reasonably satisfactory to Seller. This Agreement and each other Transaction Document to which Federated Hermes is a party have been (or, when executed and delivered, will be) duly executed and delivered by Federated Hermes and are (or, when executed and delivered, will be) valid and legally binding agreements and obligations of Federated Hermes enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.
4.1.3No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transaction, will not breach or violate any provision of the Governing Documents of Federated Hermes, nor the terms of any material Contract or Applicable Law to which Federated Hermes is subject or by which Federated Hermes is obligated or any of Federated Hermes’ properties or assets bound, other than breaches and violations that would not, individually or in the aggregate, affect the validity or enforceability of this Agreement or any other Transaction Document.
4.1.4No Convictions, Sanctions or Other Violations. Federated Hermes is not ineligible (whether by virtue of its own conduct, acts or omissions or by virtue of the conduct, acts or omissions of its Affiliates) under Section 9(a) or 9(b) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to a registered investment company. Neither Federated Hermes nor, to Federated Hermes’ Knowledge, any “person associated with an investment adviser” (as defined in the Advisers Act as applied to Federated Hermes as if it were an investment adviser) is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as a person associated with an investment adviser, or, except as disclosed in Federated Hermes’ reports filed under the 1934 Act or Schedule 4.1.4, pursuant to Rule 206(4) 3 under the Advisers Act to serve as a solicitor, and has been the subject of any legal or disciplinary event that must be disclosed to Clients pursuant to Rule 206(4)-4 promulgated under the Advisers Act. There is no judicial or administrative action, suit, proceeding, investigation or other Litigation pending or, to Federated Hermes’ Knowledge, threatened that could reasonably be expected to result in Federated Hermes (or, to Federated Hermes’ Knowledge, any Affiliate that is a subsidiary of Federated Hermes or any “person associated with an investment adviser” as contemplated above) becoming ineligible to serve in such positions or requiring disclosure to Clients of Federated Hermes’ advisory Affiliates.
4.1.5Governmental Approvals; Other Consents. Except for the approval of the Transaction by Federated Hermes’ Board which has been obtained on or prior to the date of this Agreement and the other Consents identified on Schedule 4.1.5, Federated

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Hermes is not required to submit, give or obtain any Consent to or from any Governmental Authority, or any other Person, in connection with the execution, delivery, and performance of this Agreement or any other Transaction Document or the consummation of the Transaction.
4.1.6Litigation. No Litigation is pending or, to Federated Hermes’ Knowledge, threatened against or relating to Federated Hermes that seeks to delay, hinder, or prohibit execution of this Agreement or any other Transaction Document or the consummation of the Transaction.
4.1.7Compliance. Federated Hermes, through its advisory subsidiaries, is in compliance, in all material respects, with (a) all Applicable Law relating to the operation of an investment advisory business, and (b) the material provisions of all applicable Contracts, investment policies, and restrictions relating to such business; and Federated Hermes and its advisory subsidiaries possess all requisite Consents required under any Applicable Law to own and operate such business, and are in material compliance with all such Consents. Federated Hermes has no Knowledge of any facts or information that, with or without the passage of time, is likely to result in any material non-compliance by Federated Hermes or its advisory subsidiaries.
4.1.8Sufficiency of Funds. Federated Hermes has available as of the date of this Agreement, and will have available as and when required, sufficient funds to satisfy Federated Hermes’ payment obligations under Section 2.5 of this Agreement.
4.1.9Disclaimer.
(a)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, NEITHER FEDERATED HERMES NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES, OR ANY OTHER PERSON ON BEHALF OF ANY OF THEM, MAKES ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER (WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED), WITH RESPECT TO OR REGARDING FEDERATED HERMES OR ANY OF ITS AFFILIATES OR REPRESENTATIVES, OR THEIR RESPECTIVE BUSINESSES, THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTION; AND
(b)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, FEDERATED HERMES DISCLAIMS, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES: (I) ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY, ON BEHALF OF OR REGARDING FEDERATED HERMES OR ITS AFFILIATES OR REPRESENTATIVES, OR ANY OTHER PERSON, AND (II) ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, OPINION, PROJECTION, ESTIMATE, FORECAST, ADVICE, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO SELLER OR ANY OWNER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, PROJECTION, ESTIMATE, FORECAST, ADVICE, STATEMENT OR INFORMATION THAT MAY HAVE BEEN OR MAY BE PROVIDED TO SELLER OR ANY OWNER OR THEIR RESPECTIVE

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AFFILIATES OR REPRESENTATIVES, BY ANY REPRESENTATIVE OF FEDERATED HERMES OR ITS AFFILIATES).
10.1.10No Other Representations and Warranties.
(a)FEDERATED HERMES ACKNOWLEDGES AND AGREES THAT:
(i)THE REPRESENTATIONS AND WARRANTIES OF OR REGARDING SELLER AND EACH OWNER, OR ANY AFFILIATE OF ANY OF THEM, SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER OR ANY OWNER TO FEDERATED HERMES, OR REGARDING ANY OF THEIR RESPECTIVE AFFILIATES, IN CONNECTION WITH THE TRANSACTION;
(ii)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, FEDERATED HERMES HEREBY SPECIFICALLY DISCLAIMS AND MAY NOT (HAS NOT AND WILL NOT) RELY ON (INCLUDING AS TO VERACITY), AND IRREVOCABLY AND UNCONDITIONALLY WAIVES AND RELEASES ANY CLAIMS (WHETHER FOR BREACH OF CONTRACT, TORT, FRAUD OR OTHERWISE) BASED ON, ARISING FROM OR RELATING TO, ANY REPRESENTATION, WARRANTY, OR STATEMENT (WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED) MADE OR SUPPLIED BY, OR ON BEHALF OF, SELLER OR ANY OWNER, OR ANY AFFILIATES OR REPRESENTATIVES OF ANY OF THEM, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, MANAGERS, TRUSTEES, EMPLOYEES OR REPRESENTATIVES, IN OR IN CONNECTION WITH ANY PROPOSAL OR OTHER DOCUMENT RELATING TO, OR MADE IN CONNECTION WITH ANY DISCUSSIONS, INVESTIGATION, DUE DILIGENCE OR NEGOTIATION RELATING TO, THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTION OR THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, INCLUDING ANY REPRESENTATION, WARRANTY, OR STATEMENT (WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED) RELATING TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED, THE SUCCESS OF THE TRANSACTION, INTEGRATION PLANS OR EFFORTS, ASSET LEVELS, CLIENT OR CUSTOMER TRACKING, SALES OR MARKETING PLANS OR EFFORTS, PROJECTIONS, ESTIMATES OR FORECASTS, FUTURE RESULTS OF OPERATIONS OR PROFITABILITY, GROSS OR NET REVENUES TO BE EARNED OR ACCRUED, AMOUNTS OF WAIVERS, ASSUMPTIONS, REIMBURSEMENTS, OR OTHER PAYMENTS, EXPENDITURES, DEDUCTIONS OR EXPENSES (OR ACCRUALS THEREFOR), OR THE UPFRONT PAYMENT, CONTINGENT PURCHASE PRICE PAYMENTS, AGGREGATE CONSIDERATION, ANY TRUE UP PAYMENTS OR OTHER DEAL CONSIDERATION, OR ANY OTHER REVENUE OR AMOUNTS, TO BE EARNED OR PAID; AND

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(iii)ANY CLAIMS FEDERATED HERMES, OR ANY OF ITS AFFILIATES, MAY HAVE FOR A BREACH OF REPRESENTATION OR WARRANTY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES OF OR REGARDING SELLER OR ANY OWNER, OR ANY AFFILIATE OF ANY OF THEM, AS SET FORTH IN THIS AGREEMENT OR OTHER TRANSACTION DOCUMENTS.
(b)FEDERATED HERMES ACKNOWLEDGES AND AGREES THAT (I) IT AND ITS AFFILIATES HAVE MADE THEIR OWN INQUIRY AND INVESTIGATION INTO SELLER AND EACH OWNER, AS WELL AS THE TRANSACTION, AND, BASED THEREON, FEDERATED HERMES HAS FORMED AN INDEPENDENT JUDGMENT CONCERNING THE TRANSACTION, AND (II) IT HAS BEEN (OR UPON COMPLETION OF DUE DILIGENCE WILL HAVE BEEN) FURNISHED WITH, OR GIVEN ADEQUATE ACCESS TO, SUCH INFORMATION ABOUT SELLER AND EACH OWNER, AND THE TRANSACTION, AS IT HAS REQUESTED.
Section 5.BROKERS OR FINDERS
7.1Federated Hermes. Neither of Federated Hermes nor any of its Affiliates has employed any broker, financial adviser or finder, or incurred any Liability for any broker, financial advisory or finders’ fees, in connection with this Agreement, any other Transaction Document or the Transaction, nor has any broker or finder acted directly or indirectly for Federated Hermes or any of its Affiliates in connection with this Agreement, any other Transaction Document or the Transaction.
7.2Seller. Except as set forth on Schedule 5.2, neither Seller, any Owner, nor any Affiliate of any of them has employed any broker, financial adviser or finder, or incurred any Liability for any broker, financial advisory or finder’s fees, in connection with this Agreement, any other Transaction Document or the Transaction, nor has any broker or finder acted directly or indirectly for Seller, any Owner or any of their respective Affiliates in connection with this Agreement, any other Transaction Document or the Transaction. If a broker, financial adviser or finder has been identified on Schedule 5.2 and if any broker fees, financial advisory fees, finders’ fees or other Liabilities have been incurred or asserted in connection with this Agreement, any other Transaction Document or the Transaction relating to such broker, financial adviser or finder, any such broker fees, financial advisory fees, finders fees’ or other Liabilities shall be the sole responsibility of Seller (or, if applicable, the relevant Owner), and Federated Hermes shall not be responsible for any such fees or other Liabilities relating to any such brokers, financial advisers or finders.
Section 6.COVENANTS AND AGREEMENTS
7.1Certain Covenants with Respect to Seller and the Business.
10.1.1Operation of Seller and the Business.
(a)From the date of this Agreement through the earlier of the Closing Date or termination of this Agreement pursuant to its terms, Seller shall (and the Class A Owners shall cause Seller to) use the Acquired Assets and Products and conduct the Business and all affairs with each Client only in the ordinary course and in a manner consistent with its past practices and this Agreement (except to the extent otherwise specifically provided in this Agreement) and Applicable Law (including paying or otherwise

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satisfying or discharging in the ordinary course all of its Liabilities as they become due), and use commercially reasonable efforts to preserve intact its present business organization and relationships, keep available the present services of its officers, employees, representatives and agents and preserve its rights, franchises, goodwill and relations with its Clients, Solicitors, Vendors and other Persons with whom it conducts business.
(b)From the date of this Agreement through the earlier of the Closing Date or termination of this Agreement pursuant to its terms, Seller shall (and the Class A Owners shall cause Seller to): (i) continue to manage the Products (to the extent in Seller’s control), and (ii) possess all necessary books and records, all as required to calculate, document, support and continue through the Closing (and to permit Federated Hermes (or its designated Affiliates) to calculate, document, support and continue to use immediately following the Closing), the 1, 3, 5 and 10 year, and since inception, (as applicable) performance records of Seller and the Business (including with respect to the Products) in accordance with Applicable Law, and the CFA Institute Guidelines. Without limiting the foregoing, from the date of this Agreement through the earlier of the Closing Date or termination of this Agreement pursuant to its terms, Seller shall (and the Class A Owners shall cause Seller to) not change any fee waiver or expense reimbursement practice or policy with respect to any Product without providing prior written notice to Federated Hermes.
6.6.2Certain Employee Matters.
(a)Federated Hermes shall offer to hire, effective as of the Closing, the employees of Seller as set forth on Schedule 6.1.2(a) subject to Federated Hermes’ normal hiring process, policies and procedures (the “Seller Employees”).
(b)In connection with entering into this Agreement, Seller shall, and the Class A Owners shall cause Seller to use commercially reasonable efforts to facilitate and encourage: (i) the Seller Employees set forth on Schedule 6.1.2(b) to execute and deliver the appropriate employment agreement, employment application, agreement regarding confidential information and related employment documents; and (ii) all other Seller Employees that intend to accept employment with Federated Hermes as of the Closing) to execute and deliver an employment application, agreement regarding confidential information, offer letter and related employment documents, in each case in a form acceptable to Federated Hermes.
(c)Nothing in this Section 6.1.2 is intended, or shall be construed, as an employment agreement with respect to any employee of Seller or to grant any such employee any right of continued employment other than on an “at will” basis.
(d)Federated Hermes shall not assume any Seller Plans. Seller shall remain liable and responsible for any and all Liabilities arising under the Seller Plans, whether such Liabilities arise before, on or after the Closing Date. If any personnel records are retained by Seller as Retained Assets as contemplated in Section 2.2(d) of this Agreement, Seller shall (and the Class A Owners shall cause Seller to) deliver copies of such records to Federated Hermes prior to the Closing.

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(e)Federated Hermes shall credit each Transferred Employee with the vacation days as set forth on Schedule 6.1.2(e) (the “Credited Vacation Days”), which Credited Vacation Days shall be considered an Assumed Liability, provided that Seller shall obtain the written consent of each Transferred Employee to the number of Credited Vacation Days credited to such Transferred Employee and Federated Hermes shall not be liable, for any amount in excess of the Credited Vacation Days, it being understood and agreed that any liability for any vacation days in excess of the Credited Vacation Days shall be an Excluded Liability and shall be the responsibility of Seller for all purposes hereof, and Seller shall make any payments required to be made to the Transferred Employees for any such excess vacation days pursuant to, and in accordance with, the applicable Law and Seller Plans.
(f)For a period of at least one (1) year following the Closing Date, Federated Hermes shall provide to each Transferred Employee who remains employed with Federated Hermes or one of its subsidiaries (i) a base salary or wage rate, (ii) annual bonus and other incentive compensation opportunities, (iii) severance and other termination benefits, as applicable and (iv) welfare, retirement and other employee benefits, in each case, to such Transferred Employee that are comparable (including on terms and conditions) to those offered to other similarly situated employees of Federated Hermes or its subsidiaries as of the Closing. The Transferred Employees shall be eligible to participate in Federated Hermes’ employee benefit plans on the day they become employed by Federated Hermes. With respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA, or other compensation arrangement (including, for the avoidance of doubt, any severance or vacation program or policy) maintained or provided by Federated Hermes or any of its subsidiaries in which any Transferred Employee becomes a participant, such Transferred Employee shall receive full credit for all purposes for such Transferred Employee’s service with Seller to the same extent that such service was recognized as of the Closing Date under an analogous plan of Seller in which the Transferred Employee participated; provided, that the foregoing shall not apply (i) with respect to benefit accrual under any defined benefit pension plan and (ii) to the extent that its application would result in a duplication of benefits. Notwithstanding the foregoing or anything herein to the contrary and Federated Hermes’ obligations under Section 6.1.2(e) above, nothing in this Agreement shall in any way limit the right of Federated Hermes to replace, terminate or otherwise modify any employee health or other benefit plan or arrangement, compensation or any other employee benefit, or any portion thereof, as applicable, as it may determine in its sole discretion.
(g)The Seller Sale Bonus Plan shall terminate as of the Closing and amounts due and payable thereunder shall be paid in accordance with those certain Seller Acknowledgement and Release Agreements effective as of the Closing Date by and between Seller and certain Transferred Employees. Federated Hermes shall adopt the Upfront Sale Bonus Plan and the Upfront Sale Bonus Pool shall be paid to certain Transferred Employees pursuant to, and in accordance with, the terms and conditions of the Upfront Sale Bonus Plan. Any amount of the Upfront Sale Bonus Pool that is not ultimately paid to the Transferred Employees (or, as applicable, their beneficiaries) shall be paid to Seller within 30 days of the date of a determination that such amount of the Upfront Sale Bonus Pool is not owed to such Transferred Employees (or, as applicable, their beneficiaries) pursuant to the Upfront Sale Bonus Plan.

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(h)The Special Incentive Plan shall be adopted and authorized by Federated Hermes to be effective immediately following the Closing. The Special Incentive Bonus Pool shall be paid (to the extent earned) to certain designated Transferred Employees pursuant to, and in accordance with, the terms and conditions of the Special Incentive Plan. Any amount of the Special Incentive Bonus Pool that is not ultimately paid to the Transferred Employees (or, as applicable, their beneficiaries) or members of the Seller’s Investment Management Team (or, as applicable, their beneficiaries) shall be paid to Seller within 30 days of the date of a determination that such amount of the Special Incentive Bonus Pool is not owed to such Transferred Employees (or, as applicable, their beneficiaries) or members of Seller’s Investment Management Team (or, as applicable, their beneficiaries) pursuant to the Special Incentive Bonus Plan.
6.1.3Certain Intellectual Property Matters.
(a)Effective as of the Closing, each Owner hereby assigns to Federated Hermes (and its designated Affiliate) without further compensation any and all inventions, processes, designs, formulae, trade secrets, know-how, computer software, data and documentation, or other discoveries, technological innovations, improvements, copyrightable works or other Intellectual Property conceived, programmed, developed, created or otherwise made or invented by such Owner solely or jointly for the benefit of or relating to Seller, the Acquired Assets, the Business or any Product, whether or not conceived, programmed, developed, created or otherwise made or invented during working hours (as applicable), relating in any manner to the Business, business plans, or development plans of Seller, the Acquired Assets, the Business or any Product. All such Intellectual Property, whether patentable, not patentable or otherwise, shall be the sole and exclusive property of Federated Hermes (and its designated Affiliate) with respect to any and all countries. At the request and expense of Federated Hermes, at any time following the Closing Date, such Owner shall perform all lawful acts and execute, acknowledge and deliver all such instruments, agreements, assignments, certificates or other documents deemed necessary or desirable by Federated Hermes to vest or maintain in Federated Hermes (and its designated Affiliates) all right, title and interest in and to such Intellectual Property, and to enable Federated Hermes (and its designated Affiliates) to prepare, file and prosecute applications for patents, copyrights, trademarks or service marks (or other registrations) thereon in any and all countries selected by Federated Hermes, including renewals and reissues thereof, and to obtain or record sole and exclusive title to such applications, patents, copyrights, trademarks, service marks or other registrations for any and all said countries. To the extent that any work performed by any Owner is eligible to be deemed “work for hire” for purposes of the United States copyright laws, such Owner, Seller and Federated Hermes intend for it to be work for hire. To the extent that any work performed by such Owner is not deemed to be a “work for hire”, such Owner hereby assigns, effective as of the Closing, all proprietary rights, including copyright, in such work to Federated Hermes (and its designated Affiliates) without further compensation.
(b)To the extent that (A) any employee of Seller or other Person who is not an Owner has conceived, programmed, developed, created or otherwise made or invented any Intellectual Property solely or jointly for the benefit of or relating to Seller, the Acquired Assets, the Business or the Products (whether or not conceived, programmed, developed, created or otherwise made or invented during working hours (as applicable)), and (B) such employee or other Person (i) has not signed an intellectual property assignment agreement in favor of Seller that is included in the Intellectual Property Contracts being assigned and transferred to Federated Hermes as Acquired Assets under this Agreement and the other Transaction Documents, or (ii) is not signing and delivering to Federated Hermes an

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intellectual property assignment agreement in connection with such employee or other Person becoming an employee of Federated Hermes or its designated Affiliate upon the Closing occurring, then Seller shall (and the Class A Owners shall cause Seller to) (x) notify Federated Hermes in writing regarding the existence of any such employee or other Person no later than the Schedule Bring-Down Date, (y) use commercially reasonable efforts to attempt to obtain an intellectual property assignment agreement from such employee or other Person containing provisions substantially similar to Section 6.1.3(a) above in favor of Federated Hermes and its Affiliates (and in a form reasonably acceptable to Federated Hermes), and (z) if obtained, deliver such intellectual property assignment agreements to Federated Hermes at the Closing.
(c)Seller shall, prior to the Closing, provide to Buyer an executed written consent to register the C.W. HENDERSON, and variations thereof, name by Craig W. Henderson in a form suitable for filing with the U.S. Patent and Trademark Office.
6.6.4Taxes.
(a)Seller shall, and the Class A Owners shall cause Seller to: (i) prepare and file, or cause to be prepared and filed, any and all Tax Returns and reports required to be filed by or with respect to Seller, the Business or any Product with respect to any period ending on or prior to the Closing Date; (ii) ensure that all such Tax Returns and reports are true, accurate and complete, and prepared in accordance with past practice, in all material respects; (iii) file any such Tax Returns, or cause any such Tax Returns to be filed, by the due date for such Tax Returns including extensions thereon; and (iv) ensure that all Taxes, fees, assessments, or charges of any kind whatsoever, if any with respect to such Tax Returns, together with any interest, penalties, additions to Tax, or additional amounts imposed by any taxing authority shall have been paid so far as due or provision has been made for the payment thereof. Seller and each Class A Owner further covenant that, to either Seller’s Knowledge or such Class A Owner’s Knowledge, no such Tax Return or report is currently under audit and no assessment has been proposed or asserted with respect to such Tax Returns or reports.
(b)Seller shall, and the Class A Owners shall cause Seller to, and Federated Hermes shall, reasonably cooperate and assist each other, and shall cause their respective Affiliates, officers, employees, representatives and agents to reasonably cooperate and provide assistance, as may reasonably be requested by either of them, with the preparation of any Tax Return, any Tax audit, any financial statement, or any judicial or administrative proceedings or other Litigation relating to any Tax in respect of the Acquired Assets or any Product. In addition, each Party shall retain and provide the other with access upon reasonable notice and during normal business hours to such records or information as may be relevant to such Tax Return, Tax audit, financial statement, proceeding, determination or other Litigation.
(c)From the date of this Agreement through the earlier of the Closing Date or termination of this Agreement pursuant to its terms, Seller shall, and the Class A Owners shall cause Seller to, maintain its election as an “S” corporation as defined in Section 1361 of the Code and for purposes of any state Applicable Law at all times from the date of this Agreement up to and including the Closing Date.

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(d)Seller and Federated Hermes hereby waive compliance with any bulk transfer provisions of the Uniform Commercial Code (or any similar Applicable Law) except as required pursuant to Section 7.4.2(c), to the extent not repealed in any applicable jurisdiction, in connection with this Agreement, the other Transaction Documents and the Transaction.
10.1.5Delivery of Interim Financial Statements. From the date of this Agreement through the earlier of the Closing Date or termination of this Agreement pursuant to its terms, Seller shall, and the Class A Owners shall cause Seller to, provide Federated Hermes with the Interim Financial Statements contemplated in Section 3.1.9, in each case promptly after such statements become available.
7.2Obtaining Required Consents and Consummating the Transaction.
6.6.1Seller’s Covenants.
(a)General Covenants Regarding Obtaining Consents. As promptly as reasonably possible after the date of this Agreement, Seller shall, and the Class A Owners shall cause Seller to:
(i)Governmental Approvals. Use commercially reasonable efforts to obtain, or cause to be obtained, the filings, submissions, and other Governmental Approvals that Seller, any Owner or any Product is required to make or obtain under Applicable Law in connection with the consummation of the Transaction, including those Governmental Approvals identified on Schedule 3.1.5, and give any reasonable undertakings required in connection therewith. For the avoidance of doubt, and without limiting the foregoing, Seller also shall consult with Federated Hermes and prepare and deliver to Federated Hermes for filing promptly after the Closing any Form U-4s, Form U-5s or other Consents or Governmental Approvals required for any employees of Seller who become employees of Federated Hermes or its subsidiary Affiliates upon the Closing occurring to continue providing services with respect to the Products and for the Business after the Closing;
(ii)Client Consents. Use commercially reasonable efforts, consistent with Seller’s fiduciary duties, to obtain, or cause to be obtained, the affirmative consents, new Contracts, and other Consents (including those Consents of Clients identified on Schedule 3.1.5) required to assign and transfer the Investment Advisory Contracts for the SMAs, Direct Accounts, and Other Business; and
(iii)Other Consents. Use commercially reasonable efforts to obtain, or cause to be obtained, any Consents other than Governmental Approvals and Client Consents addressed above in clauses (i) or (ii) of this Section 6.2.1(a) (including any other Consents identified on Schedule 3.1.5) required to assign and transfer the Acquired Assets, and for Federated Hermes to assume the Assumed Liabilities, and to otherwise consummate the Transaction.

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(b)Access and Cooperation. From the date of this Agreement through the Closing Date or termination of this Agreement pursuant to its terms, Seller shall, and the Class A Owners shall cause Seller to: (i) consult with Federated Hermes in respect of, and permit Federated Hermes to provide reasonable assistance in connection with, communications to all Clients and other matters related to obtaining required Consents (provided that Federated Hermes shall not contact Seller’s Clients with respect to this Transaction or the Business prior to the Closing without having obtained Seller’s prior consent); (ii) use commercially reasonable efforts to coordinate and cooperate with Federated Hermes in exchanging information and supplying any reasonable assistance requested by Federated Hermes in connection with the filings and the other actions contemplated in Section 6.2.3 below; and (iii) give (or, as applicable, in respect of the SMAs, use commercially reasonable efforts to obtain for) Federated Hermes and its Affiliates, and their respective accountants, counsel and other representatives, full access, with reasonable notice to Seller, to Seller’s offices (or other appropriate locations), properties, books, contracts, commitments, reports, records and personnel, and give them, or give them access to, the documents, financial data, records and information with respect to Seller, the Business, the Acquired Assets, and the Products as Federated Hermes may from time to time reasonably request.
(c)No Misrepresentations in Consents. Seller and the Class A Owners covenant that any information or data that describes Seller, its Affiliates, the Acquired Assets, the Business or any Products, or any of their business operations or plans, which is included in any filing, notice, Governmental Approval, other Consent or other document, or in any amendments or supplements thereto, filed with any Governmental Authority or provided to any Client or other Person after the date of this Agreement and required or used to file, make or obtain any Governmental Approval or other Consent necessary to consummate the Transaction shall not contain, at the time any such filing, notice, Consent or other document, or any amendments or supplements thereto, becomes effective or is filed with any Governmental Authority or provided to any Client or other Person, any untrue statement of material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements made therein not misleading in the light of the circumstances under which they are made.
6.6.2Specific Covenants With Respect to Consents.
(a)Direct Account Clients.
(i)Within ten (10) Business Days after the date of this Agreement, Seller shall, and the Class A Owners shall cause Seller to, send a notice to all Direct Account Clients as of the date of this Agreement:
(A)In the form of Exhibit C, which contemplates obtaining affirmative written Consent, for those Direct Account Clients whose Investment Advisory Contracts require written Consent to be assigned; and
(B)If Seller has a Contract, other than an Investment Advisory Contract, with a Direct Account Client that is included in the Acquired Assets, in a form to be mutually agreed upon by Seller and Federated Hermes.

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(ii)With respect to those Direct Account Clients whose Investment Advisory Contracts or other Contracts require affirmative consent, or provide that they terminate upon being assigned (regardless of whether Consent is obtained from the Client), Seller shall, and the Class A Owners shall cause Seller to, use commercially reasonable efforts to obtain executed copies of the notices/forms contemplated in Sections 6.2.2(a)(i)(A) and (B), and executed copies of the new Investment Advisory Contracts contemplated in Section 6.2.2(a)(i)(B), as applicable, in each case prior to the Closing. If any Direct Account Client requires modifications to either the notice or Investment Advisory Contract, Seller shall, and the Class A Owners shall cause Seller to, promptly notify Federated Hermes regarding the modifications and obtain the approval of Federated Hermes (not to be unreasonably withheld) to such modified Contract. Notwithstanding any other provision in this Agreement, Seller shall, and the Class A Owners shall cause Seller to, not provide advice in a fiduciary capacity for purposes of ERISA or Section 4975 of the Internal Revenue Code in connection with obtaining any Consent of a Direct Account Client pursuant to and accordance with this Section 6.2.2(a).
(iii)With respect to any Direct Account Client obtained or renewed between the date of this Agreement and the Closing, Seller shall, and the Class A Owners shall cause Seller to, obtain the affirmative Consent of such Direct Account Client to the Transaction using the form attached as Exhibit C (for Investment Advisory Contracts), or another form of Consent mutually agreed upon by Seller and Federated Hermes (for any other Contract), including a Consent incorporated into the Investment Advisory Contract when entered into (or renewed).
(iv)Seller shall, and the Class A Owners shall cause Seller to, provide Federated Hermes fully executed copies of all Consents given to and obtained from Direct Account Clients as contemplated in this Section 6.2.2(a) periodically from time to time between the date of this Agreement and the Closing and, in any event, no later than the Schedule Bring-Down Date (with any Consents obtained between the Schedule Bring-Down Date and the Closing Date to be provided to Federated Hermes no later than the Closing Date).
(b)Wrap Program Sponsors & Dual SMA Clients.
(i)Within ten (10) Business Days after the date of this Agreement, Seller shall, and the Class A Owners shall cause Seller to, after consultation with and with the assistance of Federated Hermes (provided that Federated Hermes shall not contact any Wrap Program Sponsor with respect to this Transaction or the Business prior to the Closing without having obtained Seller’s prior consent), contact each Wrap Program Sponsor for each separately managed account/wrap fee program in which Seller participates to discuss the structure of, and rationale for, the Transaction and the Consent process as set forth in this Section 6.2.2(b). Seller shall, and the Class A Owners shall cause Seller to, use commercially reasonable efforts to (A) obtain each such Wrap Program Sponsor’s affirmative written consent to the Transaction in the form attached as Exhibit D-1, and (B) cooperate with Federated Hermes and the Wrap Program Sponsor to obtain from Federated Hermes and provide to such Wrap Program Sponsor any data or information that such Wrap Program Sponsor may reasonably request in connection with the Consent process as set forth in this Section 6.2.2(b) and obtaining the required consent of the Wrap Program Sponsor. If any such Wrap Program Sponsor requires modifications to the Consent process as set forth in this Section 6.2.2(b) or any forms of Consent, Seller shall, and the Class A Owners shall

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cause Seller to, promptly notify Federated Hermes regarding the modifications (if Federated Hermes representatives do not join Seller in its discussions with such Wrap Program Sponsors) and Federated Hermes and Seller shall, and the Class A Owners shall cause Seller to, work with such Wrap Program Sponsor in good faith to reach a mutually acceptable plan for obtaining the applicable Consents required to consummate the Transaction.
(ii)Within ten (10) Business Days after the date of this Agreement, Seller shall, and the Class A Owners shall cause Seller to, send a notice to all Dual SMA Clients (either directly or through the Wrap Program Sponsor) whose Investment Advisory Contracts or other Contracts require affirmative consent, or provide that they terminate upon being assigned (regardless of whether Consent is obtained from the Dual SMA Client), as of the date of this Agreement:
(A)In the form of Exhibit D-2, which contemplates obtaining affirmative Consent, for such Dual SMA Clients whose Investment Advisory Contracts require written Consent to be assigned;
(B)If Seller has a Contract, other than an Investment Advisory Contract, with such Dual SMA Client that is included in the Acquired Assets, in a form to be mutually agreed upon by Seller and Federated Hermes.
(iii)With respect to Wrap Program Sponsors and Dual SMA Clients whose Investment Advisory Contracts or other Contracts require affirmative Consent, or provide that they terminate upon being assigned (regardless of whether Consent is obtained from the Client), Seller shall, and the Class A Owners shall cause Seller to, use commercially reasonable efforts to obtain executed copies of the Consents of Wrap Program Sponsors contemplated in Section 6.2.2(b)(i) and the Dual SMA Clients contemplated in Section 6.2.2(b)(ii) and the notices/forms contemplated in clause (B) of Section 6.2.2(b)(ii), as applicable, in each case prior to the Closing. If any Wrap Program Sponsor or Dual SMA Client requires modifications to either the Consent, notice/form or Investment Advisory Contract, Seller shall, and the Class A Owners shall cause Seller to, promptly notify Federated Hermes regarding the modifications and obtain the approval of Federated Hermes (not to be unreasonably withheld) to such modified Consent or Contract. Notwithstanding any other provision in this Agreement, Seller shall, and the Class A Owners shall cause Seller to, not provide advice in a fiduciary capacity for purposes of ERISA or Section 4975 of the Internal Revenue Code in connection with obtaining the Consent of any Wrap Program Sponsor or SMA Client pursuant to and accordance with this Section 6.2.2(b).
(iv)With respect to any Dual SMA Client obtained or renewed between the date of this Agreement and the Closing, Seller shall, and the Class A Owners shall cause Seller to, obtain the affirmative Consent of such Dual SMA Client to the Transaction using the form attached as Exhibit D-2 (for Investment Advisory Contracts), or another form of Consent mutually agreed upon by Seller and Federated Hermes (for any other Contract). Seller agrees not to enter into any Contract with any SMA Client or otherwise relating to the SMA Business between the date of this Agreement and the Closing that would terminate upon the consummation of the Transaction or require a new Investment Advisory Contract or other Contract to be entered into to consummate the Transaction. If any Wrap Program Sponsor requires modifications to the Consent process outlined in this Section 6.2.2(b)(iv) or any forms of Consent, Seller shall, and the Class A Owners shall cause Seller to, promptly notify Federated Hermes regarding the modifications (if Federated Hermes representatives do not join Seller in its discussions with such Wrap Program Sponsors) and Federated Hermes and Seller shall, and the Class A Owners shall cause Seller to, work with

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such Wrap Program Sponsor in good faith to reach a mutually acceptable plan for obtaining the Consents required to consummate the Transaction.
(v)Seller shall, and the Class A Owners shall cause Seller to, provide Federated Hermes fully executed copies of all Consents given to and obtained from SMA Clients as contemplated in this Section 6.2.2(b) periodically from time to time between the date of this Agreement and the Closing and, in any event, no later than Schedule Bring-Down Date (with any Consents obtained between the Schedule Bring-Down Date and the Closing Date to be provided to Federated Hermes no later than the Closing Date).
(c)Vendor, Intellectual Property, Personal Property Lease, Real Property Lease, Solicitation, Confidentiality, and Business Related Contracts and Other Required Consents.
(i)Seller shall, and the Class A Owners shall cause Seller to, use commercially reasonable efforts to make, give or obtain prior to Closing any other Governmental Approvals or other Consents identified on Schedule 3.1.5 that have not already been made, given or obtained or that are not otherwise covered by this Section 6.2.2, including any relating to Vendor Contracts, Intellectual Property Contracts, Personal Property Lease Contracts, Real Property Lease Contracts, Solicitation Contracts, Confidentiality Contracts or Business Related Contracts included in the Acquired Assets. Seller shall, and the Class A Owners shall cause Seller to, consult with Federated Hermes regarding the Consent process for these Consents. All Consents, and the process to make, give or obtain them, shall be mutually acceptable to Seller and Federated Hermes. If any modifications are required to the agreed upon Consent process or forms of Consents, Seller shall, and the Class A Owners shall cause Seller to, promptly notify Federated Hermes regarding the modifications, and Federated Hermes and Seller shall, and the Class A Owners shall cause Seller to, work with any applicable Governmental Authority or Person in good faith to reach a mutually acceptable plan for making, giving or obtaining any Consents required to consummate the Transaction.
(ii)If Federated Hermes (or its designated Affiliates) will be asked to execute and deliver any Contract that is not substantially similar to Seller’s current Contract, Seller shall, and the Class A Owners shall cause Seller to, promptly notify Federated Hermes regarding the modifications and obtain the approval of Federated Hermes (not to be unreasonably withheld) to such modified Contract. It is acknowledged that Federated Hermes also may require changes to such Investment Advisory Contract or other Contract.
(iii)Seller shall, and the Class A Owners shall cause Seller to, provide Federated Hermes fully executed copies of all Consents made with, given to and obtained from any Governmental Authority or Person for the consummation of the Transaction with respect to the Vendor Contracts, Intellectual Property Contracts, Personal Property Lease Contracts, Real Property Lease Contracts, Solicitation Contracts, Confidentiality Contracts or Business Related Contracts included in the Acquired Assets as contemplated in this Section 6.2.2(c) prior to the Closing.

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6.6.3Federated Hermes’ Covenants.
(a)General Covenants Regarding Obtaining Consents. As promptly as reasonably possible after the date of this Agreement, Federated Hermes shall:
(i)Governmental Approvals. Use commercially reasonable efforts to obtain, or cause to be obtained, the filings, submissions, and other Governmental Approvals that Federated Hermes is required to make or obtain under Applicable Law in connection with the consummation of the Transaction, including those Governmental Approvals identified on Schedule 4.1.5, and give any reasonable undertakings required in connection therewith; and
(ii)Other Consents. Use commercially reasonable efforts to obtain, or cause to be obtained, any other Consents (including any other Consents identified on Schedule 4.1.5) necessary or desirable to accept the assignment and transfer the Acquired Assets, and for Federated Hermes to assume the Assumed Liabilities, and to otherwise consummate the Transaction.
(b)Access and Cooperation. From the date of this Agreement through the Closing Date or termination of this Agreement pursuant to its terms, Federated Hermes shall: (i) consult with Seller in respect of, and provide reasonable assistance in connection with, communications to all Clients and other matters related to obtaining required Consents; and (ii) use commercially reasonable efforts to coordinate and cooperate with Seller in exchanging information and supplying any reasonable assistance requested by Seller in connection with the filings and the other actions contemplated in Section 6.2.1 and Section 6.2.2 above.
(c)No Misrepresentations in Consents. Federated Hermes covenants that any information or data that describes Federated Hermes or its Affiliates, or any of their business operations or plans, which is included in any filing, notice, Governmental Approval, other Consent or other document, or in any amendments or supplements thereto, filed with any Governmental Authority or provided to any Client or other Person after the date of this Agreement and required or used to file, make or obtain any Governmental Approval or other Consent necessary to consummate the Transaction shall not contain, at the time any such filing, notice, Consent or other document, or any amendments or supplements thereto, becomes effective or is filed with any Governmental Authority or provided to any Client or other Person, any untrue statement of material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements made therein not misleading in the light of the circumstances under which they are made.
(d)Contract Payments. Notwithstanding anything to the contrary in this Section 6.2.3, or elsewhere in this Agreement, unless Federated Hermes otherwise specifically agrees in writing, in no event shall Federated Hermes be obligated to pay any amount to obtain any Consent, agree to a reduction of the amount of advisory fees or other amounts by any Client or agree to an amendment to any Investment Advisory Contract or other Contract or Governing Document for purposes of obtaining any Consent (including any new Investment Advisory Contract).

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6.6.4Regulatory Filings. Seller shall, and the Class A Owners shall cause Seller to, file a Form ADV-W withdrawing Seller as a registration adviser as promptly as practical after Closing and in no event later than ninety (90) days after the Closing Date.
7.3Covenants with Respect to Expenses.
(a)Subject to the provisions of this Section 6.3, Federated Hermes shall bear and be solely responsible for the Federated Hermes’ Transaction Costs, and Seller and the Class A Owners shall jointly and severally bear and be responsible for the Seller’s Transaction Costs.
(b)For purposes of this Agreement, “Federated Hermes’ Transaction Costs” means all fees, expenses and costs of employees, agents, representatives, outside counsel and accountants incurred by Federated Hermes in connection with (i) the drafting, reviewing and filing, as applicable, of any proxy/registration statements, notices, Consents, new contracts (if any) and similar or related materials (including any supplemental materials) to or with, as applicable, Governmental Authorities, shareholders, Clients, distributors, sponsors, platform providers, vendors and solicitors, (ii) the drafting, reviewing, negotiating, executing and delivering of this Agreement and the other Transaction Documents, (iii) the performance of Federated Hermes’ due diligence process, (iv) corporate regulatory filings, tax opinions, and other legal opinions, and (v) other mutually agreed upon third-party related costs. For the avoidance of doubt, Federated Hermes’ Transaction Costs will not include any of the Seller’s Transaction Cost.
(c)For purposes of this Agreement, “Seller’s Transaction Costs” includes: (a) any fees, expenses or costs (including outside counsel, due diligence, and internal employee costs) incurred by Seller or the Products, or any of their respective Affiliates, or any Owner, or any of an Owner’s Affiliates, in connection with the items set forth in the definition of Federated Hermes’ Transaction Costs; (b) any fees, expenses or costs in connection with the printing, mailing, soliciting or tabulating of any proxy/registration statements, notices, Consents, new contracts (if any) and similar or related materials (including any supplemental materials) to or with, as applicable, Governmental Authorities, shareholders, Clients, distributors, sponsors, platform providers, vendors and solicitors; and (c) any fees, expenses, or costs owed to third party service providers as a result of the Transaction. For the avoidance of doubt, Seller’s Transaction Costs will not include any of the Federated Hermes’ Transaction Costs.
(d)For the avoidance of doubt, all other fees, expenses and costs, including fees of outside counsel (except with respect to drafting and reviewing the documents referred to in clauses (i) and (ii) in Section 6.3(b) above), shall not be “Federated Hermes Transaction Costs” and shall be borne by the Party incurring such fees, expenses and costs.
7.4Covenants with Respect to Litigation and Changes in Condition.
6.6.1Litigation, Etc.

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(a)From the date of this Agreement through the earlier of the Closing Date or termination of this Agreement pursuant to its terms, and to the extent permitted by Applicable Law, Federated Hermes shall notify Seller promptly of any Litigation as to which Federated Hermes gains Knowledge that (i) (A) is commenced against, settled, otherwise concluded or which relates to Federated Hermes (or its designated Affiliate) and would reasonably be expected to have a material adverse effect on the Transaction, this Agreement or any other Transaction Document or (B) with respect to such Litigation, information or a report is, or is required to be, filed with the Commission relating in any way to or affecting the Transaction, this Agreement or any other Transaction Document, or (ii) would delay, restrain, or enjoin the consummation of, or declare unlawful, the Transaction, or cause the Transaction to be rescinded or delay, restrain, or enjoin the performance of this Agreement or any other Transaction Document.
(b)From the date of this Agreement through the earlier of the Third Anniversary Date or the termination of this Agreement pursuant to its terms, Seller and the Class A Owners shall notify Federated Hermes promptly of any Litigation which to Seller’s Knowledge, or any Owner’s Knowledge (i) (A) is commenced against, settled, otherwise concluded or which relates to Seller, the Acquired Assets, the Business or any Product and would reasonably be expected to have a material adverse effect on Seller, the Acquired Assets, the Business, any Product, Federated Hermes (or its Affiliates), the Transaction, this Agreement or any other Transaction Document, or (B) with respect to such Litigation, information or a report is, or is required to be, filed with the Commission, relating in any way to or affecting Seller, the Acquired Assets, the Business, any Product, Federated Hermes (or its Affiliates), the Transaction, this Agreement or any other Transaction Document, or (ii) is commenced against or relates to Seller, the Acquired Assets, the Business, any Product, the Transaction, this Agreement or any other Transaction Document, or (iii) would delay, restrain, or enjoin the consummation of, or declare unlawful, the Transaction, or cause the Transaction to be rescinded or delay, restrain, or enjoin the performance of this Agreement.
(c)From the date of this Agreement through the earlier of the Third Anniversary Date or the termination of this Agreement pursuant to its terms, Seller and the Class A Owners shall promptly provide to Federated Hermes copies of any material written communication, and written notice of any material oral communication, from any Governmental Authority that (i) relates to Seller, the Acquired Assets, or the Business and concerns a matter which, if it were the subject of Litigation that resulted in a determination adverse to any of them, would reasonably be expected to have a material adverse effect on Seller, the Acquired Assets, the Business, any Product, Federated Hermes (or its Affiliates), the Transaction, this Agreement or any other Transaction Document, or (ii) relates to any Product.
6.4.2Change in Condition. From the date of this Agreement through the earlier of the Closing Date or termination of this Agreement pursuant to its terms, Seller and the Class A Owners agree to advise Federated Hermes in writing of any fact, condition, event or occurrence that could cause any of the conditions set forth in Sections 7.1, 7.2(b), 7.2(c), 7.3, 7.4.1, 7.4.2, 7.4.3, 7.4.4, 7.4.5, 7.4.6, 7.4.7, or 7.4.8 not to be satisfied, promptly after becoming aware of the same.

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7.5Covenants with Respect to Publicity. The Parties agree that all public announcements, whether prior to or on the Closing Date, relating to this Agreement, any other Transaction Document or the Transaction, and any announcement of the completion of the Closing or disclosure of the amount of the Aggregate Consideration or any component thereof or any other material terms of this Agreement or the Transaction Documents (other than in a generic manner not identifiable to the Transaction) after the Closing Date, shall only be made after such a Party has submitted, reasonably in advance, the text of such announcement to Federated Hermes (in the case of any Seller or any Owner submission) or Seller (in the case of any Federated Hermes submission) at the addresses set forth in Section 11 and Seller, Federated Hermes and the Owner Representative have had a reasonable opportunity to comment thereon and have consented to the release of such public announcement (which consent shall not be unreasonably withheld); provided, however, that any Party may make such disclosures as are required by Applicable Law or by any securities exchange after making reasonable efforts under the circumstances to consult in advance with Federated Hermes (in the case of Seller or any Owner) or Seller and the Owner Representative (in the case of Federated Hermes) and Seller may make such disclosures after public announcement of the Transaction upon signing of this Agreement as are reasonably necessary to comply with the requirements of Sections 6.2.1 and 6.2.2. Except as permitted by the preceding sentence, the Parties shall not, and shall direct their Affiliates, employees, legal and financial advisers and other representatives not to disclose this Agreement, its existence, or any of the terms and conditions hereof to any Person without the prior written consent of each other Party to this Agreement.
7.6Restrictive Covenants.
6.6.1Acknowledgements and Confidentiality.
(a)Acknowledgments. Seller and each Owner acknowledge that:
(i)Seller and the Business possess, and the Acquired Assets include, confidential and proprietary information that Federated Hermes (or its designated Affiliates) is acquiring through the Transaction (for purposes of this Section 6.6.1, “Protected Information”);
(ii)The Protected Information consists of all information regarding any or all of Seller, the Acquired Assets, the Business, and any Product, or their respective businesses or plans, that was, is as of the Closing, or becomes owned by Seller or otherwise within Seller’s Knowledge or any Owner’s Knowledge, possession or control (or the Knowledge, possession or control of any director, officer, employee, representative or agent of Seller), including any and all (A) trade secrets or other Intellectual Property, (B) information concerning Seller’s Clients or any Product, (C) other information concerning Seller, the Acquired Assets or the Business, and (D) notes, analysis, compilations, studies, summaries, working papers or other materials prepared by or for Seller, the Business or any Product containing, based on, in whole or in part, or derived from any information included in clauses (A), (B) or (C) above, in each case no matter how documented or stored;

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(iii)The Acquired Assets are or may be used, and Seller’s services comprising the Business and the Products are or may be marketed, throughout the United States and internationally;
(iv)Seller and the Business compete with other businesses that are or could be located in any part of the United States or internationally;
(v)Federated Hermes has required the covenants set forth in this Section 6.6 as a condition to Federated Hermes entering into this Agreement and the other Transaction Documents and consummating the Transaction;
(vi)The covenants set forth in this Section 6.6 are reasonable and necessary to protect and preserve the Acquired Assets and the Business, and the benefits derived by Federated Hermes from the Transaction, from and after the Closing; and
(vii)The Business, the Products, Federated Hermes and its Affiliates (and their respective businesses, including, after the Closing, the Business and the Products) will be irreparably harmed and damaged if the covenants in this Section 6.6 are breached.
(b)Confidentiality. Except as otherwise provided in this Section 6.6, from and after the Closing, Seller and each Owner agree not to (and shall cause their respective Non-Compete Parties and Restrictive Covenant Parties and their respective representatives not to) at any time disclose to any unauthorized Person or use for its, his or her own account or for the benefit of any other Person (other than Federated Hermes and its Affiliates) any Protected Information, whether any of them have such information in memory or embodied in a writing (hardcopy), or in any electronic, disk or other form, without Federated Hermes’ prior written consent, unless and to the extent that (a) the Protected Information is or becomes generally known to and available for use by the public other than as a result of the fault of Seller, any Owner or any other Non-Compete Party or Restrictive Covenant Party, or any of their Affiliates or representatives, or the fault of any other Person who or that, to Seller’s Knowledge or such Owner’s Knowledge, is bound by a duty of confidentiality to Federated Hermes, Seller, any Owner, any Non-Compete Party, any Restrictive Covenant Party or any other their Affiliates, (b) the disclosure thereof is required by a court of competent jurisdiction or otherwise by Applicable Law, or (c) the disclosure thereof is necessary in connection with the enforcement of this Agreement or any other Transaction Document. If Seller, any Owner or any other Non-Compete Party or Restrictive Covenant Party becomes legally compelled to disclose any Protected Information, Seller shall, and the Class A Owners shall cause Seller to, (i) provide Federated Hermes with prior written notice (to the extent not prohibited under Applicable Law) of the need for such disclosure and the required content of such disclosure, (ii) if disclosure is required, furnish only that portion of the Protected Information which, in the written opinion of legal counsel, is legally required, and (iii) reasonably cooperate with Federated Hermes, at Federated Hermes’ request and sole expense, to enable Federated Hermes to obtain reliable assurances that confidential treatment will be accorded to the Protected Information. As requested by Federated Hermes, Seller and each Owner agree to (and shall cause the other Non-Compete Parties and Restrictive Covenant Parties to) deliver to Federated Hermes at any time at or following the Closing any or all Protected Information, whether in hardcopy, electronic, disk, in the cloud, or other form, that may be in their respective possession or control. The obligations in this Section 6.6.1(b) shall survive the Closing indefinitely.

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6.6.2Noncompetition and Nonsolicitation Covenants.
(a)General Restrictions. During the Applicable Restrictive Covenant Period, Seller and each Owner agree not to (and shall cause their respective Restrictive Covenant Parties not to), directly or indirectly:
(i)Solicitation of Clients. Either:
(A)Solicit, for themselves or any other Person (or assist any other Person in soliciting), any (1) existing, new or prospective SMA Client, Direct Account Client or other Client of Seller (or shareholder of any other Client of Seller that is a pooled investment vehicle, fund or other investment Product), or (2) any existing, new or prospective Client of Federated Hermes or its Affiliates, or a shareholder of any pooled investment vehicle, fund or other investment Product advised or distributed currently or in the future by Federated Hermes or its Affiliates, in each case to the extent such Restrictive Covenant Party has Knowledge of such Client or shareholder (such parties referenced in clauses (1) and (2) collectively, each a “Protected Client”); or
(B)Otherwise induce or attempt to induce (or assist any other Person in inducing) any Protected Client to cease doing business with Federated Hermes, its Affiliates, any Federated Hermes Fund, any Product or any other account, pooled investment vehicle or investment product post-Closing; or
(ii)Solicitation of Employees; Working with Owners of Seller. Either:
(A)Solicit, hire or employ, or otherwise engage (or assist any other Person in soliciting, hiring, employing or otherwise engaging) any current or future employee of Federated Hermes or its Affiliates (including any Person that was an employee of Seller prior to the Closing who becomes an employee of Federated Hermes or its subsidiary Affiliates upon the Closing occurring) (collectively, each a “Protected Employee”);
(B)Otherwise induce or attempt to induce (or assist any other Person in inducing) any Protected Employee to terminate such employee’s employment with Federated Hermes or its Affiliates (including those providing services to the Business post-Closing); or
(C)In the case of any Restrictive Covenant Party that is an Owner, work with any other Owner (except as employees of Federated Hermes and its subsidiary Affiliates).
(b)Non-Competition. During the Applicable Restrictive Covenant Period, Seller and each Class A Owner agree that with respect to their applicable respective Non-Compete Parties, that no such applicable Non-Compete Party shall, directly or indirectly, engage in, own, invest in, manage, operate, finance, control, sponsor, participate in, assist or lend their names to (or assist any other Person (other than Federated Hermes and its subsidiary Affiliates) in engaging in, owning, investing in, managing, operating, financing, controlling, sponsoring, participating in, assisting or lending their names to), any Competing Business (whether as sub-adviser, adviser or otherwise).

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(i)For purposes of this Section 6.6.2, “Competing Business” means any business, enterprise, employment or service that (1) offers or provides, or holds itself out as offering or providing (in any capacity) discretionary or non-discretionary investment management or investment advisory services to any direct, institutional, retail, SMA or other account, program, Client, fund or product or service, or (2) manufactures, sponsors, manages or distributes any registered or unregistered pooled investment vehicle, fund or other investment product, in any case of clauses (1) and (2) that relates to or involves municipal or tax-exempt bond investment advisory services, Products, mandates or business (whether in or utilizing fixed income or other investment styles).
(c)Exceptions to General Restrictions.
(i)Performance of Duties for Federated Hermes. For the avoidance of doubt, it is understood and agreed that nothing in Section 6.6.2 above is intended to prevent any Owner that becomes an employee of Federated Hermes or its subsidiary Affiliates upon the Closing occurring from taking any actions within the scope of such Owner’s employment with Federated Hermes or its Affiliates.
(ii)Passive Ownership of 5% Interest in Public Company. Notwithstanding the restrictions contained in Section 6.6.2 above, an Owner may purchase or otherwise acquire, and hold, any class of securities of any enterprise (as a passive investment and without otherwise participating in the activities of such enterprise) if such securities are listed on any national securities exchange or have been registered under Section 12(g) of the 1934 Act and represent less than five percent (5%) in value of the outstanding securities of such enterprise.
(iii)Charitable/Philanthropic Organizations. Notwithstanding the restrictions contained in Section 6.6.2 above, an Owner may act as a trustee or in another capacity, and provide investment advisory services to, a not-for-profit organization with a charitable or philanthropic purpose so long as no advisory fee or other compensation is paid to or received by such Owner.
(iv)Managing of Family Assets. Notwithstanding the restrictions contained in Section 6.6.2 above, an Owner may manage his or her assets, or the assets of his or her direct, immediate family members or any other Person listed on Schedule 6.6.2(c)(iv) (including acting as trustee for trusts of which such family members or Person are the sole beneficiaries).
(v)Other Exceptions. Notwithstanding the restrictions contained in Section 6.6.2, the Owner identified on Schedule 6.6.2(c)(v) may engage in the activities as set forth on Schedule 6.6.2(c)(v).
(d)Reasonable Covenants. Seller and each Owner (on behalf of themselves and any applicable Non-Compete Party or Restrictive Covenant Party) agree that each of the covenants set forth in this Section 6.6 is reasonable with respect to its scope, duration and geographic area.

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6.6.3Enforcement. The restrictive covenants contained in this Section 6.6 are covenants independent of any other provision of this Agreement, and the existence of any claim that any Party or Non-Compete Party or Restrictive Covenant Party may allege against any other Party, whether based on this Agreement, any other Transaction Document or otherwise, shall not prevent the enforcement of these covenants. Federated Hermes, Seller, and the Owners agree that Federated Hermes’ remedies at law for any breach or threat of breach by any other Party or Non-Compete Party or Restrictive Covenant Party of the provisions of this Section 6.6 will be inadequate, and that Federated Hermes shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 6.6 and to enforce specifically the terms and provisions hereof, in each case without posting any bond or security, and in addition to any other remedy to which Federated Hermes may be entitled at law, in equity or otherwise. In the event of Litigation regarding any of the restrictive covenants set forth herein, the prevailing Party in such Litigation shall, in addition to any other remedies the prevailing Party may obtain in such Litigation, be entitled to recover from the other Party or Parties its reasonable legal fees and out-of-pocket costs incurred by such Party in enforcing or defending its rights hereunder. The length of time for which the restrictive covenants contained herein shall be in force shall not include any period of violation or any other period required for Litigation during which Federated Hermes seeks to enforce such restrictive covenants. Should any provision of this Section 6.6 be adjudged to any extent invalid by any competent tribunal or other Governmental Authority, the remaining covenants (which are intended to be considered divisible and severable) will remain enforceable and in full force and effect, and such provision shall be deemed modified to the extent necessary to make it enforceable.
7.7Covenants with Respect to Further Actions. From the date of this Agreement through the Closing Date or termination of this Agreement pursuant to its terms, and, if the Closing occurs, from and after the Closing Date, each Party shall use commercially reasonable efforts to take, or cause to be taken, or to execute and deliver, or cause to be executed and delivered, such actions, Contracts or documents as such Party deems necessary, proper or desirable, or that the other Party may reasonably request in connection with the consummation of the Transaction (including seeking and obtaining all Governmental Approvals and other Consents) or to confirm the rights and obligations under this Agreement or any other Transaction Documents or to render the Transaction effective.
7.8Covenant with Respect to Access. Prior to and subsequent to the Closing Date, each Party hereto shall afford the other Parties hereto access (within any time period required or reasonably requested) to its personnel, properties, Contracts, systems, books and records, and all other documents and data (including any e-mails or data files not immediately transferred, or any Retained Assets not transferred, to Federated Hermes (or its designated Affiliates)) reasonably necessary or appropriate to carry out the responsibilities of such Party contemplated by this Agreement, to verify or confirm the accuracy of information or data provided to that Party by the other Party to this Agreement, or to operate the Acquired Assets, conduct the Business and provide services to any Product after the Closing and, subject to appropriate and reasonable arrangements being established between the Parties (including to protect any confidentiality obligations, privileges or defenses that may be applicable), and to the extent not prohibited under Applicable Law, in connection with regulatory reviews, investigations and enforcement matters, third party Litigation, financial or Tax audits, and other internal and external investigations. Seller shall, and the Class A Owners shall cause Seller to, retain all books and records (if any) relating to the Acquired Assets, the Business or any Product and not otherwise delivered to Federated Hermes, or its

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designated Affiliates, as Acquired Assets (including any e-mails or data files not immediately transferred, or any Retained Assets not transferred, to Federated Hermes (or its designated Affiliates)) in accordance with its record retention policies as presently in effect. From the Closing until the Seventh Anniversary Date, Seller shall, and the Class A Owners shall cause Seller to, not dispose of or permit the disposal of any such books and records not required to be retained under such policies without first giving sixty (60) calendar days’ prior written notice to Federated Hermes offering to surrender the same to Federated Hermes (or Federated Hermes’ designated Affiliates) at Federated Hermes’ expense.
7.9Exclusivity. Seller and each Owner agree that until the earlier of the Closing or the termination of this Agreement pursuant to its terms, they shall not directly or indirectly solicit, initiate, encourage, entertain or discuss (and shall not permit any Affiliate, directors, trustee, manager, officer, employee, representative, agent, or other Person acting on their behalf to solicit, initiate, encourage, entertain or discuss) any inquiries, proposals or offers involving any transaction with or relating to Seller, the Acquired Assets, the Business or any Product with any other Person or provide any information to any other Person, other than information which is traditionally provided in the ordinary course of the Business relating to any Product where Seller and such Owner have no reason to believe that such information may be utilized to evaluate a possible transaction involving Seller, the Acquired Assets, the Business or any Product. Seller and each Owner further agree to promptly notify Federated Hermes should any of them receive or become aware of any such inquiries, proposals or offers from any other Person, including any indicating or suggesting an interest in acquiring all or any part of Seller, the Acquired Assets, the Business or any Product; provided, however the Owners and Seller shall not be obligated to provide the identity of the person making such inquiry, proposal or offer or the material terms thereof, if the Owners or Seller are prohibited by a non-disclosure agreement between such Person and the Owners or Seller in effect on the date hereof.
7.10Disclosure Schedules; Updates to Certain Schedules.
(a)All schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any disclosure, exception, or qualification set forth in any schedule with respect to a particular representation, warranty, or covenant contained in this Agreement shall be deemed to be a disclosure, exception or qualification with respect to all other applicable representations, warranties, and covenants contained in this Agreement so long as the applicability of the disclosure, exception or qualification to any other applicable representation, warranty or covenant is reasonably apparent from the face of such disclosure. Nothing in any schedule attached hereto shall be adequate to disclose an exception to a representation or warranty made in this Agreement unless such disclosure identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing of a document or other item in a schedule shall not be adequate to disclose an exception to a representation or warranty made in this Agreement unless the representation or warranty has to do with the existence of the document or other item itself. Subject to the foregoing, the Parties intend that each representation, warranty, and covenant contained herein shall have independent significance (i.e., if any Party has breached any representation, warranty, or covenant contained herein (or is otherwise entitled to indemnification) in any respect, the fact that there exists another representation, warranty, or covenant (including any indemnification provision) relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached (or is not otherwise entitled to indemnification with respect thereto) shall not detract from or mitigate the fact that the Party is in breach of the first representation,

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warranty, or covenant (or is otherwise entitled to indemnification pursuant to a different provision)).
(b)With respect to any schedule that is specifically required under this Agreement to be updated as of the Schedule Bring-Down Date, such schedule shall be delivered to Federated Hermes or Seller (as applicable) no later than three (3) Business Days prior to the Closing Date. No update to any schedule required to be updated under this Agreement shall be deemed to amend, or effect the content or accuracy of, any schedule as of the date of this Agreement. With respect to any event of which Seller did not have Knowledge as of the date of this Agreement and that occurs after the date hereof and is not caused by Seller or any Owner that is required to be disclosed on a Schedule that is required to be updated as of the Schedule Bring Down Date, such disclosure of such event shall be made by Seller to Federated Hermes upon Seller gaining Knowledge of it and on the applicable Schedule on the Schedule Bring Down Date, shall be deemed to be disclosed on the applicable Schedule for purposes of Section 7.4.1(a) but not for any other purpose (including for purposes of Section 7.4.4 or the indemnification obligations pursuant to Section 10). The following schedules are required to be updated as of the Schedule Bring-Down Date: Schedule 1, Schedule 3.1.12(a)(i), Schedule 3.1.12(a)(ii), Schedule 3.1.12(a)(iii), Schedule 3.1.12(a)(iv), Schedule 3.1.12(a)(v), Schedule 3.1.12(a)(vi), Schedule 3.1.12(a)(viii), Schedule 3.1.12(a)(ix), Schedule 3.1.12(a)(x), Schedule 3.1.12(a)(xi), Schedule 3.1.13(a), Schedule 3.1.14, Schedule 3.1.15, Schedule 3.1.17(c), and Schedule 3.1.17(d).
7.11Change of Name and Logo. On or immediately after the Closing Date, Seller shall, and the Class A Owners shall cause Seller to, amend its Governing Documents, make any necessary filings with Governmental Authorities, and take any other actions necessary to change Seller’s name and logo to a name and logo sufficiently dissimilar to Seller’s current name and logo as to avoid confusion. Without limiting the foregoing, Seller’s new name and logo shall be reasonably acceptable to Federated Hermes (such acceptance not to be unreasonably withheld or delayed).
7.12De-Registration. Within ninety (90) days of the Closing Date, Seller shall, and the Class A Owners shall cause Seller to, take, or cause to be taken, such actions as necessary to de-register Seller as an investment adviser with the Commission.
Section 7.CONDITIONS PRECEDENT TO CLOSING
Consummation by the Parties of the Transaction is subject to the fulfillment of the following conditions on or before the Closing Date.
7.1Governmental Approvals. Any Governmental Approvals required to be filed, given or obtained in connection with executing or delivering this Agreement or any other Transaction Document, or consummating the Transaction, shall have been filed, given or obtained, and all such Governmental Approvals shall remain in full force and effect. Seller also shall have prepared and delivered to Federated Hermes for filing immediately after the Closing any Form U-4s, Form U-5s or other Consents or Governmental Approvals required for any employees of Seller who become employees of Federated Hermes or its subsidiary Affiliates upon the Closing occurring to continue providing services with respect to the Products and for the Business after the Closing.

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7.2Other Required Consents.
(a)Federated Hermes Consents. Federated Hermes shall have filed, given or obtained all Consents (other than Governmental Approvals covered by Section 7.1 above) necessary for Federated Hermes to consummate the Transaction, including any identified on Schedule 4.1.5 necessary for Federated Hermes to consummate the Transaction, and all such Consents shall remain in full force and effect.
(b)Client Consents. Seller shall have obtained Consents from the Direct Account Clients, the Wrap Program Sponsors (with respect to the underlying sub-advised SMA end Clients with whom Seller does not have a direct Contract but excluding the Dual SMA Clients) and the Dual SMA Clients as contemplated in Sections 6.2.2(a) and 6.2.2(b) to the assignment, replacement or novation of their Investment Advisory Contracts or other Contracts resulting in Consented Annualized Revenue of such Direct Account Clients, Wrap Program Sponsors and Dual SMA Clients representing at least 85% of Starting Annualized Revenue, and such Consents shall remain in full force and effect. For the avoidance of doubt, separate Consents from the sub-advised SMA end Clients with whom Seller does not have a direct Contract are not required and the Consent of the applicable Wrap Program Sponsor of such sub-advised SMA end Clients is all that is required for purposes of determining Consented Annualized Revenue. With respect to any Direct Account Client, Wrap Program Sponsor (with respect to the underlying sub-advised SMA end Clients with whom Seller does not have a direct Contract but excluding the Dual SMA Clients) or Dual SMA Client for which Seller does not have a valid Consent to the assignment of its, his or her Investment Advisory Contract as of the Closing Date, unless otherwise agreed by Federated Hermes, Seller shall, and the Class A Owners shall cause Seller to, have terminated its investment advisory relationship with such non-Consenting Client prior to the Closing, and any Contract with such non-Consenting Client shall be deemed a Retained Asset and Retained Liability for all purposes under this Agreement and the other Transaction Documents.
(c)Other Seller Consents. Seller shall have filed, given or obtained the Consents (other than Governmental Approvals covered by Section 7.1 above) relating to those Vendor Contracts, Intellectual Property Contracts, Personal Property Lease Contracts, Real Property Lease Contracts, Solicitation Contracts, Confidentiality Contracts, Business Related Contracts and any other Acquired Assets, in each case identified on Schedule 7.2(c), and all such Consents shall remain in full force and effect.
(d)Effect of Not Obtaining a Consent. If any Consent necessary to assign and transfer an Acquired Asset (other than the Consents covered in Section 7.2(b) above) or assume an Assumed Liability, or otherwise consummate the Transaction, will not be, or is not, obtained by Seller prior to the Closing, and, in the case of an Acquired Asset, Federated Hermes does not agree that Section 2.10 can apply to such Acquired Asset, then Seller shall, and the Class A Owners shall cause Seller to, terminate any Contract relating to such Acquired Asset or Assumed Liability prior to or as soon as practicable after the Closing and such Acquired Asset or Assumed Liability shall be deemed a Retained Asset and Retained Liability for all purposes under this Agreement and the other Transaction Documents.

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7.3No Legal Obstruction. No injunction, restraining order, decree, judgment, stipulation or other order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any other Governmental Authority challenging the validity or legality of the Transaction or restraining, enjoining or otherwise prohibiting the consummation of the Transaction.
7.4Conditions Precedent to Obligations of Federated Hermes. In addition to the conditions set forth in Sections 7.1, 7.2(b)-(d) and 7.3, the obligations of Federated Hermes under this Agreement to consummate the Transaction are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing at the option of Federated Hermes in its sole discretion.
10.2.1No Breach of Covenants; True and Correct Representations and Warranties; Seller Consented AUM.
(a)There shall have been no material breach by Seller or any Owner (or any Non-Compete Party or Restrictive Covenant Party), as applicable, in the performance of any of their respective covenants in this Agreement or any other Transaction Document to be performed by them in whole or in part prior to the Closing, and each of the representations and warranties of Seller or any Owner, as applicable, contained in this Agreement or any other Transaction Document shall have been true and correct in all material respects as of the date of this Agreement or such other Transaction Document and shall be true and correct in all material respects as of the Closing, except, in each case, for representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date, and except for representations and warranties that already contain a materiality qualifier, which shall be true and correct in all respects. Federated Hermes shall receive at the Closing a certificate, dated as of the Closing Date, executed by an authorized executive officer of Seller and the Owner Representative certifying, in such detail as Federated Hermes may reasonably require, the fulfillment of the foregoing conditions and the conditions set forth in Sections 7.2(b)-(d), 7.4.4, 7.4.6 and 7.4.8.
(b)Federated Hermes shall have received on or before the third Business Day prior to Closing a certificate signed by an executive officer of Seller certifying that Consented Annualized Revenue is equal to or greater than 85.0% of Starting Annualized Revenue.
10.1.2Delivery of other Transaction Documents. Federated Hermes shall have received from Seller and the Class A Owners, at the sole cost and expense of Seller:

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(a)All updates to schedules required under Section 6.10(b) of this Agreement shall have been delivered to Federated Hermes by the date specified in Section 6.10(b), and any other Contract or document required to be delivered to Federated Hermes by Seller pursuant to this Agreement or any other Transaction Document on or before the Closing Date shall have been received by Federated Hermes, in each case in form and substance reasonably satisfactory to Federated Hermes;
(b)All certificates, releases and UCC-3s (or written commitments by the secured party to do so promptly upon receipt of payment in full), UCC-3s, and other documents and Contracts necessary to transfer to Federated Hermes (or its designated Affiliates) good, marketable and transferable title to the Acquired Assets, free and clear of any Encumbrances thereon, and to otherwise consummate the Transaction, including one or more bills of sale, assignment and general conveyance in form and substance reasonably satisfactory to Federated Hermes, dated the Closing Date, with respect to the Acquired Assets;
(c)Certificates in form and substance reasonably satisfactory to Federated Hermes needed to exempt the sale of the Acquired Assets and Business to be assigned and transferred at Closing from Section 1445(a) of the Code and to comply with the bulk sale notice statutory provisions applicable to sales in the State of Illinois and city of Chicago; and
(d)A certificate of the Secretary of Seller, a Form W-9 for Seller, spousal consents from Owners residing in community property jurisdictions, and such other customary closing certificates, instruments and documents as may be reasonably requested by Federated Hermes.
10.2.3No Litigation. No Litigation shall be pending or threatened in writing against or in respect of Seller or any Owner, or any Affiliates of any of them, or against or in respect of the Acquired Assets, the Business, any Product, this Agreement, any other Transaction Document or the Transaction, which, either individually or in the aggregate with all such Litigation, if determined adversely would reasonably be expected to have a material effect upon Federated Hermes, any Affiliate of Federated Hermes, or the ability to operate the Acquired Assets, conduct the Business or provide services to the Products from and after the Closing, if the Transaction were consummated.
10.2.4No Material Adverse Change. There shall have been no Material Adverse Change with respect to Seller, the Acquired Assets, or the Business from the date of this Agreement through the Closing. In the event of a Material Adverse Change, Federated Hermes is under no obligation to consummate the Transaction.
10.2.5Access to and Delivery of Copies of Books and Records. Seller shall, and the Class A Owners shall cause Seller to, have taken any necessary steps to provide Federated Hermes and its Affiliates, and their respective service providers, full and complete access to or copies of, as reasonably requested, all documents, Contracts and other records as is appropriate to permit Federated Hermes and its Affiliates, and their respective service providers, to operate the Acquired Assets, conduct the Business and render ongoing services with respect to each Product after the Closing, and copies of all such books and records included in the Acquired Assets shall have been delivered to Federated Hermes or provision for such delivery upon the Closing occurring shall have been made.

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10.2.6No Insolvency. Seller shall, and the Class A Owners shall cause Seller to, not have filed any voluntary petition under Applicable Law relating to bankruptcy, insolvency, reorganization, protection from creditors or similar matters, no involuntary petition shall have been filed against Seller under any such Applicable Law and not dismissed, and no such petition shall be contemplated to be filed by Seller or, to either Seller’s or any Owners’ Knowledge, threatened to be filed against Seller by any Person.
10.2.7Execution and Delivery of Employment Agreements; Hiring of Seller Employees; Resignations.
(a)Seller’s employees who qualify for employment shall have been hired by Federated Hermes (or a subsidiary Affiliate of Federated Hermes), in each case in accordance with Federated Hermes’ normal hiring process, policies and procedures, and:
(i)Any other Seller Employee including those set forth on Schedule 6.1.2(b) shall have timely executed and delivered (on or before the date of this Agreement) the appropriate Employment Agreement or offer letter, as applicable, employment application, agreement regarding confidential information and related employment documents, which shall be in a form satisfactory to Federated Hermes, and shall remain willing and eligible to be an employee of Federated Hermes or its subsidiary Affiliates as of the Closing, and each such Employment Agreement or offer letter, as applicable, employment application, agreement regarding confidential information or other related employment documents shall remain effective as of the Closing; and
(b)Any employee of Seller who becomes an employee of Federated Hermes or its subsidiary Affiliates upon the Closing occurring shall have tendered resignation letters resigning (effective upon the Closing occurring) from their employment (but not their positions as director or officer) with Seller, and copies of such resignation letters shall have been provided to Federated Hermes prior to the Closing.
(c)Thomas L. Mallman and Jay L. Henderson shall have entered into nondisclosure agreements as of the date hereof to be effective as of the Closing and such nondisclosure agreements shall remain in full force and effect as of the Closing Date.
(d) The Transferred Employees shall have entered into Seller Acknowledgement and Release Agreements as of the date hereof to be effective as of the Closing Date and such Seller Acknowledgement and Release Agreements shall remain in full force and effect as of the Closing Date.
10.2.8Change of Name and Logo. Seller shall, and the Class A Owners shall cause Seller to, have prepared the documents necessary to change its name and logo as contemplated in Section 6.11 of this Agreement, and Seller shall, and the Class A Owners shall cause Seller to, have provided Federated Hermes with documentation reasonably satisfactory to Federated Hermes evidencing the steps taken to prepare for the change of Seller’s name and logo.

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10.2.9Lien Searches. Lien searches conducted by Federated Hermes shall evidence that no Encumbrances have been filed against the Acquired Assets (other than those that are being released as of Closing as evidenced pursuant to Section 7.4.2(b)).
7.5Conditions Precedent to Obligations of Seller and the Owners. In addition to the conditions set forth in Sections 7.1, 7.2(a) and 7.3, the obligations of Seller and the Owners under this Agreement to consummate the Transaction shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing at the option of Seller in its sole discretion:
10.1.1No Breach of Covenants; True and Correct Representations and Warranties. There shall have been no material breach by Federated Hermes in the performance of any of its covenants in this Agreement or any other Transaction Document to be performed by Federated Hermes in whole or in part prior to the Closing, and each of the representations and warranties of Federated Hermes contained in this Agreement or any other Transaction Document shall have been true and correct in all material respects as of the date of this Agreement or such other Transaction Document and shall be true and correct in all material respects as of the Closing, except, in each case, for representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date, and except for representations and warranties that already contain a materiality qualifier, which shall be true and correct in all respects. Seller shall receive at the Closing a certificate executed by an authorized executive officer of Federated Hermes certifying, in such detail as Seller may reasonably require, the fulfillment of the foregoing conditions and the conditions set forth in Sections 7.5.3 and 7.5.4.
10.1.2Delivery of Other Transaction Documents. Seller shall have received from Federated Hermes, at the sole cost and expense of Federated Hermes:
(a)An assumption agreement in form and substance reasonably satisfactory to Seller, dated the Closing Date, with respect to the Assumed Liabilities; and
(b)A certificate of the Secretary or Assistant Secretary of Federated Hermes and such other customary closing certificates, instruments and documents as may be reasonably requested by Seller.
10.2.3No Material Adverse Change. There shall have been no Material Adverse Change with respect to Federated Hermes or its designated Affiliate from the date of this Agreement to the Closing Date. In the event of a Material Adverse Change, Seller and the Owners are under no obligation to consummate the Transaction.
10.2.4No Insolvency. Federated Hermes shall not have filed any voluntary petition under Applicable Law relating to bankruptcy, insolvency, reorganization, protection from creditors or similar matters, no involuntary petition shall have been filed against Federated Hermes under any such Applicable Law and not dismissed, and no such petition shall be contemplated to be filed by Federated Hermes or, to Federated Hermes’ Knowledge, threatened to be filed against Federated Hermes by any Person.

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10.2.5Upfront Sale Bonus Plan and Special Incentive Bonus Plan. The Upfront Sale Bonus Plan and the Special Incentive Plan shall each have been adopted by Federated Hermes and authorized to be effective immediately following the Closing.
10.2.6Hiring of Seller Employees. Each Seller Employee that was as of the date of this Agreement, and remains as of the Closing Date, qualified to become an employee of Federated Hermes (or a subsidiary Affiliate of Federated Hermes) under Federated Hermes’ normal hiring process, policies and procedures, and was as of the date of this Agreement, and remains as of the Closing Date, willing and able to become so employed: (a) shall have been offered employment, to become automatically effective as of the Closing, by Federated Hermes (or a subsidiary Affiliate of Federated Hermes); and (b) shall have timely executed and delivered to Federated Hermes, on or before the date of this Agreement, the appropriate Employment Agreement or offer letter, as applicable, employment application, agreement regarding confidential information and related employment documents, required by Federated Hermes (which all shall be in a form satisfactory to Federated Hermes). With respect to any such Seller employee, Federated Hermes shall not have terminated such employee’s Employment Agreement or offer letter, as applicable.
Section 8.SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
(a)The representations and warranties contained in this Agreement shall survive the Closing Date for (each an “Applicable Survival Period”):
(i)In the case of Sections 3.1.1(a) (Incorporation and Qualification), 3.1.2 (Authority), 3.1.10(a) (Title to Acquired Assets), 3.2.2 (Authority), 4.1.1 (Incorporation and Qualification), and 4.1.2 (Authority) (collectively, the “Fundamental Representations”), indefinitely;
(ii)In the case of Sections 3.1.11 (Taxes of Seller) and 3.2.7 (Taxes), the applicable statute of limitations period; and
(iii)In the case of any other representation and warranty other than the Fundamental Representations, for a period ending on the Second Anniversary Date.
(b)Unless otherwise limited by the terms of this Agreement, covenants of the Parties shall survive the Closing indefinitely.
Section 9.TERMINATION
(a)Federated Hermes or Seller may terminate this Agreement and the other Transaction Documents by written notice to the other after 5:00 p.m., Pittsburgh time, on November 30, 2022, if the Closing Date shall not have occurred, unless such date is extended by the mutual written consent of Federated Hermes and Seller on or prior to such date. Such termination shall be without liability of one party to the other, except as provided below. This Agreement and any other Transaction Documents may be terminated prior to the Closing Date (i) by the written consent of Federated Hermes and Seller, (ii) by Federated Hermes if Seller or any Owner (or, as applicable, any other Non-Compete Party or Restrictive Covenant Party) are in material breach of any representation, warranty or covenant set forth herein and such breach is not cured within thirty (30) calendar days of

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Seller’s receipt of notice from Federated Hermes identifying such breach in reasonable detail, or (iii) by Seller if Federated Hermes is in material breach of any representation, warranty or covenant set forth herein and such breach is not cured within thirty (30) calendar days of Federated Hermes’ receipt of notice from Seller identifying such breach in reasonable detail. Any such termination shall be without prejudice to the non-breaching Parties’ rights to seek damages for such breach.
(b)The Parties acknowledge that the Acquired Assets, Business and Transaction are unique and recognize that, in the event of an unlawful termination or material breach of this Agreement (including Section 6.6) or any other Transaction Document by Seller or any Owner (or, as applicable, any other Non-Compete Party or Restrictive Covenant Party) or Federated Hermes, as the case may be, money damages would be inadequate, and Seller, the Owners or Federated Hermes, as applicable, may have no adequate remedy at law. Accordingly, each of the Parties hereto agrees that each of the other Parties shall have the right, in addition to any other rights and remedies existing in its, his or her favor, to enforce their rights and obligations of the other Parties, as applicable, not only by an action for damages but also by an action or actions for specific performance, injunction, and/or other equitable relief, without posting any bond or security.
(c)Sections 1, 9, 10, 11, 12, 13, 14, 15, 16, 19, 20, and 21 shall survive any termination of this Agreement.
Section 10.INDEMNIFICATION
22.1Indemnification Obligations.
10.2.1Indemnification of Federated Hermes by Seller and Owners. From and after the Closing Date, Seller, each Owner who is an individual and each Owner that is a Trust jointly and severally with the Beneficial Owner of such Trust, severally and not jointly, shall indemnify, defend, and hold harmless Federated Hermes, its Affiliates (including, after the Closing, the Business), and the Products, and their respective directors, trustees, officers, employees, agents, advisers, representatives, controlling Persons and other Affiliates, and their respective successors and assigns (collectively, the “Federated Hermes Indemnitees”) against any and all claims, demands, obligations, losses, fines, penalties, costs, expenses, royalties, Litigation, deficiencies, damages or other Liabilities (whether or not accrued or fixed, known or unknown, absolute or contingent, determined or determinable, due or to become due, or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys’ and accountants’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder or under any other Transaction Document (collectively, “Losses”), that any of them may become subject to, or shall incur or suffer, that arise out of, result from, or relate to:
(a)Any breach of, or failure to perform, any covenant of Seller or such Owner (including those relating to any Non-Compete Party of Seller or such Owner) contained in this Agreement, any other Transaction Document or any instrument furnished or to be furnished to Federated Hermes (or any Affiliate of Federated Hermes) under this Agreement or any other Transaction Document;

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(b)Any breach, or claim by a Person other than a Federated Hermes Indemnitee that if true would be a breach, of or inaccuracy in any representation and warranty of Seller or any such Owner (including any representation and warranty of or applicable to Seller, such Owner or any Non-Compete Party or Restrictive Covenant Party of such Owner) contained in this Agreement, or any instrument furnished or to be furnished to Federated Hermes (or any Affiliate of Federated Hermes) under this Agreement;
(c)Any Retained Liability or Pre-Closing Product Liability; or
(d)Any claim arising out of, resulting from, or relating to an untrue or allegedly untrue statement of a material fact, or any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, contained in any filing, notice, Governmental Approval, other Consent or other document, or in any amendments or supplements thereto (but expressly excluding this Agreement), in each case:  (1) either (A) filed with any Governmental Authority or (B) provided to any Client or other Person, in either case after the date of this Agreement; and (2) required or used to file, make or obtain any Governmental Approval or other Consent necessary to consummate the Transaction; provided, however, that such indemnification shall relate only to any statement or fact made, or any omission to state a material fact required to be stated or necessary to make any of such statements made not misleading that is made,  by or on behalf of the Seller, or its Affiliates, or specifically approved in writing by Seller upon the request of Federated Hermes,  relating to Seller, its Affiliates, the Acquired Assets, the Business or any Products, or any of their business operations or plans, included in or omitted from any such filing, notice, Governmental Approval, other Consent or other document, or in any amendments or supplements thereto (but expressly excluding this Agreement). For the avoidance of doubt, an indemnification claim made pursuant to this Section 10.1.1(d) cannot arise as a result of (i) this Agreement having been filed with any Government Authority and (ii) any representation and warranty contained in Section 3 of this Agreement being breached or inaccurate.
10.1.2Indemnification of Seller and Owners by Federated Hermes. From and after the Closing Date, Federated Hermes shall indemnify, defend, and hold harmless Seller and each Owner, and their respective directors, trustees, officers, employees, agents, advisers, representatives, controlling persons and other Affiliates, and their respective successors and assigns (collectively, the “Seller Indemnitees”) against any and all Losses that any of them may become subject to, or shall incur or suffer, that arise out of, result from, or relate to:
(a)Any breach of, or failure to perform, any covenant or obligation (including the obligation to pay any Contingent Payments that become due and payable in accordance with this Agreement) of Federated Hermes contained in this Agreement or any other Transaction Document or any other instrument furnished or to be furnished to Seller or any Owner under this Agreement or any Transaction Document;
(b)Any breach, or claim by a Person other than a Seller Indemnitee that if true would be a breach, of or inaccuracy in any representation and warranty of Federated Hermes contained in this Agreement or any other instrument furnished or to be furnished to Seller or any Owner under this Agreement or any other Transaction Document; or

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(c)Any claim arising out of, resulting from, or relating to an untrue or allegedly untrue statement of a material fact, or any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, contained in any filing, notice, Governmental Approval, other Consent or other document, or in any amendments or supplements thereto (but expressly excluding this Agreement), in each case:  (1) either (A) filed with any Governmental Authority (other than this Agreement) or (B) provided to any Client or other Person, in either case after the date of this Agreement; and (2) required or used to file, make or obtain any Governmental Approval or other Consent necessary to consummate the Transaction; provided, however, that such indemnification shall relate only to any statement or fact made, or any omission to state a material fact required to be stated or necessary to make any of such statements made not misleading, that is made, by or on behalf of Federated Hermes, or its Affiliates, or specifically approved in writing by Federated Hermes upon the request of Seller, relating to Federated Hermes or its Affiliates, or any of their business operations or plans, included in or omitted from any such filing, notice, Governmental Approval, other Consent or other document, or in any amendments or supplements thereto (but expressly excluding than this Agreement). For the avoidance of doubt, an indemnification claim made pursuant to this Section 10.2.1(c) cannot arise as a result of (i) this Agreement having been filed with any Government Authority and (ii) any representation and warranty contained in Section 4 of this Agreement being breached or inaccurate; or
(d)Any Assumed Liability.
10.2Indemnification Limitations and Procedures
10.2.1Seller and Owner Limitations
(a)Neither Seller nor any Owner shall be liable for any Loss or Losses under Section 10.1.1(b) if such Loss or Losses arises or arise out of, result from or relate to a breach of a representation or warranty of Seller or any Owner (other than a Loss or Losses arising out of, resulting from, or relating to, a breach or alleged breach of any Fundamental Representation of Seller or any Owner), unless and until the aggregate amount of all such Losses incurred by the Federated Hermes Indemnitees exceeds $125,000 (the “Deductible”), and then only to the extent that such Losses exceed the Deductible; provided, however, that the cumulative indemnification obligations of Seller and the Owners under Section 10.1.1(b) (other than a Loss or Losses arising or resulting from, or relating to, a breach or alleged breach of any Fundamental Representation of Seller or any Owner) shall in no event exceed twenty percent (20%) of the Aggregate Consideration paid at the time a claim under Section 10.1.1(b) is made (the “Cap”).
(b)Neither Seller nor any Owner shall be liable for any Loss or Losses under Section 10.1.1(b) unless the claim for such Loss or Losses arose or arises prior to the end of, and is brought within six (6) months of the end of, any Applicable Survival Period.

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(c)The cumulative indemnification obligations of Seller and Owners under Section 10.1.1 shall in no event exceed the Aggregate Consideration proceeds paid or to be paid by Federated Hermes.
(d)The limitations on Seller’s and the Owners’ indemnification obligations in Section 10.2.1(a) shall not apply to any Loss or Losses arising out of, resulting from, or relating to:
(i)any breach or alleged breach of any Fundamental Representation of Seller or any Owner;
(ii)any breach of Sections 3.1.4 or 3.1.7;
(iii)any breach of Sections 3.1.10, 3.18, 3.1.23, or 5.2;
(iv)any failure to pay Taxes; or
(v)any intentional willful breach or pre-Closing misconduct.
(e)No Owner shall be directly and personally liable for any Loss or Losses under Section 10.1.1 for any breaches of representations and warrants or covenants of Seller in an amount that exceeds the product of (i) that Owner’s percentage ownership interest in Seller as set forth on Schedule 1, multiplied by (ii) the Loss or Losses of the Federated Hermes Indemnitees that are the subject of indemnification pursuant to Section 10.1.1; provided, that for any Owner that is a Trust, such Trust shall be jointly and severally liable with the Beneficial Owner of such Trust in the amount of the percentage ownership interest in Seller of such Trust.
(f)No Owner shall have any indemnification obligation pursuant to Section 10.1.1 with respect to any other Transaction Document to which such Owner is not a party, and, if such Owner is a party to any such other Transaction Document, then only with respect to such Owner’s individual representations and warranties and covenants under any such Transaction Document.
10.2.2Federated Hermes Limitations
(a)Federated Hermes shall not be liable for any Loss or Losses under Section 10.1.2(b) if such Loss or Losses arises or arise out of, result from or relate to a breach of a representation or warranty of Federated Hermes (other than a Loss or Losses arising out of, resulting from, or relating to, a breach or alleged breach of any Fundamental Representation of Federated Hermes), unless and until the aggregate amount of all such Losses incurred by the Seller Indemnitees exceeds the Deductible, and then only to the extent that such Losses exceed the Deductible; provided, however, that the cumulative indemnification obligations of Federated Hermes under Section 10.1.2(b) (other than a Loss or Losses arising or resulting from, or relating to, a breach or alleged breach of any Fundamental Representation of Federated Hermes) shall in no event exceed the Cap.

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(b)Federated Hermes shall not be liable for any Loss or Losses under Section 10.1.2(b) unless the claim for such Loss or Losses arose or arises prior to the end of, and is brought within six months of the end of, any Applicable Survival Period.
(c)The cumulative indemnification obligations of Federated Hermes under Section 10.1.2 shall in no event exceed the Aggregate Consideration proceeds paid or to be paid by Federated Hermes.
(d)The limitations on Federated Hermes’ indemnification obligations in Section 10.2.2(a) shall not apply to any Loss or Losses arising out of, resulting from, or relating to:
(i)any breach or alleged breach of any Fundamental Representation of Federated Hermes;
(ii)any intentional willful breach, or a failure by Federated Hermes to make any portion of the Closing Payment or any Contingent Purchase Price Payment that becomes due and owing pursuant to Section 2.5.
10.2.3Indemnification Procedures
(a)In the case of any claim asserted by a third party against a Person entitled to indemnification under this Agreement (the “Indemnified Party”), notice shall be given by the Indemnified Party to the Party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has Knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any Litigation resulting therefrom, provided, that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or Litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party, and such Indemnifying Party is materially prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or Litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all Liability with respect to such claim or Litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim or Litigation subject to indemnification hereunder or any proposed settlement of any such claim or Litigation by the Indemnifying Party might be expected to affect adversely the Indemnified Party’s Tax Liability or (in the case of an Indemnified Party that is a Federated Hermes Indemnitee) the ability of Federated Hermes or its Affiliates (including, after the Closing, the Business) to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any Litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or Litigation relating to any such claim or Litigation at the sole cost of the Indemnifying Party, provided, that if the Indemnified Party does so take over and assume control, the Indemnified Party

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shall not settle such claim or Litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or Litigation, and shall be entitled to settle or agree to pay in full such claim or Litigation. In any event, subject to entering into a mutually acceptable joint defense agreement, the Parties shall cooperate in the defense of any claim or Litigation subject to this Section 10 and make available to the others their respective applicable books and records in connection with such defense.
(b)Any indemnification payments made pursuant to this Section 10 shall be treated by all Parties as an adjustment to the Aggregate Consideration paid hereunder for federal, state, and local income tax purposes.
(c)For purposes of this ARTICLE X, if any representation or warranty of a Party contained in this Agreement or any other Transaction Document, or in any certificate delivered hereunder or thereunder, is qualified in any respect by materiality, in all material respects, Material Adverse Change, or words of like import, such qualifiers shall be ignored in determining whether a breach or alleged breach of any representation or warranty has occurred and in determining the amount of any resulting Loss.
(d)Notwithstanding anything to the contrary contained in this Agreement, no indemnifying Party shall be liable for Losses that are for punitive damages, unless such Losses are payable by reason of a third party claim.
(e)Each Party shall take such reasonable actions to mitigate Losses incurred (or reasonably expected to be incurred by it or any indemnitee it controls) to the extent required by Applicable Law; provided that nothing in this Section 10.2(e) shall require any Party to recover any potential Losses from any third parties or pursuant to any insurance policies covering such Indemnified Party.
10.3Set-Off.
In addition to any other remedy that Federated Hermes or any of its Affiliates may have under this Agreement, but subject to Section 10.2.1, any other Transaction Document or otherwise, Seller and the Owners agree that Federated Hermes and its Affiliates shall have the express right (but not obligation), with prior notice to Seller, to set-off against, and to appropriate and apply, any Contingent Payment or other amounts that Federated Hermes or any of its Affiliates may have an obligation to pay under this Agreement or any other Transaction Document to satisfy (in whole or in part) any indemnification obligation of Seller or any Owner under Section 10.1.
10.4Subrogation. If an Indemnified Party recovers any amount under this Section 10 in respect of Losses, the Indemnifying Party or Indemnifying Parties shall be subrogated, to the extent of this recovery, to the Indemnified Party’s rights against any third party with respect to such Losses; provided, however that no Indemnified Party shall have any obligation to recover any potential Losses from any third-parties or pursuant to any insurance policies covering such Indemnified Party.

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10.5Remedies Exclusive. Except for (a) any equitable remedies (including under Section 9(b) or with respect to Section 6.6), (b) claims or actions for intentional, willful breach of this Agreement, or any other Transaction Document and (c) the remedy in Section 10.3, the remedies provided for in this Section 10 shall constitute the sole and exclusive remedies for any claims made for breach of this Agreement or any other Transaction Document in connection with the Transaction contemplated hereby or thereby. EACH PARTY HEREBY WAIVES ANY PROVISION OF APPLICABLE LAW TO THE EXTENT THAT IT WOULD LIMIT OR RESTRICT THE COVENANT CONTAINED IN THIS SECTION 10.5.
Section 11.NOTICES
All notices and other communications under this Agreement or any other Transaction Document must be in writing and shall be deemed to have been duly given or delivered (i) when delivered by hand (including by Federal Express or similar express courier), (ii) when sent by email (provided that the sender does not receive an error or similar message notifying the sender that the email was not delivered), or (iii) three calendar days after being mailed by prepaid registered or certified mail, return receipt requested:
To Seller, the Owner Representative or any Owner:
C.W. Henderson & Associates, Inc.
20 West Kinzie Street
Suite 1100
Chicago, IL 60654
Attn: Craig W. Henderson
Email: chenderson@cwhenderson.com
With a copy to (which shall not constitute notice):
Katz Teller
255 East 5th Street, Suite 2400
Cincinnati, OH 45202-4724
Attn: Theodore D. Grosser
Email: tgrosser@katzteller.com
To Federated Hermes:
Federated Hermes, Inc.
Federated Hermes Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779
Attn: Chief Financial Officer and General Counsel
Email:Tom.Donahue@FederatedHermes.com; George.Magera@FederatedHermes.com
With a copy to (which shall not constitute notice):
K&L Gates LLP

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70 West Madison Street
Suite 3300
Chicago, IL 60602-4207
Attn: Brent E. Williams
Email: brent.williams@klgates.com
or to any other address that Federated Hermes, Seller or the Owner Representative shall have last designated by notice given to the others in accordance with this Section 11.
Section 12.ENTIRE AGREEMENT; MODIFICATION
(a)This Agreement and the other Transaction Documents, together with any Exhibits and Schedules hereto or thereto, contain the entire agreement and all understandings, covenants, representations, warranties, statements, courses of dealing or conduct, duties and obligations made by or of the Parties, represent the exclusive statement of all agreements, understandings, covenants, representations, warranties, statements, courses of dealing or conduct, duties and obligations of the Parties, and supersede all prior agreements, understandings, covenants, representations, warranties, statements, courses of dealing or conduct, duties and obligations (written or oral, expressed or implied) of, made by or between the Parties, with respect to the Transaction. EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, NO PAST OR FUTURE ACTION (INCLUDING ANY REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS), COURSE OF CONDUCT OR DEALING, OR FAILURE TO ACT RELATING TO THE PERFORMANCE OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTION, OR THE DISCUSSION OR NEGOTIATION OF THE TERMS OF THIS AGREEMENT THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTION, WILL GIVE RISE TO OR SERVE AS A BASIS FOR ANY DUTY, OBLIGATION OR OTHER LIABILITY ON THE PART OF ANY PARTY. Notwithstanding the foregoing or any contrary provision contained in this Agreement or any other document, and for the avoidance of doubt, nothing contained in this Section 12(a) shall expand or modify any of the representations and warranties set forth in Section 3 or Section 4 of this Agreement, including the provisions of Sections 3.3, 3.4, 4.1.9 or 4.1.10 of this Agreement.
(b)Notwithstanding the foregoing, the Nondisclosure Agreements, fully executed as of August 19, 2021 and March 23, 2022, by and between Seller and Federated Hermes shall remain in full force and effect in accordance with their terms. With respect to such agreements, the Parties agree that it shall apply to Seller and each Owner equally as if each of them had been original parties thereto.
(c)Neither this Agreement nor any other Transaction Document shall be modified, supplemented, changed, or amended, except by an instrument in writing signed by, or on behalf of, the Parties making specific reference to this Agreement or such other Transaction Document (as applicable).

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Section 13.GOVERNING LAW
This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws rules thereof.
Section 14.VENUE
The Parties hereby irrevocably submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania and the Federal courts of the United States of America for the Western District of Pennsylvania located in the Commonwealth of Pennsylvania, County of Allegheny, City of Pittsburgh, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the Transaction. The Parties hereby irrevocably agree that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the Transaction, or with respect to any such action, proceeding or other Litigation, shall be heard and determined in such a Commonwealth of Pennsylvania or Federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each Party hereby waives, and agrees not to assert, as a defense in any action, proceeding or other Litigation for the interpretation or enforcement of this Agreement or in respect of the Transaction, that it is not subject to such jurisdiction. Each Party hereby waives, and agrees not to assert, as a defense in any action, proceeding or other Litigation for the interpretation or enforcement of this Agreement, or in respect of the Transaction, that such action, proceeding or other Litigation may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each Party hereby consents to and grants any such court jurisdiction over the person of such Party and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action, proceeding or other Litigation in the manner provided in Section 11 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.
Section 15.ASSIGNMENT; SUCCESSORS
No Party shall delegate its obligations under this Agreement or any other Transaction Document without the prior written consent of all Parties; provided that Federated Hermes may designate an advisory Affiliate as the legal entity acquiring the Acquired Assets. No Party shall assign or otherwise transfer its rights under this Agreement or any other Transaction Document (whether by operation of law or otherwise) without the prior written consent of the other Parties, which shall not be unreasonably withheld; provided, that no consent shall be required in respect of: (a) the assignment by Federated Hermes of any of its rights and obligations under this Agreement to an Affiliate provided that Federated Hermes remains obligated hereunder, (b) the assignment of this Agreement or any other Transaction Document to an acquirer of all or substantially all of the assets of the Business or the assigning Party who agrees in writing to be bound by all of the obligations of the assigning party hereunder and thereunder (including any obligation under Sections 6.6, 10.1 and 10.1.2 of this Agreement), (c) the merger of a Party with another Person, provided the other Person agrees in writing to be bound by all of the obligations of the Party hereunder and thereunder (including any obligations under Sections 6.6, 6.9, and 10.1 of this Agreement), or (d) the assignment and delegation of this Agreement or any other Transaction Document as a result

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of any sale to another Person of securities issued by a Party, provided the other Person agrees in writing to be bound by all of the obligations of the Party hereunder and thereunder (including any obligations under Section 6.6, 6.9 and 10.1 of this Agreement). For the avoidance of doubt, neither the restrictions on assignment set forth in this Section 15 nor any other restrictions in this Agreement shall prohibit Federated Hermes from designating an advisory Affiliate as the legal entity acquiring the Acquired Assets or otherwise acquiring or operating the Business following the Closing, provided that Federated Hermes remains obligated hereunder. Any dissolution of Seller shall be deemed a transfer to each of the Owners for purposes of this Section 15, and for all other purposes relating to this Agreement and the other Transaction Documents, and each Owner shall assume Seller’s obligations under this Agreement and each other Transaction Document to which Seller is a party (such transfer and assumption to be several and in accordance with the ratio (expressed as a percentage) of such Owners’ percentage of ownership interest in Seller as listed on Schedule 1 to the total percentage of ownership interests in Seller as listed on Schedule 1 held by all Owners executing and delivering this Agreement, which ratio/percentage is set forth on Schedule 1 for each Owner), and any notices to be given to or by Seller shall be given to or by the Owner Representative. Neither any dissolution of Seller, nor any other assignment, delegation, merger, or other transaction contemplated under this Section 15 or otherwise, shall relieve any Owner of such Owner’s obligations under this Agreement or any other Transaction Document. Any purported assignment or delegation other than as permitted by the express terms of this Agreement shall be void and unenforceable. This Agreement shall bind and inure to the benefit of the Parties hereto and their legal representatives and respective successors and permitted assigns.
Section 16.WAIVER
No waiver by any Party to this Agreement or any other Transaction Document of its rights under any provisions of this Agreement or any other Transaction Document shall be effective unless it shall be made in writing. No failure by any Party to this Agreement or any other Transaction Document to take any action with regard to any breach of this Agreement or any other Transaction Document or default by the other Parties to this Agreement or any other Transaction Document shall constitute a waiver of such Party’s right to enforce any provision of this Agreement or any other Transaction Document or to take action with regard to the breach or default or any subsequent breach or default by the other Parties.
Section 17.FURTHER ASSURANCES
Each Party shall cooperate and take such actions as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the other Transaction Documents and to complete the Transaction.

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Section 18.COUNTERPARTS
This Agreement and each other Transaction Document may be executed in counterparts (including by facsimile or other electronic transmission, or via DocuSign or similar electronic signature application), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Once each Party to this Agreement or any Transaction Document has executed a copy of this Agreement or any other Transaction Document, this Agreement or such other Transaction Document (as applicable) shall be considered fully executed and effective, notwithstanding that all Parties have not executed the same copy.
Section 19.SEVERABILITY
In the event that any one or more of the provisions contained in this Agreement or any other Transaction Document, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, then (a) the validity, legality, and enforceability of any such provision in every other respect and in any other case or circumstance and of the remaining provisions contained herein or therein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by Applicable Law, and (b) any such provision shall be ineffective in such case or circumstance only to the extent of such invalidity, illegality or unenforceability, and shall be enforced in such case or circumstance to the greatest extent permitted by law in such case or circumstance.
Section 20.THIRD PARTIES
Nothing in this Agreement or any other Transaction Document, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement or any other Transaction Document on any Persons, other than the Parties hereto (to the extent the provisions of this Agreement or any other Transaction Document apply to them) and their respective legal representatives, successors, or permitted assigns (to the same extent), nor is anything in this Agreement or any other Transaction Document intended to relieve or discharge the obligation or Liability of any third party to any Party to this Agreement or any other Transaction Document, nor shall any provision give any third party any right of subrogation or action over or against any Party to this Agreement or any other Transaction Document.
Section 21.FIDUCIARY DUTIES
Notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, all covenants and obligations of each Party hereto shall, in all events, be subject to such Party’s (or as applicable, its, his or her Affiliates’) applicable fiduciary duties with respect to their respective Clients.
Section 22.OWNER REPRESENTATIVE
22.1Appointment. Seller and each Owner hereby irrevocably nominates, constitutes and appoints Craig W. Henderson (in his capacity as the Owner Representative, the “Owner Representative”) as attorney in-fact to act in the name, place and stead of each of Seller and each Owner, and authorizes the Owner Representative to act on their behalf to

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supervise the Closing, to execute and deliver any instruments, agreements or documents required of any Owner and receive documents required of Federated Hermes at the Closing, to give and receive any notices for any Owner pursuant to this Agreement or under any other Transaction Documents, to take any other action (other than receive payments for Seller) required or permitted by this Agreement, and to administer all other matters related to this Agreement and the other Transaction Documents, as contemplated hereby and thereby, including in connection with any claim for indemnification, compensation or reimbursement under Section 10 and in connection with the matters described in Section 2. Seller and each Owner hereby confirm all actions that the Owner Representative shall do or cause to be done by virtue of his appointment as the Owner Representative of Seller and each Owner. The Owner Representative shall act for Seller and each Owner on all of the matters set forth in this Agreement and any other Transaction Document (other than receive payments for Seller) in the manner the Owner Representative believes to be in the best interest of Seller and each Owner and consistent with the obligations under this Agreement and any other Transaction Document, but the Owner Representative shall not be responsible to Seller or any Owner for any Losses Seller or any Owner may suffer by the performance of his duties under this Agreement, other than Losses arising from the willful misconduct or gross negligence in the performance of his duties under this Agreement or any other Transaction Document. Seller, and each Owner (provided that for any Owner that is a Trust, such Trust will be jointly and severally liable with the Beneficial Owner of such Trust in the amount of the percentage interest in Seller of such Trust) severally, in the proportion of such Owner’s percentage interest in Seller as set forth on Schedule 1, agrees to indemnify, defend and hold harmless the Owner Representative and his representatives from and against any and all Losses that may be incurred by any of them arising out of or in connection with his appointment as Owner Representative under this Agreement and the other Transaction Documents (except such as may result from the Owner Representative’s willful misconduct or gross negligence in the performance of his duties under this Agreement), including the legal costs of defending himself against any claim or Liability in connection with his performance under this Agreement and any other Transaction Document executed and delivered by the Owner Representative in connection with this Agreement.
22.2Authority. Seller and each Owner grants to the Owner Representative full authority to execute, deliver, acknowledge, certify and file on behalf of Seller and each Owner (in the name of any or all of them or otherwise) any and all documents that the Owner Representative may, in his sole discretion, determine to be necessary, desirable, or appropriate, in such forms and containing such provisions as the Owner Representative may, in his sole discretion, determine to be appropriate, in performing his duties as contemplated by this Section 22. Notwithstanding anything to the contrary contained in this Agreement or in any other agreement executed in connection with the Transaction: (i) each Federated Hermes Indemnitee shall be entitled to deal exclusively with the Owner Representative on all matters relating to any claim for indemnification under Section 10 and on all matters described in Section 2; and (ii) each Federated Hermes Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of Seller or any Owner by the Owner Representative, and on any other action taken or purported to be taken on behalf of Seller or any Owner by the Owner Representative as, and each such document or action shall be, fully binding upon Seller and such Owner.

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22.3Power of Attorney. Seller and each Owner recognize and intend that the power of attorney granted in Section 22.1: (a) is coupled with an interest and is irrevocable; and (b) shall survive the death, incapacity, dissolution, liquidation, or winding up of Seller or any Owner.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement as of the date first written above.
FEDERATED HERMES:
FEDERATED HERMES, INC.

By:    /s/ Thomas R. Donahue
Name:    Thomas R. Donahue
Title:    Chief Financial Officer
SELLER:
C.W. HENDERSON & ASSOCIATES, INC.

By:    /s/ Craig W. Henderson
Name:    Craig W. Henderson
Title:    Chairman and Chief Executive Officer
OWNERS:
CLASS A OWNERS:
Craig W. Henderson

By:    /s/ Craig W. Henderson
Name:    Craig W. Henderson

The Craig W. Henderson Revocable Trust Dated 3/22/18

By:    /s/ Craig W. Henderson
Name:    Craig W. Henderson
Title:    Trustee
The Craig W. Henderson 2020 Irrevocable Family Trust Dated 12/17/2020

By:    /s/ Craig W. Henderson
Name:    Craig W. Henderson
Title: Co-Trustee
[Signature Page to Asset Purchase Agreement]

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By:    /s/ Jay Henderson
Name:    Jay Henderson
Title: Co-Trustee

Matthew Andrews

By:    /s/ Matthew Andrews
Name:    Matthew Andrews

CLASS B OWNERS:
The James F. Heinz, Jr. Revocable Trust Dated 12/15/08

By:    /s/ James F. Heinz, Jr.
Name:    James F. Heinz, Jr.
Title: Co-Trustee
The Mimi W. Ostrander Trust Dated 9/25/1987

By:    /s/ Mimi W. Ostrander
Name:    Mimi W. Ostrander
Title: Trustee

Retrum Family Living Trust Dated 3/9/17 with Clare Retrum and Andrew Retrum as Co-Trustees
By:    /s/ Clare Retrum
Name:    Clare Retrum
Title: Co-Trustee
By:    /s/ Andrew Retrum
Name:    Andrew Retrum
Title: Co-Trustee
[Signature Page to Asset Purchase Agreement]

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The Thomas L. Mallman 1978 Trust Dated 7/20/1978

By:    /s/ Thomas L. Mallman
Name:    Thomas L. Mallman
Title: Trustee

Clare Retrum
By:    /s/ Clare Retrum
Name:    Clare Retrum

Jay L. Henderson Declaration of Trust Dated 6/25/1999
By:    /s/ Jay Henderson
Name:    Jay Henderson
Title: Trustee
Monika Bhasin

By:    /s/ Monika Bhasin
Name:    Monika Bhasin
Shannon Flavin

By:    /s/ Shannon Flavin
Name:    Shannon Flavin
James F. Heinz, Jr.

By:    /s/ James F. Heinz, Jr.
Name:    James F. Heinz, Jr.
Mimi W. Ostrander
[Signature Page to Asset Purchase Agreement]

312419107.19

By:    /s/ Mimi W. Ostrander
Name:    Mimi W. Ostrander
Jay L. Henderson

By:    /s/ Jay Henderson
Name:    Jay L. Henderson
Thomas L. Mallman

By:    Thomas L. Mallman
Name:    Thomas L. Mallman

[Signature Page to Asset Purchase Agreement]

312419107.19